                                                Filed Pursuant to Rule 424(B)(5)
                                                Registration No. 333-127233




 INVESTING IN THESE NOTES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE NOTES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.



These notes will be backed only by the assets of the trust fund.




 Neither these notes nor the assets of the trust fund will be obligations of the underwriter, the originators, the seller or the depositor or any of their affiliates. These notes will not be insured or guaranteed by any governmental agency or any other entity.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 26, 2005)

                           $859,857,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                       MORTGAGE LOAN ASSET-BACKED NOTES,
                                 SERIES 2005-A9

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                               Merrill Lynch Mortgage Investors Trust, Series 2005-A9 will issue twenty classes of notes, ten of which are offered by this prospectus supplement and the attached prospectus. The table on page S-4 identifies the various classes of offered notes and specifies certain characteristics of each such class, including the class's initial note principal balance, interest rate and rating.

                               The trust fund will consist of a pool of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to-four family residential properties that were acquired by Taberna Realty Holdings Trust primarily from Lehman Brothers Bank, FSB, Merrill Lynch Credit Corporation and Wells Fargo Bank, N.A.

                               The notes offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, from Merrill Lynch Mortgage Investors, Inc., as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Merrill Lynch Mortgage Investors, Inc. from the sale of these notes will be approximately 99.44% of their initial principal balance before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              MERRILL LYNCH & CO.

          The date of this prospectus supplement is December 20, 2005.

            WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                          AND THE ATTACHED PROSPECTUS

      Information about the offered notes is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the notes; and (b) this prospectus supplement, which describes the specific terms of the offered notes.

      This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

      After the initial payment of the notes offered by this prospectus supplement, the prospectus and this prospectus supplement may be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the depositor, in connection with market making transactions in those notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.

FOR EUROPEAN INVESTORS ONLY

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

    TO UNDERSTAND THE STRUCTURE OF THESE NOTES, YOU MUST READ CAREFULLY BOTH THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                               TABLE OF CONTENTS

THE SERIES 2005-A9 NOTES..............................................    S-4
SUMMARY INFORMATION...................................................    S-5
    Principal Parties.................................................    S-5
    Cut-off Date......................................................    S-5
    Closing Date......................................................    S-5
    Payment Date......................................................    S-5
    The Issuer........................................................    S-5
    The Series 2005-A9 Notes..........................................    S-5
    Interest Payments.................................................    S-6
    Principal Payments................................................    S-6
    Denominations.....................................................    S-7
    Book-Entry Registration...........................................    S-7
    Credit Enhancement................................................    S-7
    Optional Redemption...............................................    S-8
    Legal Investment..................................................    S-8
    Federal Income Tax Consequences...................................    S-8
    ERISA Considerations..............................................    S-8
    Ratings...........................................................    S-8
    Servicing of the Mortgage Loans...................................    S-9
    The Mortgage Loans................................................    S-9
RISK FACTORS..........................................................   S-12
FORWARD-LOOKING STATEMENTS............................................   S-18
GLOSSARY..............................................................   S-18
THE MORTGAGE POOL.....................................................   S-18
    General...........................................................   S-18
    Mortgage Loans....................................................   S-21
    Tabular Characteristics of the Mortgage Pool......................   S-21
    Tabular Characteristics of the Group One Mortgage Loans...........   S-31
    Tabular Characteristics of the Group Two Mortgage Loans...........   S-38
    Tabular Characteristics of the Group Three Mortgage Loans.........   S-47
    Tabular Characteristics of the Group Four Mortgage Loans..........   S-57
    Tabular Characteristics of the Group Five Mortgage Loans..........   S-64
UNDERWRITING GUIDELINES...............................................   S-72
    MLCC Underwriting Guidelines......................................   S-72
    Wells Fargo Underwriting Guidelines...............................   S-76
    Lehman Bank Underwriting Guidelines...............................   S-79
SERVICING OF THE MORTGAGE LOANS.......................................   S-80
    General...........................................................   S-80
    The Master Servicer...............................................   S-80
    The Servicers.....................................................   S-80
    Servicing and Collection Procedures...............................   S-85
    Hazard Insurance..................................................   S-86
    Realization Upon Defaulted Mortgage Loans.........................   S-87
    Servicing Compensation and Payment of Expenses....................   S-88
    Protected Accounts................................................   S-88
    The Master Servicer Collection Account............................   S-88
    Payment Account...................................................   S-89
    Monthly Advances..................................................   S-89
DESCRIPTION OF THE NOTES..............................................   S-90
    General...........................................................   S-90
    Book-Entry Notes..................................................   S-90
    Payments..........................................................   S-94
    Payments on the Notes.............................................   S-94
    Interest Payments.................................................   S-96
    Principal Payments on the Notes...................................   S-98
    Allocation of Realized Losses.....................................   S-98
    Reports to Noteholders............................................   S-99
THE SALE AND SERVICING AGREEMENT......................................  S-100
    General...........................................................  S-100
    Assignment of Mortgage Loans......................................  S-101
    Amendment.........................................................  S-101
    Optional Redemption...............................................  S-102
    Sale and Servicing Agreement Events of Default....................  S-102
    Rights upon Sale and Servicing Agreement Event of Default.........  S-103
    Voting Rights.....................................................  S-103
    The Indenture Trustee.............................................  S-103
    The Securities Administrator......................................  S-104
THE OWNER TRUSTEE.....................................................  S-105
THE SELLER............................................................  S-105
THE INDENTURE.........................................................  S-105
    General...........................................................  S-105
    The Issuer........................................................  S-105
    Indenture Event of Default........................................  S-106
    Rights Upon Indenture Event of Default............................  S-106
    Limitation on Suits...............................................  S-107
    Resignation and Removal of Indenture Trustee......................  S-107
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.........................  S-107
    General...........................................................  S-107
    Prepayments and Yields for the Notes..............................  S-108
    Additional Information............................................  S-120
FEDERAL INCOME TAX CONSEQUENCES.......................................  S-120
TAX RETURN DISCLOSURE REQUIREMENTS....................................  S-121
STATE TAXES...........................................................  S-122
ERISA CONSIDERATIONS..................................................  S-122
LEGAL INVESTMENT......................................................  S-123
USE OF PROCEEDS.......................................................  S-123
METHOD OF DISTRIBUTION................................................  S-123
LEGAL MATTERS.........................................................  S-124
RATINGS...............................................................  S-124
GLOSSARY OF DEFINED TERMS.............................................  S-125
ANNEX 1...............................................................    A-1

                            THE SERIES 2005-A9 NOTES

                                     CLASS 1-A-1     CLASS 1-A-2(4)     CLASS 2-A-1A     CLASS 2-A-1B     CLASS 2-A-1C
                                     -----------     --------------     ------------     ------------     ------------
Initial Note Principal
 Balance(1):.......................  $56,459,000       $2,383,000       $178,638,000     $48,836,000      $51,164,000
Note Rate:.........................    5.1720%          5.1720%           5.1907%          5.1907%          5.1907%
ERISA Eligible:....................      Yes              Yes               Yes              Yes              Yes
First Principal Payment Date(2):...    01/2006          01/2006           01/2006          05/2009          08/2011
Weighted Avg. Life At Issuance:
 to call (yrs.)(2):................     3.05              3.05              1.45             4.44             7.33
 to maturity (yrs.)(2):............     3.35              3.35              1.45             4.44             8.97
Expected Maturity (to call)(2):....    11/2013          11/2013           05/2009          08/2011          11/2013
Expected Maturity (to
 maturity)(2):.....................    10/2035          10/2035           05/2009          08/2011          10/2035
Last Scheduled Payment Date(3):....    12/2035          12/2035           12/2035          12/2035          12/2035
Interest Accrual Method:...........    30/360            30/360            30/360           30/360           30/360
Payment Delay:.....................    24 days          24 days           24 days          24 days          24 days
Anticipated Ratings (Fitch/S&P):...    AAA/AAA          AAA/AAA           AAA/AAA          AAA/AAA          AAA/AAA

                                     CLASS 2-A-1D     CLASS 2-A-1E
                                     ------------     ------------
Initial Note Principal
 Balance(1):.......................  $11,762,000      $173,999,000
Note Rate:.........................    5.1907%          5.1907%
ERISA Eligible:....................      Yes              Yes
First Principal Payment Date(2):...    01/2006          01/2006
Weighted Avg. Life At Issuance:
 to call (yrs.)(2):................      3.05             3.05
 to maturity (yrs.)(2):............      3.35             3.35
Expected Maturity (to call)(2):....    11/2013          11/2013
Expected Maturity (to
 maturity)(2):.....................    10/2035          10/2035
Last Scheduled Payment Date(3):....    12/2035          12/2035
Interest Accrual Method:...........     30/360           30/360
Payment Delay:.....................    24 days          24 days
Anticipated Ratings (Fitch/S&P):...    AAA/AAA          AAA/AAA

                                     CLASS 2-A-2(4)     CLASS 3-A-1      CLASS 3-A-2     CLASS 4-A-1      CLASS 4-A-2(4)
                                     --------------     ------------     -----------     ------------     --------------
Initial Note Principal
 Balance(1):.......................   $19,602,000       $142,568,000     $6,018,000      $115,721,000       $4,885,000
Note Rate:.........................     5.1907%           5.3008%          5.3008%         5.5283%           5.5283%
ERISA Eligible:....................       Yes               Yes              Yes             Yes               Yes
First Principal Payment Date(2):...     01/2006           01/2006          01/2006         01/2006           01/2006
Weighted Avg. Life At Issuance:
 to call (yrs.)(2):................       3.05              3.04            3.04             3.06              3.06
 to maturity (yrs.)(2):............       3.35              3.34            3.34             3.37              3.37
Expected Maturity (to call)(2):....     11/2013           11/2013          11/2013         11/2013           11/2013
Expected Maturity (to
 maturity)(2):.....................     10/2035           10/2035          10/2035         11/2035           11/2035
Last Scheduled Payment Date(3):....     12/2035           12/2035          12/2035         12/2035           12/2035
Interest Accrual Method:...........      30/360            30/360          30/360           30/360            30/360
Payment Delay:.....................     24 days           24 days          24 days         24 days           24 days
Anticipated Ratings (Fitch/S&P):...     AAA/AAA           AAA/AAA          AAA/AAA         AAA/AAA           AAA/AAA

                                      CLASS 5-A-1       CLASS 5-A-2(4)
                                     --------------     --------------
Initial Note Principal
 Balance(1):.......................   $74,692,000         $3,153,000
Note Rate:.........................     5.4547%            5.4547%
ERISA Eligible:....................       Yes                Yes
First Principal Payment Date(2):...     01/2006            01/2006
Weighted Avg. Life At Issuance:
 to call (yrs.)(2):................       3.06               3.06
 to maturity (yrs.)(2):............       3.38               3.38
Expected Maturity (to call)(2):....     11/2013            11/2013
Expected Maturity (to
 maturity)(2):.....................     07/2035            07/2035
Last Scheduled Payment Date(3):....     12/2035            12/2035
Interest Accrual Method:...........      30/360             30/360
Payment Delay:.....................     24 days            24 days
Anticipated Ratings (Fitch/S&P):...     AAA/AAA            AAA/AAA

---------------
OTHER INFORMATION:

(1) The initial note principal balances shown above are subject to a permitted variance of plus or minus 10%.

(2) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-138 and 25% CPR.

(3)  Latest maturity date for any mortgage loan plus one month.

(4) The Class 1-A-2, Class 2-A-2, Class 4-A-2 and Class 5-A-2 Notes will be privately placed and are not offered hereby. Information contained herein concerning these privately placed notes is provided solely to assist your understanding of the offered notes.

CREDIT ENHANCEMENT:
Subordination/Shifting Interest

                              SUMMARY INFORMATION

This section briefly summarizes major characteristics of the notes and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the notes, you should read both this prospectus supplement and the attached prospectus in their entirety.

                               PRINCIPAL PARTIES

Issuer:  Merrill Lynch Mortgage Investors Trust, Series 2005-A9.

Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357. See "The Depositor" in the prospectus.

Seller: Taberna Realty Holdings Trust, a wholly-owned subsidiary of Taberna Realty Finance Trust is a Maryland business trust whose address is 1818 Market Street, Philadelphia, Pennsylvania 19103 and whose telephone number is (215) 861-7777.

Servicers: Aurora Loan Services LLC, a Delaware limited liability company whose address is 327 Inverness Drive South, Englewood, Colorado 80112, PHH Mortgage Corporation a New Jersey corporation whose address is 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, Wells Fargo Bank, N.A., a national banking association whose address is 1 Home Campus, Des Moines, Iowa 50328 and Countrywide Home Loans Servicing LP, a Texas limited liability partnership whose address is 4500 Park Grenada, Calabasas, CA 91302. See "Servicing of the Mortgage Loans--The Servicers."

Primary Originators: Merrill Lynch Credit Corporation, a Delaware corporation whose address is 250 Vesey Street, Four World Financial Center, 10th Floor, New York, New York 10080, Lehman Brothers Bank, FSB, a federal savings bank whose address is 745 Seventh Avenue, 8th Floor, New York, New York 10019 and Wells Fargo Bank, N.A., a national banking association whose address is 7430 New Technology Way, Frederick, Maryland 21703. See "Underwriting Guidelines--MLCC Underwriting Guidelines," "--Lehman Bank Underwriting Guidelines" and "--Wells Fargo Underwriting Guidelines".

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "Servicing of the Mortgage Loans" and "The Sale and Servicing Agreement--The Securities Administrator."

Indenture Trustee: Wachovia Bank, National Association, a national banking association whose address is 401 South Tryon Street, Charlotte, North Carolina 28288 and whose telephone number is (800) 655-9359. See "The Sale and Servicing Agreement--The Indenture Trustee."

                                  CUT-OFF DATE

The cut-off date will be December 1, 2005.

                                  CLOSING DATE

The closing date will be on or about December 22, 2005.

                                  PAYMENT DATE

The 25th day of each month, beginning in January 2006. If the 25th day is not a business day, then the payment date will be the next business day.

                                   THE ISSUER

Merrill Lynch Mortgage Investors Trust, Series 2005-A9, a Delaware statutory trust to be formed on or before the closing date by the depositor pursuant to a trust agreement, dated as of December 22, 2005, among the depositor, the owner trustee, the certificate registrar and certificate paying agent. The principal office of the issuer is located c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001.

                            THE SERIES 2005-A9 NOTES

The offered notes represent obligations of the issuer secured by the underlying trust fund assets. The offered notes will have the original note principal balance, note rate and other features set forth in the table on page S-4. The issuer will issue the notes under an indenture, dated as of December 1, 2005, among the issuer, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as indenture trustee. Any collections on the mortgage loans will be used to pay fees to the servicers and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes offered through this prospectus supplement or to other classes of notes that we are not offering by this prospectus supplement, based on the outstanding note principal balances and the remaining principal amount of the mortgage loans. See "Description of the Notes--Payments."

The beneficial ownership interest in the trust fund will be represented by the owner trust certificates, which are not offered by this prospectus supplement.

                               INTEREST PAYMENTS

Interest will accrue on each class of notes at the note rate for that class. Interest will accrue on each class of notes during the calendar month immediately preceding the month in which the related payment date occurs. Calculations of interest on the notes will be based on a 360-day year that consists of twelve 30-day months.

The note rates on the class 1-A-1 and class 1-A-2 notes, which we refer to collectively herein as the "class 1-A notes," will be equal to the weighted average of the net mortgage rates of the group one mortgage loans as of the first day of the calendar month of such payment date, weighted on the basis of their scheduled principal balances, referred to herein as the net WAC for the class 1-A notes.

The note rates on the class 2-A-1A, Class 2-A-1B, Class 2-A-1C, class 2-A-1D, class 2-A-1E and class 2-A-2 notes, which we refer to collectively herein as the "class 2-A notes," will be equal to the weighted average of the net mortgage rates of the group two mortgage loans as of the first day of the calendar month of such payment date, weighted on the basis of their scheduled principal balances, referred to herein as the net WAC for the class 2-A notes.

The note rates on the class 3-A-1 and class 3-A-2 notes, which we refer to collectively herein as the "class 3-A notes," will be equal to the weighted average of the net mortgage rates of the group three mortgage loans as of the first day of the calendar month of such payment date, weighted on the basis of their scheduled principal balances, referred to herein as the net WAC for the class 3-A notes.

The note rates on the class 4-A-1 and class 4-A-2 notes, which we refer to collectively herein as the "class 4-A notes," will be equal to the weighted average of the net mortgage rates of the group four mortgage loans as of the first day of the calendar month of such payment date, weighted on the basis of their scheduled principal balances, referred to herein as the net WAC for the class 4-A notes.

The note rates on the class 5-A-1 and class 5-A-2 notes, which we refer to collectively herein as the "class 5-A notes," will be equal to the weighted average of the net mortgage rates of the group five mortgage loans as of the first day of the calendar month of such payment date, weighted on the basis of their scheduled principal balances, referred to herein as the net WAC for the class 5-A notes.

The note rates on the class M-1, class M-2, class M-3, class B-1, class B-2 and class B-3 notes, which we refer to collectively herein as the "subordinated notes," will be limited by reference to a rate determined by the weighted average of the net WAC for the class 1-A notes, the net WAC for the class 2-A notes, the net WAC for the class 3-A notes, the net WAC for the class 4-A notes and the net WAC for the class 5-A notes (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current note principal balance of the class 1-A notes, in the case of group one, the class 2-A notes, in the case of group two, the class 3-A notes, in the case of group three, the class 4-A notes, in the case of group four and the class 5-A notes, in the case of group five).

See "Description of the Notes--Payments on the Notes."

                               PRINCIPAL PAYMENTS

Principal payments to the notes will generally reflect principal collections on the mortgage loans in the trust fund. The class 1-A notes will generally receive principal collected on the group one mortgage loans. The class 2-A notes will generally receive principal collected on the group two mortgage loans. The class 3-A notes will generally receive principal collected on the group three mortgage loans. The class 4-A notes will generally receive principal collected on the group four mortgage loans. The class 5-A notes will generally receive principal collected on the group five mortgage loans. The subordinated notes will generally receive principal collected on all five groups of mortgage loans. See "Description of the Notes--Payments on the Notes."

                                 DENOMINATIONS

The issuer will issue the offered notes in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000.

                            BOOK-ENTRY REGISTRATION

The issuer will initially issue the offered notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, S.A. or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.

You will not be entitled to receive a definitive note representing your offered note except under limited circumstances. See "Description of the Notes--Book-Entry Notes" in this prospectus supplement and "Description of the Securities" in the prospectus.

                               CREDIT ENHANCEMENT

Credit enhancement is intended to reduce the harm caused to holders of the notes as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the notes will consist of subordination and the allocation of realized losses, as described in this prospectus supplement.

The subordinated notes will provide credit enhancement for the senior notes because the issuance of senior notes and subordinated notes is designed to increase the likelihood that senior noteholders will receive regular payments of interest and principal. As of the closing date, the aggregate note principal balance of the class M notes and class B notes will equal approximately 4.05% of the aggregate note principal balance of all classes of notes.

In addition, to extend the period during which the subordinated notes remain available as credit enhancement to the senior notes, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a mortgage group will be allocated to the related senior notes to the extent described in this prospectus supplement during the first seven years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior notes in each note group as a whole while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest of the principal balance of the mortgage loans that the subordinated notes evidence. See "Description of the Notes--Allocation of Realized Losses" in this prospectus supplement.

If the mortgage loans in a group experience losses, then the principal amount of the subordinated class of notes that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero. If a loss has been allocated to reduce the principal amount of your class of notes, you will receive no payment in respect of that reduction. If the applicable subordination of the subordinated notes is insufficient to absorb losses in a mortgage group, then the related senior notes will be allocated such losses and may never receive all of their principal payments. See "Description of the Notes--Allocation of Realized Losses."

Subordination is designed to provide the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated notes in the method described herein, beginning with the subordinated notes with the lowest payment priority.

See "Description of the Notes--Payments" in this prospectus supplement.

                              OPTIONAL REDEMPTION

Subject to restrictions described in this prospectus supplement, before the first payment date after the payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, majority holder of the owner trust certificate may purchase all of the remaining assets in the trust fund. Any such purchase will result in the early retirement of the notes. See "The Sale and Servicing Agreement--Optional Redemption."

                                LEGAL INVESTMENT

Generally, the class A notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, as long as such notes are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your own counsel as to whether and to what extent the notes constitute legal investments for you. See "Risk Factors--Certain of the notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment" in the prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the offered notes will be characterized as indebtedness to a noteholder, other than a noteholder that is classified for federal income tax purposes as a real estate investment trust, or REIT, and which owns, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, 100% of the owner trust certificate, the class 1-A-2, class 2-A-2, class 4-A-2 and class 5-A-2 notes and the subordinated notes (other than any subordinated notes or the class 1-A-2, class 2-A-2, class 4-A-2 and class 5-A-2 notes that are characterized as indebtedness for federal income tax purposes) (the subordinated notes and the class 1-A-2, class 2-A-2, class 4-A-2 and class 5-A-2 notes are referred to herein as the "equity securities"), and not as representing ownership interests in the trust fund or equity interests in the issuer.

It is anticipated that the trust fund will be characterized as one or more taxable mortgage pools for federal income tax purposes. The trust fund will be treated as a qualified REIT subsidiary, however, and accordingly will not be subject to federal income taxation as a corporation, as long as 100% of the equity securities are owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries.

See "Risk Factors" and "Federal Income Tax Consequences" in this prospectus supplement.

                              ERISA CONSIDERATIONS

Under current law, in general, the offered notes will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered notes by such a retirement or other employee benefit plan. See "ERISA Considerations" herein and in the prospectus.

                                    RATINGS

The offered notes are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-4 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the notes address the likelihood of the receipt by holders of the notes of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid. See "Ratings."

                        SERVICING OF THE MORTGAGE LOANS

The servicers are generally obligated to make monthly advances of cash to the master servicer (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. The servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if a servicer makes advances that are nonrecoverable from future payments and collections on the related mortgage loan, such servicer will be entitled to reimbursement for such advances prior to any payments to noteholders. In the event that a servicer fails to remit any required advance in the amount of time specified by the related servicing agreement, the master servicer is obligated to advance such amounts to the extent provided in the related agreement.

Each servicer will also make interest payments to the master servicer to compensate in part for any shortfall in interest payments on the notes that results from a mortgagor prepaying a mortgage loan in full. However, the amount of such payments will generally not exceed the servicing fees payable to such servicer for the related due period. The master servicer solely in its capacity as successor servicer will be obligated to make such interest payments in the event that a servicer is required to and fails to do so.

We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

Statistical Information. The statistical information on the mortgage loans presented in this prospectus supplement is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will be within a range of plus or minus 10%.

We will divide the mortgage loans into five separate groups referred to as group one, group two, group three, group four and group five. Group one will consist of first lien adjustable rate mortgage loans that have an initial fixed rate period of three years and that had a principal balance at origination that may or may not conform to the criteria specified below for mortgage loans included in group three. Group two will consist of first lien adjustable rate mortgage loans that have an initial fixed rate period of five years and that had a principal balance at origination that may or may not conform to the criteria specified below for mortgage loans included in group three. Group three will consist of first lien adjustable rate mortgage loans that have an initial fixed rate period of five years and that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska). Group four will consist of first lien adjustable rate mortgage loans that have an initial fixed rate period of seven years and that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group three. Group five will consist of first lien adjustable rate mortgage loans that have an initial fixed rate period of ten years and that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group three.

Approximately 23.02% of the mortgage loans in group two, approximately 38.38% of the mortgage loans in group three and approximately 4.37% of the mortgage loans in group four were originated by Lehman Brothers Bank, FSB. Approximately 75.76% of the mortgage loans in group one, approximately 27.69% of the mortgage loans in group two, approximately 10.61% of the mortgage loans in group three and approximately 84.51% of the mortgage loans in group five were originated by Merrill Lynch Credit Corporation. Approxi-mately 37.74% of the mortgage loans in group two and approximately 28.88% of the mortgage loans in group three were originated by Wells Fargo Bank, N.A. The remainder of the mortgage loans were originated by various other originators.

The following table summarizes approximate characteristics of the entire mortgage pool as of December 1, 2005. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the trust fund as of December 1, 2005, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding. For additional information on the mortgage loans, see "The Mortgage Pool--Mortgage Loans."

Aggregate Outstanding Principal Balance:....................  $927,442,200
Group One:..................................................  $ 61,326,213
Group Two:..................................................  $504,430,437
Group Three:................................................  $154,858,407
Group Four:.................................................  $125,696,607
Group Five:.................................................  $ 81,130,536

Aggregate Number of Mortgage Loans:.........................         2,047
Group One:..................................................           127
Group Two:..................................................           848
Group Three:................................................           704
Group Four:.................................................           279
Group Five:.................................................            89

Aggregate Average Current Balance:..........................  $    453,074
Group One:..................................................  $    482,884
Group Two:..................................................  $    594,847
Group Three:................................................  $    219,969
Group Four:.................................................  $    450,525
Group Five:.................................................  $    911,579

Aggregate Weighted Average Mortgage Interest Rate:..........         5.527%
Group One:..................................................         5.422%
Group Two:..................................................         5.441%
Group Three:................................................         5.551%
Group Four:.................................................         5.778%
Group Five:.................................................         5.705%

Aggregate Weighted Average Gross Margin:....................         2.326%
Group One:..................................................         2.163%
Group Two:..................................................         2.376%
Group Three:................................................         2.433%
Group Four:.................................................         2.257%
Group Five:.................................................         2.039%


Aggregate Weighted Average Original Term to Maturity
  (months):.................................................           360
Group One:..................................................           360
Group Two:..................................................           360
Group Three:................................................           360
Group Four:.................................................           360
Group Five:.................................................           360

Aggregate Weighted Average Remaining Term to Maturity
  (months):.................................................           357
Group One:..................................................           357
Group Two:..................................................           357
Group Three:................................................           356
Group Four:.................................................           357
Group Five:.................................................           355

Additional Collateral Loans. Approximately 21.75%, 3.97% and 2.87% of the group 1, group 2 and group 3 mortgage loans, respectively, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

                                  RISK FACTORS

TAXATION OF THE TRUST FUND

      It is anticipated that the issuer will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, it is anticipated that on the closing date 100% of (i) the owner trust certificate and (ii) the class 1-A-2, class 2-A-2, class 4-A-2, class 5-A-2, class M and class B notes (the securities referred to in the immediately preceding clauses (i) and (ii) collectively referred to herein as the "equity securities") will be acquired by Taberna Realty Finance Trust, directly or indirectly through one or more qualified REIT subsidiaries (within the meaning of Section 856(i) of the Code) thereof or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or its qualified REIT subsidiaries. On the closing date, Taberna Realty Finance Trust will represent that (i) it will file with its federal income tax return for its taxable year ended December 31, 2005 an election to be a real estate investment trust within the meaning of section 856(a) of the Code, or REIT, (ii) it has been organized in conformity with the requirements for qualification and taxation as a REIT,
(iii) it currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT,
(iv) as of the closing date it will own for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or a qualified REIT subsidiary thereof, 100% of the equity securities, and (v) it intends to maintain its status as a REIT and the status of each other entity necessary for the correctness of clause (iv) as a qualified REIT subsidiary of Taberna Realty Finance Trust or as an entity disregarded as an entity separate from Taberna Realty Finance Trust or any such qualified REIT subsidiary until the earlier of (a) the date on which none of the notes is outstanding or (b) the date on which Taberna Realty Finance Trust has transferred 100% of the equity securities to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the indenture and the trust agreement). So long as 100% of the equity securities not characterized as indebtedness for federal income tax purposes are owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, classification of the issuer as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the issuer as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were "excess inclusions" with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

      In the event that 100% of the equity securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the issuer would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the trust agreement and the indenture, no transfer of an equity security will be permitted, except that (i) 100% of the equity securities may be transferred in a single transaction to another entity that qualifies as a REIT, directly or by transfer to one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, and (ii) the equity securities may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the parties thereto as secured indebtedness for federal income tax purposes, and such equity securities may be transferred under any such related loan agreement or repurchase agreement upon a default under any such indebtedness.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD TO MATURITY OF THE NOTES

      The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans.

      To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans -- Enforceability of Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

      During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a mortgage group will be allocated to the related senior notes with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the senior notes by the subordinated notes is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior notes in each note group as a whole while, in the absence of losses in respect of the related mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans that the subordinated notes evidence.

      The majority holder of the owner trust certificates may purchase all of the remaining assets in the trust fund on or after the payment date on which the sum of the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any such purchase will result in the early retirement of the notes.

      The yield on the notes will also be sensitive to the level of one-month LIBOR and the level of the mortgage index on the adjustable rate mortgage loans. In addition, the yield to maturity of any offered notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 13.49% of the mortgage loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index on the adjustable rate mortgage loans or the resulting yield to maturity of any offered notes. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered noteholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations -- Prepayments -- Maturity and Weighted Average Life" in the prospectus.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinated classes.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

      The notes are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

      The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinated notes with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal. You should consider that after the total note principal balance of the subordinated notes has been reduced to zero, losses realized on the mortgage loans in a mortgage group will reduce the note principal balances of the related senior notes.

      See "Description of the Notes -- Allocation of Realized Losses" in this prospectus supplement.

RATINGS ON THE NOTES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING NOTES

      The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. See "Ratings" in this prospectus supplement.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SELLER OR A SERVICER BECOMES INSOLVENT

      The sale of the mortgage loans from Taberna Realty Holdings Trust to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Taberna Realty Holdings Trust, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

      In the event of a bankruptcy or insolvency of Aurora Loan Services LLC, PHH Mortgage Corporation, Wells Fargo Bank, N.A. or Countrywide Home Loans Servicing LP as a servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the noteholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Aurora Loan Services LLC, PHH Mortgage Corporation Wells Fargo Bank, N.A. or Countrywide Home Loans Servicing LP as a servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE NOTES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

      The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of notes. This may be the case because, among other things:

      - The yield to maturity of offered notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      - The rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments;

      - You may not be able to reinvest amounts distributed in respect of principal on an offered note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the note rates on the notes; or

      - It is possible that a secondary market for the notes will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your notes.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

      As of the cut-off date, approximately 36.56%, 6.45% and 5.76% of the mortgaged properties were located in California, Florida and New Jersey, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California and Florida, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

POTENTIAL DAMAGE TO MORTGAGED PROPERTIES

      Hurricane Katrina, which struck Louisiana, Alabama, Mississippi and surrounding areas on August 29, 2005 and Hurricane Rita, which struck Texas, Louisiana and surrounding areas on September 24, 2005, may have adversely affected mortgage properties located in those areas.

      In addition, Taberna Realty Holdings Trust will assign to the trust fund a representation and warranty from each originator that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the date on which Taberna Realty Holdings Trust purchased the mortgaged property and, furthermore, the Seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty from such date and to and including the closing date. We do not know how many mortgaged properties have been or may be affected by Hurricane Katrina or Hurricane Rita. Damages to mortgaged properties as a result of Hurricane Katrina or Hurricane Rita may or may not be covered by the related hazard insurance policies. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by Hurricane Katrina or Hurricane Rita. Any adverse impact as a result of Hurricane Katrina or Hurricane Rita may be borne by the holders of the notes, particularly if an originator or Taberna Realty Holdings Trust fails to repurchase any mortgage loan that breaches its representation and warranty with respect to properties located in areas affected by Hurricane Katrina or Hurricane Rita. In addition, property values in these states may be adversely affected by Hurricane Katrina or Hurricane Rita.

Mortgagors in areas affected by the hurricane may also be affected by a decline in the economic environment in these areas.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

      Approximately 88.29% of the aggregate principal balance of the mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of three to ten years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

      The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered notes than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two to ten years of the term of a mortgage loan as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

      As of the cut-off date, the principal balances of 9 of the mortgage loans in group 1, 41 of the mortgage loans in group 2, 8 of the mortgage loans in group 4 and 23 of the mortgage loans in group 5 (representing approximately 21.21%, 13.43%, 8.24% and 45.10%, respectively, of each such group's cut-off date principal balance) were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each mortgage group.

LIMITED CROSS-COLLATERALIZATION BETWEEN THE MORTGAGE POOLS; LIMITED RECOURSE

      Interest and principal on the senior notes will be payable generally out of amounts collected in respect of the mortgage loans in the related mortgage group. In the case of the senior notes, the mortgage groups will not be "cross-collateralized" -- interest and principal collections received from the mortgage loans in a group will only be available for payment to the related notes and not to the senior notes related to the other groups. For example, collections from mortgage loans in group one will generally only be available to make payments to the class 1-A-1 and class 1-A-2 notes, but not to the class 2-A-1, class 2-A-2A, class 2-A-2B, class 2-A-2C, class 2-A-2D, class 2-A-2E, class 3-A-1, class 3-A-2, class 4-A-1, class 4-A-2, class 5-A-1 or class 5-A-2 notes.

      Because the subordinated notes represent interests in each mortgage group, the note principal balances of the subordinated notes could be reduced to zero as a result of realized losses on the mortgage loans in any of the groups. Therefore, the allocation of realized losses on the mortgage loans in one group to the subordinated notes will reduce the subordination provided by the subordinated notes to all of the senior notes, including the senior notes related to the mortgage group that did not suffer any loses. This will increase the likelihood that future realized losses may be allocated to the senior notes related to the mortgage group that did not suffer those previous losses.

      See "Description of the Notes -- Payments" in this prospectus supplement.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

      - limit the ability of the servicer to collect principal or interest on the mortgage loans,

      - provide the borrowers with a right to rescind the mortgage loans,

      - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

      - result in a litigation proceeding (including class action litigation) being brought against the trust fund, and

      - subject the trust fund to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

      The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

      The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

      We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans -- Servicemembers Civil Relief Act of 1940" in the prospectus.

HIGH COST LOANS

      None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

      Limit on Liquidity of Securities. Issuance of the notes in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase notes for which they cannot obtain physical notes.

      Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such notes, may be limited due to lack of physical notes.

      Delays in Payments. You may experience some delay in the receipt of payments on book-entry notes because the payment will be forwarded by the Indenture Trustee to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

      - economic conditions and industry competition;

      - political, social and economic conditions;

      - the law and government regulatory initiatives; and

      - interest rate fluctuations.

      We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    GLOSSARY

      A glossary of defined terms used in this prospectus supplement begins on page S-125.

                               THE MORTGAGE POOL

GENERAL

      The mortgage pool with respect to the notes consisted as of the Cut-off Date of approximately 2,047 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $927,442,200. The mortgage pool consists of adjustable rate mortgage loans.

      References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool or, as the case may be, the Mortgage Loans in the applicable loan group, as of the Cut-off Date, based on the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence).

      The mortgage pool will be divided into five groups, referred to as Group One, Group Two, Group Three, Group Four and Group Five. Group One representing approximately 6.61% of the aggregate outstanding principal balance of the Mortgage Loans, will consist of first lien adjustable rate mortgage loans that have an initial fixed rate period of three years and that had a principal balance at origination that may or may not conform to the criteria specified below for mortgage loans included in Group Three. Group Two, representing approximately 54.39% of the aggregate outstanding principal balance of the Mortgage Loans, will consist of adjustable rate mortgage loans that have an initial fixed rate period of five years and that have principal balances that may or may not conform to the criteria specified below with respect to the Group Three Mortgage Loans. Group Three, representing approximately 16.70% of the aggregate outstanding principal balance of the Mortgage Loans, will consist of first lien adjustable rate mortgage loans that have an initial fixed rate period of five years and that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska). Group Four, representing approximately 13.55% of the aggregate outstanding principal balance of the Mortgage Loans, will consist of adjustable rate mortgage loans that have an initial fixed rate period of seven years and that have principal balances that may or may not conform to the criteria specified above with respect to the Group Three Mortgage Loans. Group Five, representing approximately 8.75% of the aggregate outstanding principal balance of the Mortgage Loans, will consist of adjustable rate mortgage loans that have an initial fixed rate period of ten years and that have principal balances that may or may not conform to the criteria specified above with respect to the Group Three Mortgage Loans.

      The Class 1-A Notes represent obligations of the Issuer secured by the Group One Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group One Mortgage Loans will generally be applied to pay principal and interest with respect to the Class 1-A Notes. The Class 2-A Notes represent obligations of the Issuer secured by the Group Two Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Two Mortgage Loans will be generally applied to pay principal and interest on the Class 2-A Notes. The Class 3-A Notes represent obligations of the Issuer secured by the Group Three Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Three Mortgage Loans will be generally applied to pay principal and interest on the Class 3-A Notes. The Class 4-A Notes represent obligations of the Issuer secured by the Group Four Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Four Mortgage Loans will be generally applied to pay principal and interest on the Class 4-A Notes. The Class 5-A Notes represent obligations of the Issuer secured by the Group Five Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Five Mortgage Loans will be generally applied to pay principal and interest on the Class 5-A Notes. The Class M and Class B Notes represent obligations of the Issuer secured by the Group One, Group Two, Group Three, Group Four and Group Five Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group One, Group Two, Group Three, Group Four and Group Five Mortgage Loans will be generally applied to pay principal and interest on the Class M and Class B Notes.

      The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, townhouses and condotels, condominiums, planned unit developments and cooperatives. The Trust Fund includes, in addition to the mortgage pool, the following:

      - certain amounts held from time to time in Accounts maintained in the name of the Indenture Trustee under the Sale and Servicing Agreement; and

      - any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure.

      The Mortgage Loans to be included in the Trust Fund have been originated substantially in accordance with the underwriting criteria described herein under "Underwriting Guidelines."

      All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Seller. Approximately 29.23%, 25.35% and 19.52% of the Mortgage Loans were originated by Merrill Lynch Credit Corporation, Wells Fargo and Lehman Brothers Bank, FSB, respectively, and approximately 25.90% of the Mortgage Loans were originated by various other originators, none of which originated more than 10% of the Mortgage Loans. Substantially all of the Mortgage Loans were originated in 2005.

      As of the Cut-off Date, none of the Mortgage Loans was 30 or more days delinquent.

      Scheduled Payments either earlier or later than the scheduled Due Dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 13.49% of the Mortgage Loans provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment charge term. The weighted average prepayment charge term at origination is approximately 32 months with respect to the Mortgage Loans which have prepayment charges. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment charge term, the borrower prepays the mortgage loan in full or in part. The enforceability of prepayment charges is unclear under the laws of many states. Prepayment charges will not be available for payment to holders of the Offered Notes. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

      As of the Cut-off Date, the aggregate original principal balance of the Mortgage Loans was approximately $930,988,587. As of the Cut-off Date, the aggregate outstanding principal balance of the Mortgage Loans was approximately $927,442,200, the minimum outstanding principal balance was approximately $9,870, the maximum outstanding principal balance was approximately $5,500,000, the lowest current Mortgage Rate and the highest current Mortgage Rate were 3.750% and 8.250% per annum, respectively, and the weighted average Mortgage Rate was approximately 5.527% per annum.

      Approximately 88.29% of the Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 97.65% of the Group One Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 89.85% of the Group Two Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 73.38% of the Group Three Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 91.43% of the Group Four Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 95.09% of the Group Five Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans.

      The weighted average Original Loan-to-Value Ratio as of the Cut-off Date was approximately 71.38%.

      The weighted average Credit Score of the Mortgage Loans as of the Cut-off Date was approximately 740. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately

900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. Neither the Depositor nor the Seller makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      As used herein, the Credit Score of a Mortgage Loan is generally equal to the lower of two credit scores or the middle of three scores for two-file and three-file credit reports, respectively.

MORTGAGE LOANS

      The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

TABULAR CHARACTERISTICS OF THE MORTGAGE POOL

      The Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans....................................              2,047
Total Stated Principal Balance..............................       $927,442,200
Mortgage Rates:
  Weighted Average..........................................             5.527%
  Range.....................................................   3.750% to 8.250%
Weighted Average Remaining Term to Maturity (in months).....                357

      The Stated Principal Balances of the Mortgage Loans ranged from approximately $9,870 to approximately $5,500,000. The Mortgage Loans had an average Stated Principal Balance of approximately $453,074.

      The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 71.38%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.84% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

                                 MORTGAGE RATES

                                        AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                         MORTGAGE        BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF MORTGAGE RATES    LOANS       OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------------  ---------   ---------------   ----------   --------   --------   -----------   --------   --------
3.501% to 3.750%.......        1     $    793,937.63       0.09%     3.750%      778       $793,938      51.75%     100.00%
3.751% to 4.000%.......        3        1,821,440.00       0.20      3.945       746        607,147      73.99       43.92
4.001% to 4.250%.......        7        2,377,255.80       0.26      4.215       755        339,608      75.25       81.70
4.251% to 4.500%.......       21        9,832,062.69       1.06      4.471       765        468,193      71.79       51.86
4.501% to 4.750%.......       74       35,324,153.61       3.81      4.698       747        477,353      71.25       49.73
4.751% to 5.000%.......      236      117,982,115.67      12.72      4.944       748        499,924      71.74       50.03
5.001% to 5.250%.......      237      113,253,532.49      12.21      5.203       750        477,863      69.08       61.84
5.251% to 5.500%.......      435      200,248,281.83      21.59      5.430       740        460,341      70.84       61.00
5.501% to 5.750%.......      426      198,994,698.77      21.46      5.684       741        467,124      70.76       53.72
5.751% to 6.000%.......      337      152,750,949.59      16.47      5.912       734        453,267      72.27       53.18
6.001% to 6.250%.......      124       46,151,225.74       4.98      6.181       728        372,187      72.17       45.49
6.251% to 6.500%.......       80       27,269,795.67       2.94      6.429       720        340,872      76.58       28.08
6.501% to 6.750%.......       42       14,190,381.15       1.53      6.703       723        337,866      77.83       13.61
6.751% to 7.000%.......       15        4,658,233.37       0.50      6.898       725        310,549      77.86        5.65
7.001% to 7.250%.......        3          475,054.21       0.05      7.203       705        158,351      80.00       31.84
7.251% to 7.500%.......        2          457,603.74       0.05      7.455       673        228,802      86.38        0.00
7.501% to 7.750%.......        1          171,746.53       0.02      7.625       652        171,747      65.00        0.00
7.751% to 8.000%.......        2          473,731.96       0.05      7.875       706        236,866      77.36       24.08
8.001% to 8.250%.......        1          216,000.00       0.02      8.250       664        216,000      80.00        0.00
                           -----     ---------------     ------      -----       ---       --------      -----      ------
  Total................    2,047     $927,442,200.45     100.00%     5.527%      740       $453,074      71.38%      53.55%
                           =====     ===============     ======      =====       ===       ========      =====      ======


RANGE OF MORTGAGE RATES  PERCENT IO
-----------------------  ----------
3.501% to 3.750%.......      0.00%
3.751% to 4.000%.......    100.00
4.001% to 4.250%.......    100.00
4.251% to 4.500%.......     74.86
4.501% to 4.750%.......     70.15
4.751% to 5.000%.......     86.19
5.001% to 5.250%.......     89.36
5.251% to 5.500%.......     92.06
5.501% to 5.750%.......     91.11
5.751% to 6.000%.......     89.13
6.001% to 6.250%.......     87.12
6.251% to 6.500%.......     84.30
6.501% to 6.750%.......     75.74
6.751% to 7.000%.......     66.51
7.001% to 7.250%.......     37.88
7.251% to 7.500%.......      0.00
7.501% to 7.750%.......      0.00
7.751% to 8.000%.......     75.92
8.001% to 8.250%.......    100.00
                           ------
  Total................     88.29%
                           ======

      As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 3.750% per annum to 8.250% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 5.527% per annum.

                      REMAINING MONTHS TO STATED MATURITY

                                        AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF REMAINING       MORTGAGE        BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
TERMS (MONTHS)             LOANS       OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------------       ---------   ---------------   ----------   --------   --------   -----------   --------   --------
325 to 336.............        1     $  1,245,000.00       0.13%     5.125%      761      $1,245,000      60.70%    100.00%
337 to 348.............        1          258,621.51       0.03      5.250       717         258,622     100.00     100.00
349 to 360.............    2,045      925,938,578.94      99.84      5.527       740         452,782      71.39      53.48
                           -----     ---------------     ------      -----       ---      ----------     ------     ------
  Total................    2,047     $927,442,200.45     100.00%     5.527%      740      $  453,074      71.38%     53.55%
                           =====     ===============     ======      =====       ===      ==========     ======     ======


RANGE OF REMAINING
TERMS (MONTHS)           PERCENT IO
------------------       ----------
325 to 336.............    100.00%
337 to 348.............    100.00
349 to 360.............     88.27
                           ------
  Total................     88.29%
                           ======

      As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans ranged from 333 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 357 months.

                     CUT-OFF DATE STATED PRINCIPAL BALANCES

                                              AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF CUT-OFF DATE          MORTGAGE        BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
STATED PRINCIPAL BALANCES        LOANS       OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------------------      ---------   ---------------   ----------   --------   --------   -----------   --------   --------
$0.01 to $100,000.00.........       28     $  2,434,911.11       0.26%     5.760%      740      $   86,961     67.23%      65.53%
$100,000.01 to $200,000.00...      389       58,983,651.35       6.36      5.696       730         151,629     75.47       59.79
$200,000.01 to $300,000.00...      301       75,377,972.02       8.13      5.537       736         250,425     75.78       60.47
$300,000.01 to $400,000.00...      274       97,391,046.46      10.50      5.660       733         355,442     73.45       40.24
$400,000.01 to $500,000.00...      464      210,539,923.83      22.70      5.609       740         453,750     73.50       36.20
$500,000.01 to 4600,000.00...      198      109,049,193.27      11.76      5.392       746         550,754     73.48       49.77
$600,000.01 to 4700,000.00...      118       76,584,520.00       8.26      5.394       743         649,021     72.54       52.38
$700,000.01 to $800,000.00...       63       47,171,831.53       5.09      5.420       740         748,759     71.75       63.48
$800,000.01 to $900,000.00...       51       44,065,815.98       4.75      5.378       743         864,036     70.01       59.13
$900,000.01 to
  $1,000,000.00..............       80       78,155,189.86       8.43      5.371       751         976,940     64.98       53.60
$1,000,000.01 to
  41,100,000.00..............        7        7,493,994.08       0.81      5.560       763       1,070,571     68.93       57.61
$1,100,000.01 to
  $1,200,000.00..............       15       17,288,254.04       1.86      5.730       757       1,152,550     70.41       86.76
$1,200,000.01 to
  $1,300,000.00..............        7        8,727,928.81       0.94      5.518       735       1,246,847     67.47       57.40
$1,300,000.01 to
  $1,400,000.00..............       10       13,679,391.92       1.47      5.603       748       1,367,939     68.82       70.54
$1,400,000.01 to
  $1,500,000.00..............       13       19,272,895.87       2.08      5.394       729       1,482,530     66.89       92.22
$1,500,000.01 to
  $2,000,000.00..............       23       41,894,792.09       4.52      5.501       741       1,821,513     60.10       90.57
$2,000,000.01 to
  $2,500,000.00..............        3        7,235,888.23       0.78      5.823       772       2,411,963     54.65       65.45
$2,500,000.01 to
  $3,000,000.00..............        1        2,870,000.00       0.31      5.500       702       2,870,000     70.00      100.00
$3,000,000.01 or greater.....        2        9,225,000.00       0.99      5.950       692       4,612,500     50.00      100.00
                                 -----     ---------------     ------      -----       ---      ----------     -----      ------
  Total......................    2,047     $927,442,200.45     100.00%     5.527%      740      $  453,074     71.38%      53.55%
                                 =====     ===============     ======      =====       ===      ==========     =====      ======


RANGE OF CUT-OFF DATE          PERCENT
STATED PRINCIPAL BALANCES        IO
-------------------------      -------
$0.01 to $100,000.00.........   80.53%
$100,000.01 to $200,000.00...   69.47
$200,000.01 to $300,000.00...   81.31
$300,000.01 to $400,000.00...   85.24
$400,000.01 to $500,000.00...   85.13
$500,000.01 to 4600,000.00...   92.01
$600,000.01 to 4700,000.00...   89.93
$700,000.01 to $800,000.00...   91.94
$800,000.01 to $900,000.00...   92.38
$900,000.01 to
  $1,000,000.00..............   96.29
$1,000,000.01 to
  41,100,000.00..............  100.00
$1,100,000.01 to
  $1,200,000.00..............  100.00
$1,200,000.01 to
  $1,300,000.00..............  100.00
$1,300,000.01 to
  $1,400,000.00..............   89.79
$1,400,000.01 to
  $1,500,000.00..............  100.00
$1,500,000.01 to
  $2,000,000.00..............  100.00
$2,000,000.01 to
  $2,500,000.00..............   65.62
$2,500,000.01 to
  $3,000,000.00..............  100.00
$3,000,000.01 or greater.....  100.00
                               ------
  Total......................   88.29%
                               ======

      As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $9,870 to approximately $5,500,000 and the average outstanding principal balance of the Mortgage Loans was approximately $453,074.

                                   INDEX TYPE

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
INDEX                       LOANS       OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----                     ---------   ---------------   ----------   --------   --------   -----------   --------   --------
6 Month LIBOR...........    1,133     $483,373,760.99      52.12%     5.720%      737       $426,632      70.13%     61.26%
1 Year Treasury.........      502      239,827,692.73      25.86      5.034       748        477,744      71.83      46.56
1 Year LIBOR............      412      204,240,746.73      22.02      5.648       740        495,730      73.81      43.52
                            -----     ---------------     ------      -----       ---       --------      -----      -----
  Total.................    2,047     $927,442,200.45     100.00%     5.527%      740       $453,074      71.38%     53.55%
                            =====     ===============     ======      =====       ===       ========      =====      =====


                          PERCENT
INDEX                       IO
-----                     -------
6 Month LIBOR...........   89.46%
1 Year Treasury.........   83.69
1 Year LIBOR............   90.92
                           -----
  Total.................   88.29%
                           =====

                                 PRODUCT TYPES

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRODUCT TYPE                LOANS       OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------              ---------   ---------------   ----------   --------   --------   -----------   --------   --------
3/27 LIBOR Loans (1 Year
  LIBOR)................        2     $    983,595.91       0.11%     5.566%      755      $  491,798     72.82%      70.33%
3/1 Treasury Loans......        2          456,540.12       0.05      4.878       727         228,270     61.84      100.00
3/27 LIBOR IO Loans (1
  Year LIBOR)...........       19        6,451,510.26       0.70      5.329       742         339,553     77.66       77.20
3/27 LIBOR IO Loans (6
  Month LIBOR)..........      104       53,434,566.75       5.76      5.435       745         513,794     73.47       87.99
5/25 LIBOR Loans (1 Year
  LIBOR)................       32        8,016,123.04       0.86      5.773       734         250,504     71.13       32.32
5/1 Treasury Loans......       81       38,465,620.88       4.15      4.932       751         474,884     70.76       36.64
5/25 LIBOR IO Loans (1
  Year LIBOR)...........      183       77,674,742.01       8.38      5.537       737         424,452     74.53       57.13
5/1 Treasury IO Loans...      418      200,719,648.68      21.64      5.054       748         480,191     72.07       48.29
5/25 LIBOR Loans (6
  Month LIBOR)..........      193       45,935,501.86       4.95      5.913       728         238,008     71.69       22.03
5/25 LIBOR IO Loans (6
  Month LIBOR)..........      645      288,477,208.25      31.10      5.727       735         447,251     70.04       54.94
7/23 LIBOR Loans (1 Year
  LIBOR)................       16        9,542,464.50       1.03      5.569       752         596,404     69.18       53.13
7/1 Treasury Loans......        1          185,883.05       0.02      4.625       801         185,883     65.16      100.00
7/23 LIBOR IO Loans (1
  Year LIBOR)...........      146       89,004,680.56       9.60      5.775       742         609,621     75.26       27.11
7/23 LIBOR Loans (6
  Month LIBOR)..........        5        1,037,899.73       0.11      5.998       725         207,580     78.41       66.73
7/23 LIBOR IO Loans (6
  Month LIBOR)..........      111       25,925,679.00       2.80      5.867       727         233,565     76.03       70.19
10/20 LIBOR IO Loans (1
  Year LIBOR)...........       14       12,567,630.45       1.36      5.586       734         897,688     62.40       56.09
10/20 LIBOR Loans (6
  Month LIBOR)..........        3        3,985,699.73       0.43      5.783       730       1,328,567     59.27      100.00
10/20 LIBOR IO Loans (6
  Month LIBOR)..........       72       64,577,205.67       6.96      5.723       748         896,906     64.80       89.21
                            -----     ---------------     ------      -----       ---      ----------     -----      ------
  Total.................    2,047     $927,442,200.45     100.00%     5.527%      740      $  453,074     71.38%      53.55%
                            =====     ===============     ======      =====       ===      ==========     =====      ======


                          PERCENT
PRODUCT TYPE                IO
------------              -------
3/27 LIBOR Loans (1 Year
  LIBOR)................    0.00%
3/1 Treasury Loans......    0.00
3/27 LIBOR IO Loans (1
  Year LIBOR)...........  100.00
3/27 LIBOR IO Loans (6
  Month LIBOR)..........  100.00
5/25 LIBOR Loans (1 Year
  LIBOR)................    0.00
5/1 Treasury Loans......    0.00
5/25 LIBOR IO Loans (1
  Year LIBOR)...........  100.00
5/1 Treasury IO Loans...  100.00
5/25 LIBOR Loans (6
  Month LIBOR)..........    0.00
5/25 LIBOR IO Loans (6
  Month LIBOR)..........  100.00
7/23 LIBOR Loans (1 Year
  LIBOR)................    0.00
7/1 Treasury Loans......    0.00
7/23 LIBOR IO Loans (1
  Year LIBOR)...........  100.00
7/23 LIBOR Loans (6
  Month LIBOR)..........    0.00
7/23 LIBOR IO Loans (6
  Month LIBOR)..........  100.00
10/20 LIBOR IO Loans (1
  Year LIBOR)...........  100.00
10/20 LIBOR Loans (6
  Month LIBOR)..........    0.00
10/20 LIBOR IO Loans (6
  Month LIBOR)..........  100.00
                          ------
  Total.................   88.29%
                          ======

                               AMORTIZATION TYPE

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
AMORTIZATION TYPE           LOANS       OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------         ---------   ---------------   ----------   --------   --------   -----------   --------   --------
Fully Amortizing........      335     $108,609,328.82      11.71%     5.512%      739       $324,207      70.66%     34.88%
36 Month
  Interest-Only.........       48       32,769,176.17       3.53      5.471       749        682,691      73.18      88.53
60 Month
  Interest-Only.........      644      340,875,995.25      36.75      5.297       744        529,311      69.70      58.58
84 Month
  Interest-Only.........      136       85,984,592.22       9.27      5.768       742        632,240      75.23      26.04
120 Month
  Interest-Only.........      884      359,203,107.99      38.73      5.696       736        406,338      72.11      57.81
                            -----     ---------------     ------      -----       ---       --------      -----      -----
  Total.................    2,047     $927,442,200.45     100.00%     5.527%      740       $453,074      71.38%     53.55%
                            =====     ===============     ======      =====       ===       ========      =====      =====


                          PERCENT
AMORTIZATION TYPE           IO
-----------------         -------
Fully Amortizing........    0.00%
36 Month
  Interest-Only.........  100.00
60 Month
  Interest-Only.........  100.00
84 Month
  Interest-Only.........  100.00
120 Month
  Interest-Only.........  100.00
                          ------
  Total.................   88.29%
                          ======

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                                                                     WEIGHTED     AVERAGE     WEIGHTED
                             NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                             MORTGAGE    PRINCIPAL BALANCE    MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
STATE                          LOANS        OUTSTANDING         POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----                        ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Alabama....................        9      $  3,733,457.78        0.40%     5.659%      755      $  414,829     75.36%      70.14%
Alaska.....................        2           604,337.65        0.07      5.208       770         302,169     80.00       33.02
Arizona....................      109        34,204,765.78        3.69      5.694       739         313,805     73.22       49.93
Arkansas...................        5         1,474,244.20        0.16      5.252       744         294,849     76.10       54.69
California.................      586       339,049,949.12       36.56      5.575       737         578,584     69.64       44.77
Colorado...................       66        27,061,438.61        2.92      5.619       752         410,022     71.14       60.49
Connecticut................       26        17,395,776.47        1.88      5.343       741         669,068     66.72       66.68
Delaware...................        5         2,832,905.66        0.31      5.535       768         566,581     67.75       23.47
District of Columbia.......       16         6,859,306.15        0.74      5.302       719         428,707     77.93       52.20
Florida....................      152        59,793,384.89        6.45      5.591       744         393,378     73.41       50.33
Georgia....................       60        21,537,634.77        2.32      5.301       739         358,961     73.74       68.39
Hawaii.....................       11         6,802,397.44        0.73      5.790       755         618,400     75.57       40.41
Idaho......................       11         4,306,631.54        0.46      5.455       722         391,512     70.19       52.37
Illinois...................       53        24,695,337.36        2.66      5.442       746         465,950     68.86       64.00
Indiana....................        8         2,305,064.76        0.25      5.709       738         288,133     76.60       73.08
Iowa.......................        2           781,222.20        0.08      5.150       790         390,611     79.48      100.00
Kansas.....................        3         1,641,447.78        0.18      5.792       767         547,149     88.30       91.67
Kentucky...................       10         2,861,414.41        0.31      5.521       757         286,141     79.98       60.75
Maine......................        1           215,996.57        0.02      5.875       727         215,997     80.00        0.00
Maryland...................       52        23,787,549.35        2.56      5.513       747         457,453     73.19       53.92
Massachusetts..............       46        26,887,591.37        2.90      5.401       746         584,513     69.19       55.06
Michigan...................       89        23,795,510.68        2.57      5.616       730         267,365     73.06       80.03
Minnesota..................       36        13,930,594.60        1.50      5.126       747         386,961     70.48       56.00
Missouri...................       14         6,536,259.56        0.70      5.237       758         466,876     70.78       60.24
Montana....................        1           127,700.00        0.01      5.500       802         127,700     79.99      100.00
Nevada.....................       54        26,894,411.62        2.90      5.841       739         498,045     67.74       58.49
New Hampshire..............       12         4,746,175.18        0.51      5.525       741         395,515     73.24       62.20
New Jersey.................      128        53,383,771.02        5.76      5.459       740         417,061     74.29       72.16
New Mexico.................        3         1,279,649.64        0.14      5.798       755         426,550     73.37       34.87
New York...................       75        39,618,922.38        4.27      5.411       737         528,252     67.56       65.54
North Carolina.............       39        14,414,702.98        1.55      5.370       750         369,608     75.83       41.73
North Dakota...............        1           127,142.85        0.01      5.500       726         127,143     80.00      100.00
Ohio.......................       18         5,900,635.37        0.64      5.101       722         327,813     77.48       59.93
Oklahoma...................        1           332,000.00        0.04      5.375       764         332,000     80.00        0.00
Oregon.....................       35        11,217,452.28        1.21      5.616       744         320,499     74.44       40.80
Pennsylvania...............       43        12,726,564.11        1.37      5.313       751         295,967     72.42       53.07
Rhode Island...............        4         1,794,253.81        0.19      5.432       741         448,563     78.40       31.98
South Carolina.............       18         7,330,239.00        0.79      5.769       739         407,236     68.29       61.76
South Dakota...............        1           133,000.00        0.01      5.750       682         133,000     72.48      100.00
Tennessee..................       10         4,155,695.51        0.45      5.468       755         415,570     72.53       44.13
Texas......................       37        12,912,473.95        1.39      5.444       754         348,986     70.69       64.29
Utah.......................       24         7,779,431.46        0.84      5.638       738         324,143     63.78       78.46
Vermont....................        2           772,797.31        0.08      5.375       761         386,399     72.79       15.37
Virginia...................       97        39,643,937.97        4.27      5.368       743         408,700     75.69       53.62
Washington.................       57        21,006,179.31        2.26      5.632       727         368,529     77.27       41.94
West Virginia..............        1           451,920.00        0.05      5.250       675         451,920     80.00      100.00
Wisconsin..................       12         5,268,426.00        0.57      5.345       740         439,036     82.29       79.11
Wyoming....................        2         2,330,500.00        0.25      5.625       790       1,165,250     63.95       50.69
                               -----      ---------------      ------      -----       ---      ----------     -----      ------
  Total....................    2,047      $927,442,200.45      100.00%     5.527%      740      $  453,074     71.38%      53.55%
                               =====      ===============      ======      =====       ===      ==========     =====      ======


STATE                        PERCENT IO
-----                        ----------
Alabama....................    100.00%
Alaska.....................    100.00
Arizona....................     85.24
Arkansas...................     61.55
California.................     91.71
Colorado...................     90.76
Connecticut................     93.02
Delaware...................    100.00
District of Columbia.......     81.92
Florida....................     87.07
Georgia....................     81.77
Hawaii.....................     79.18
Idaho......................     91.59
Illinois...................     86.96
Indiana....................     73.08
Iowa.......................     17.10
Kansas.....................    100.00
Kentucky...................     85.99
Maine......................    100.00
Maryland...................     87.00
Massachusetts..............     84.69
Michigan...................     95.37
Minnesota..................     75.17
Missouri...................     88.77
Montana....................    100.00
Nevada.....................     87.67
New Hampshire..............     81.48
New Jersey.................     89.61
New Mexico.................    100.00
New York...................     88.18
North Carolina.............     88.47
North Dakota...............      0.00
Ohio.......................     91.12
Oklahoma...................    100.00
Oregon.....................     78.13
Pennsylvania...............     76.52
Rhode Island...............     31.98
South Carolina.............     93.89
South Dakota...............    100.00
Tennessee..................     93.87
Texas......................     74.43
Utah.......................     67.85
Vermont....................    100.00
Virginia...................     91.75
Washington.................     77.27
West Virginia..............    100.00
Wisconsin..................     78.30
Wyoming....................    100.00
                               ------
  Total....................     88.29%
                               ======

      No more than approximately 0.84% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF ORIGINAL        MORTGAGE    PRINCIPAL BALANCE    MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN-TO-VALUE RATIOS       LOANS        OUTSTANDING         POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
--------------------     ---------   -----------------   ----------   --------   --------   -----------   --------   --------
10.01% to 20.00%.......        2      $  1,088,978.11        0.12%     5.394%      812       $544,489      19.77%     100.00%
20.01% to 30.00%.......       11         7,473,821.92        0.81      5.166       760        679,438      25.54       69.42
30.01% to 40.00%.......       40        21,649,994.33        2.33      5.389       744        541,250      35.17       56.78
40.01% to 50.00%.......       73        50,159,777.08        5.41      5.549       745        687,120      46.98       54.00
50.01% to 60.00%.......      151        84,710,115.27        9.13      5.471       736        560,994      55.73       54.94
60.01% to 70.00%.......      329       184,964,925.03       19.94      5.528       742        562,203      66.23       49.80
70.01% to 75.00%.......      248       121,653,732.96       13.12      5.515       737        490,539      73.81       61.75
75.01% to 80.00%.......    1,095       411,870,988.01       44.41      5.550       740        376,138      79.58       49.31
80.01% to 85.00%.......       11         5,683,089.54        0.61      5.425       746        516,645      83.36       56.70
85.01% to 90.00%.......       20         7,428,927.31        0.80      5.660       744        371,446      89.38       60.49
90.01% to 95.00%.......       27         9,236,776.35        1.00      5.484       730        342,103      93.25       84.79
95.01% to 100.00%......       40        21,521,074.54        2.32      5.573       742        538,027      99.68       86.33
                           -----      ---------------      ------      -----       ---       --------      -----      ------
  Total................    2,047      $927,442,200.45      100.00%     5.527%      740       $453,074      71.38%      53.55%
                           =====      ===============      ======      =====       ===       ========      =====      ======


RANGE OF ORIGINAL        PERCENT
LOAN-TO-VALUE RATIOS       IO
--------------------     -------
10.01% to 20.00%.......  100.00%
20.01% to 30.00%.......   84.39
30.01% to 40.00%.......   86.89
40.01% to 50.00%.......   95.58
50.01% to 60.00%.......   83.07
60.01% to 70.00%.......   89.71
70.01% to 75.00%.......   85.30
75.01% to 80.00%.......   87.98
80.01% to 85.00%.......   86.93
85.01% to 90.00%.......   94.42
90.01% to 95.00%.......  100.00
95.01% to 100.00%......   97.84
                         ------
  Total................   88.29%
                         ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 18.40% to 100.00%, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans was 71.38%.

                                  LOAN PURPOSE

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                         MORTGAGE    PRINCIPAL BALANCE    MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN PURPOSE               LOANS        OUTSTANDING         POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------             ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Purchase...............    1,190      $516,524,595.36       55.69%     5.469%      745       $434,054      76.18%     50.62%
Refinance -- Rate
  Term.................      385       188,809,032.82       20.36      5.494       740        490,413      64.12      60.09
Refinance -- Cashout...      472       222,108,572.27       23.95      5.688       729        470,569      66.39      54.81
                           -----      ---------------      ------      -----       ---       --------      -----      -----
  Total................    2,047      $927,442,200.45      100.00%     5.527%      740       $453,074      71.38%     53.55%
                           =====      ===============      ======      =====       ===       ========      =====      =====


                         PERCENT
LOAN PURPOSE               IO
------------             -------
Purchase...............   87.26%
Refinance -- Rate
  Term.................   93.12
Refinance -- Cashout...   86.58
                          -----
  Total................   88.29%
                          =====

                         TYPES OF MORTGAGED PROPERTIES

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE    PRINCIPAL BALANCE    MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PROPERTY TYPE               LOANS        OUTSTANDING         POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------             ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Single Family...........    1,306      $614,536,427.54       66.26%     5.472%      740       $470,549      70.49%     53.52%
Planned Unit
  Development...........      299       128,307,091.83       13.83      5.803       741        429,121      73.24      46.04
Condominium.............      288       101,448,714.42       10.94      5.451       740        352,252      75.26      51.41
Deminimis Planned Unit
  Development...........       80        53,989,200.54        5.82      5.585       742        674,865      69.71      83.13
Two-to-Four Family......       41        13,391,592.29        1.44      5.777       730        326,624      71.77      37.93
Cooperative.............       21        13,097,360.25        1.41      5.420       737        623,684      72.10      45.75
Condotel................        7         1,489,113.58        0.16      5.891       720        212,731      59.61      20.15
Townhouse...............        5         1,182,700.00        0.13      5.758       732        236,540      76.16      22.98
                            -----      ---------------      ------      -----       ---       --------      -----      -----
  Total.................    2,047      $927,442,200.45      100.00%     5.527%      740       $453,074      71.38%     53.55%
                            =====      ===============      ======      =====       ===       ========      =====      =====


                          PERCENT
PROPERTY TYPE               IO
-------------             -------
Single Family...........   87.28%
Planned Unit
  Development...........   88.47
Condominium.............   88.06
Deminimis Planned Unit
  Development...........   99.10
Two-to-Four Family......   77.41
Cooperative.............  100.00
Condotel................  100.00
Townhouse...............  100.00
                          ------
  Total.................   88.29%
                          ======

                             DOCUMENTATION SUMMARY

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE    MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
DOCUMENTATION                   LOANS        OUTSTANDING         POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------                 ---------   -----------------   ----------   --------   --------   -----------   --------   --------
MLCC UNDERWRITING
Full Documentation..........      331      $221,703,740.17       23.90%     5.588%      741       $669,800      69.08%     100.00%
No Documentation............       44        24,702,607.94        2.66      5.488       774        561,423      56.35        0.00
Stated Income...............       36        21,237,142.70        2.29      5.636       755        589,921      65.12        0.00
Alternative Documentation...        7         3,486,906.25        0.38      5.516       750        498,129      69.44        0.00
                                -----      ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................      418      $271,130,397.06       29.23%     5.582%      745       $648,637      67.62%      81.77%
WELLS FARGO UNDERWRITING
Full Documentation..........      209      $106,932,978.67       11.53%     5.013%      739       $511,641      71.23%     100.00%
Asset Only..................      192        93,040,766.48       10.03      5.067       753        484,587      71.21        0.00
No Documentation............       77        32,964,233.93        3.55      4.981       760        428,107      75.04        0.00
Income Only.................        5         2,154,455.93        0.23      5.083       766        430,891      77.01        0.00
                                -----      ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................      483      $235,092,435.01       25.35%     5.031%      748       $486,734      71.81%      45.49%
LEHMAN BANK UNDERWRITING
Stated Income...............      298      $ 96,880,130.36       10.45%     6.010%      722       $325,101      73.58%       0.00%
Full Documentation..........      145        42,433,252.63        4.58      5.877       734        292,643      76.19      100.00
No Documentation............       80        23,085,989.58        2.49      5.851       736        288,575      61.65        0.00
No Ratio....................       52        18,658,489.69        2.01      6.165       725        358,817      71.25        0.00
                                -----      ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................      575      $181,057,862.26       19.52%     5.974%      727       $314,883      72.43%      23.44%
OTHER UNDERWRITING
Full Documentation..........      370      $125,583,315.37       13.54%     5.550%      738       $339,414      74.42%     100.00%
Stated Documentation........       94        51,592,415.21        5.56      5.548       732        548,855      71.16        0.00
Other Documentation.........      107        62,985,775.54        6.79      5.791       744        588,652      77.04        0.00
                                -----      ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................      571      $240,161,506.12       25.90%     5.613%      738       $420,598      74.41%      52.29%
Total.......................    2,047      $927,442,200.45      100.00%     5.527%      740       $453,074      71.38%      53.55%
                                =====      ===============      ======      =====       ===       ========      =====      ======


                              PERCENT
DOCUMENTATION                   IO
-------------                 -------
MLCC UNDERWRITING
Full Documentation..........   97.36%
No Documentation............  100.00
Stated Income...............  100.00
Alternative Documentation...  100.00
                              ------
  Sub-Total.................   97.84%
WELLS FARGO UNDERWRITING
Full Documentation..........   90.65%
Asset Only..................   84.26
No Documentation............   70.49
Income Only.................  100.00
                              ------
  Sub-Total.................   85.38%
LEHMAN BANK UNDERWRITING
Stated Income...............   73.24%
Full Documentation..........   77.71
No Documentation............   57.13
No Ratio....................   76.23
                              ------
  Sub-Total.................   72.54%
OTHER UNDERWRITING
Full Documentation..........   89.99%
Stated Documentation........   97.44
Other Documentation.........   92.44
                              ------
  Sub-Total.................   92.23%
Total.......................   88.29%
                              ======

                                OCCUPANCY TYPES

                                                                                WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                        MORTGAGE    PRINCIPAL BALANCE    MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
OCCUPANCY                 LOANS        OUTSTANDING         POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------               ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Primary...............    1,718      $803,599,774.92       86.65%     5.486%      740       $467,753      71.66%     53.73%
Investment............      132        73,586,601.40        7.93      5.614       747        557,474      67.23      57.05
Second Home...........      197        50,255,824.13        5.42      6.049       739        255,106      73.02      45.59
                          -----      ---------------      ------      -----       ---       --------      -----      -----
  Total...............    2,047      $927,442,200.45      100.00%     5.527%      740       $453,074      71.38%     53.55%
                          =====      ===============      ======      =====       ===       ========      =====      =====


OCCUPANCY               PERCENT IO
---------               ----------
Primary...............    89.19%
Investment............    90.79
Second Home...........    70.18
                          -----
  Total...............    88.29%
                          =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                                 CREDIT SCORES

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF   AGGREGATE PRINCIPAL   PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF CREDIT        MORTGAGE          BALANCE          MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
SCORES                   LOANS         OUTSTANDING          POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------------        ---------   -------------------   ----------   --------   --------   -----------   --------   --------
Not Available........        4       $  1,304,564.80         0.14%     5.531%      N/A       $326,141      59.82%     100.00%
576 to 600...........        1            375,000.00         0.04      5.875       592        375,000     100.00      100.00
601 to 625...........        1            196,825.00         0.02      5.625       623        196,825      89.87      100.00
626 to 650...........       14          4,540,609.91         0.49      5.532       642        324,329      73.56       90.27
651 to 675...........      134         51,153,070.18         5.52      5.717       667        381,739      71.54       65.67
676 to 700...........      270        115,491,769.75        12.45      5.641       689        427,747      69.50       56.43
701 to 725...........      370        164,035,851.25        17.69      5.624       713        443,340      72.81       53.26
726 to 750...........      395        178,002,387.54        19.19      5.505       738        450,639      72.59       47.35
751 to 775...........      409        197,171,796.25        21.26      5.455       763        482,083      71.59       52.39
776 to 800...........      362        176,728,387.37        19.06      5.424       786        488,200      71.11       52.75
801 to 825...........       87         38,441,938.40         4.14      5.454       807        441,861      65.04       61.79
                         -----       ---------------       ------      -----       ---       --------      -----      ------
Total................    2,047       $927,442,200.45       100.00%     5.527%      740       $453,074      71.38%      53.55%
                         =====       ===============       ======      =====       ===       ========      =====      ======


RANGE OF CREDIT
SCORES                 PERCENT IO
---------------        ----------
Not Available........    61.28%
576 to 600...........   100.00
601 to 625...........   100.00
626 to 650...........    84.36
651 to 675...........    89.88
676 to 700...........    83.86
701 to 725...........    89.31
726 to 750...........    87.86
751 to 775...........    89.85
776 to 800...........    88.90
801 to 825...........    87.55
                         -----
Total................    88.29%
                         =====

      The Credit Scores of the Mortgage Loans as of the Cut-off Date ranged from 592 to 819 and the weighted average Credit Score of the Mortgage as of the Cut-off Date was approximately 740.

                                 GROSS MARGINS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF   AGGREGATE PRINCIPAL   PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                        MORTGAGE          BALANCE          MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF GROSS MARGINS    LOANS         OUTSTANDING          POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------  ---------   -------------------   ----------   --------   --------   -----------   --------   --------
0.751% to 1.000%.....         1       $    148,000.00         0.02%     5.625%      714       $148,000      66.97%      0.00%
1.751% to 2.000%.....       385        252,389,589.29        27.21      5.595       746        655,557      67.22      81.32
2.001% to 2.250%.....     1,010        394,776,214.29        42.57      5.759       733        390,868      73.17      37.95
2.251% to 2.500%.....        95         29,607,149.09         3.19      5.509       738        311,654      77.64      93.24
2.501% to 2.750%.....       552        249,059,203.13        26.85      5.087       747        451,194      71.98      45.71
3.001% to 3.250%.....         4          1,462,044.65         0.16      6.247       715        365,511      77.66      10.27
                          -----       ---------------       ------      -----       ---       --------      -----      -----
  Total..............     2,047       $927,442,200.45       100.00%     5.527%      740       $453,074      71.38%     53.55%
                          =====       ===============       ======      =====       ===       ========      =====      =====


RANGE OF GROSS MARGINS  PERCENT IO
----------------------  ----------
0.751% to 1.000%.....     100.00%
1.751% to 2.000%.....      97.55
2.001% to 2.250%.....      85.62
2.251% to 2.500%.....     100.00
2.501% to 2.750%.....      81.79
3.001% to 3.250%.....      80.04
                          ------
  Total..............      88.29%
                          ======

      As of the Cut-off Date, the gross margins for the Mortgage Loans ranged from 1.000% per annum to 3.250% per annum and the weighted average gross margin for the Mortgage Loans was approximately 2.326% per annum.

                             MAXIMUM MORTGAGE RATES

                                       AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF MAXIMUM        MORTGAGE        BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MORTGAGE RATES            LOANS       OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------        ---------   ---------------   ----------   --------   --------   -----------   --------   --------
$8.501 to $8.750......        1     $    793,937.63       0.09%     3.750%      778       $793,938      51.75%     100.00%
$8.751 to $9.000......        3        1,821,440.00       0.20      3.945       746        607,147      73.99       43.92
$9.001 to $9.250......        7        2,377,255.80       0.26      4.215       755        339,608      75.25       81.70
$9.251 to $9.500......       20        9,488,862.69       1.02      4.470       765        474,443      71.49       53.73
$9.501 to $9.750......       68       33,579,298.75       3.62      4.698       746        493,813      71.51       48.08
$9.751 to $10.000.....      224      114,154,886.61      12.31      4.944       749        509,620      71.93       50.29
$10.001 to $10.250....      201      103,050,183.24      11.11      5.203       750        512,687      68.74       61.35
$10.251 to $10.500....      314      158,920,712.27      17.14      5.426       741        506,117      70.81       58.50
$10.501 to 410.750....      291      156,297,014.67      16.85      5.672       745        537,103      70.36       59.10
$10.751 to $11.000....      204      107,978,885.55      11.64      5.874       736        529,308      71.41       64.84
$11.001 to $11.250....       92       33,548,869.96       3.62      5.877       736        364,662      71.01       69.09
$11.251 to $11.500....      138       47,550,993.97       5.13      5.564       732        344,572      72.22       67.00
$11.501 to $11.750....      147       47,506,683.02       5.12      5.750       726        323,175      72.53       36.82
$11.751 to $12.000....      147       49,020,933.15       5.29      5.928       731        333,476      73.73       26.48
$12.001 to $12.250....       69       22,985,651.59       2.48      6.196       723        333,125      74.06       20.15
$12.251 to $12.500....       64       21,389,571.26       2.31      6.427       717        334,212      75.49       23.34
$12.501 to $12.750....       36       11,126,237.09       1.20      6.718       720        309,062      77.31        3.42
$12.751 to $13.000....       13        4,236,593.32       0.46      6.900       726        325,892      77.65        2.87
$13.001 to $13.250....        2          295,107.65       0.03      7.250       705        147,554      80.00       51.26
$13.251 to $13.500....        2          457,603.74       0.05      7.455       673        228,802      86.38        0.00
$13.501 to $13.750....        1          171,746.53       0.02      7.625       652        171,747      65.00        0.00
$13.751 to $14.000....        2          473,731.96       0.05      7.875       706        236,866      77.36       24.08
$14.001 to $14.250....        1          216,000.00       0.02      8.250       664        216,000      80.00        0.00
                          -----     ---------------     ------      -----       ---       --------      -----      ------
  Total...............    2,047     $927,442,200.45     100.00%     5.527%      740       $453,074      71.38%      53.55%
                          =====     ===============     ======      =====       ===       ========      =====      ======


RANGE OF MAXIMUM
MORTGAGE RATES          PERCENT IO
----------------        ----------
$8.501 to $8.750......      0.00%
$8.751 to $9.000......    100.00
$9.001 to $9.250......    100.00
$9.251 to $9.500......     73.95
$9.501 to $9.750......     73.80
$9.751 to $10.000.....     87.12
$10.001 to $10.250....     91.79
$10.251 to $10.500....     94.06
$10.501 to 410.750....     93.95
$10.751 to $11.000....     93.57
$11.001 to $11.250....     87.30
$11.251 to $11.500....     85.49
$11.501 to $11.750....     78.30
$11.751 to $12.000....     76.73
$12.001 to $12.250....     77.08
$12.251 to $12.500....     82.05
$12.501 to $12.750....     72.04
$12.751 to $13.000....     66.52
$13.001 to $13.250....      0.00
$13.251 to $13.500....      0.00
$13.501 to $13.750....      0.00
$13.751 to $14.000....     75.92
$14.001 to $14.250....    100.00
                          ------
  Total...............     88.29%
                          ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the Mortgage Loans ranged from 8.750% per annum to 14.250% per annum and the weighted average Maximum Mortgage Rate for the Mortgage Loans was 10.755% per annum.

                           NEXT RATE ADJUSTMENT DATE

                                       AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
NEXT RATE               MORTGAGE        BALANCE        MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
ADJUSTMENT DATE           LOANS       OUTSTANDING        POOL       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------------         ---------   ---------------   ----------   --------   --------   -----------   --------   --------
September 2006........        1     $  1,245,000.00       0.13%     5.125%      761      1$,245,000     60.70%     100.00%
June 2008.............        4        1,620,121.20       0.17      5.207       736        405,030      79.85       23.76
July 2008.............       14        4,443,844.07       0.48      5.194       753        317,417      73.80      100.00
August 2008...........        9        3,180,966.20       0.34      5.329       730        353,441      77.82       82.52
September 2008........       34       11,290,181.25       1.22      5.349       726        332,064      73.59       88.76
October 2008..........       32       18,418,416.71       1.99      5.428       736        575,576      72.31       91.81
November 2008.........       33       21,127,683.61       2.28      5.551       763        640,233      74.95       82.90
December 2009.........        1          258,621.51       0.03      5.250       717        258,622     100.00      100.00
January 2010..........        3        1,500,820.85       0.16      5.043       778        500,274      79.93       70.69
February 2010.........        1          759,512.44       0.08      5.125       665        759,512      80.00      100.00
April 2010............        5        2,172,713.83       0.23      5.315       741        434,543      78.63       61.75
May 2010..............       14        6,778,804.22       0.73      5.352       732        484,200      71.06       73.63
June 2010.............       50       23,251,442.63       2.51      5.421       750        465,029      68.48       29.13
July 2010.............      242       96,882,395.58      10.45      5.455       739        400,340      72.69       49.15
August 2010...........      388      127,070,994.89      13.70      5.696       730        327,503      73.34       42.31
September 2010........      568      241,049,452.64      25.99      5.343       741        424,383      71.78       38.29
October 2010..........      154       88,697,962.45       9.56      5.471       742        575,961      68.74       72.67
November 2010.........      126       70,866,123.68       7.64      5.531       745        562,430      68.21       75.16
May 2012..............        1          120,800.00       0.01      5.375       759        120,800      80.00      100.00
June 2012.............       45       15,461,283.71       1.67      5.665       739        343,584      71.46       56.53
July 2012.............       20        9,404,769.27       1.01      5.664       734        470,238      70.07       50.65
August 2012...........       30        8,255,278.85       0.89      5.892       744        275,176      73.89       31.43
September 2012........       61       15,922,184.47       1.72      5.779       724        261,019      76.39       69.22
October 2012..........       56       35,990,858.83       3.88      5.814       748        642,694      76.05       24.06
November 2012.........       66       40,541,431.71       4.37      5.794       739        614,264      76.14       30.54
February 2015.........        1          470,799.12       0.05      5.875       777        470,799      73.85      100.00
March 2015............        1        1,312,130.92       0.14      5.625       777      1,312,131      75.00      100.00
April 2015............        3        2,376,620.08       0.26      5.770       759        792,207      60.31      100.00
May 2015..............        8        7,634,405.66       0.82      5.872       740        954,301      63.93       94.71
June 2015.............       12       12,021,551.36       1.30      5.824       734      1,001,796      67.06       75.45
July 2015.............       37       32,700,536.46       3.53      5.626       747        883,798      63.67       79.71
August 2015...........       25       22,304,492.25       2.40      5.689       751        892,180      63.84       93.11
September 2015........        2        2,310,000.00       0.25      5.750       696      1,155,000      55.58       58.44
                          -----     ---------------     ------      -----       ---       --------      -----      ------
  Total...............    2,047     $927,442,200.45     100.00%     5.527%      740       $453,074      71.38%      53.55%
                          =====     ===============     ======      =====       ===       ========      =====      ======


NEXT RATE
ADJUSTMENT DATE         PERCENT IO
---------------         ----------
September 2006........    100.00%
June 2008.............    100.00
July 2008.............     74.16
August 2008...........    100.00
September 2008........     97.42
October 2008..........    100.00
November 2008.........    100.00
December 2009.........    100.00
January 2010..........     65.34
February 2010.........    100.00
April 2010............     70.72
May 2010..............     84.59
June 2010.............     86.65
July 2010.............     85.69
August 2010...........     75.85
September 2010........     85.59
October 2010..........     91.69
November 2010.........     99.34
May 2012..............    100.00
June 2012.............     96.92
July 2012.............    100.00
August 2012...........     96.20
September 2012........     83.27
October 2012..........     88.90
November 2012.........     91.81
February 2015.........    100.00
March 2015............    100.00
April 2015............    100.00
May 2015..............    100.00
June 2015.............    100.00
July 2015.............     92.39
August 2015...........     93.28
September 2015........    100.00
                          ------
  Total...............     88.29%
                          ======

      As of the Cut-off Date, the weighted average months to Next Rate Adjustment Date of the Mortgage Loans was approximately 64 months.

TABULAR CHARACTERISTICS OF THE GROUP ONE MORTGAGE LOANS

      The Group One Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group One Mortgage Loans..........................              127
Total Stated Principal Balance..............................      $61,326,213
Mortgage Rates:
  Weighted Average..........................................           5.422%
  Range.....................................................        4.125% to
                                                                       7.500%
Weighted Average Remaining Term to Maturity (in months).....              357

      The Stated Principal Balances of the Group One Mortgage Loans ranged from approximately $93,978 to approximately $1,999,900. The Group One Mortgage Loans had an average Stated Principal Balance of approximately $482,884.

      The weighted average Loan-to-Value Ratio at origination of the Group One Mortgage Loans was approximately 73.81%, and no Group One Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 3.26% of the Group One Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group One Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group One Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

                MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS

                                       AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                         MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF MORTGAGE RATES    LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------------  ---------   --------------   ----------   --------   --------   -----------   --------   --------
4.001% to 4.250%.......       1      $   210,000.00       0.34%     4.125%      730       $210,000      75.00%     100.00%
4.251% to 4.500%.......       1          343,200.00       0.56      4.500       777        343,200      80.00        0.00
4.501% to 4.750%.......       8        2,842,022.74       4.63      4.670       733        355,253      65.93      100.00
4.751% to 5.000%.......      10        4,496,636.55       7.33      4.979       731        449,664      79.55       86.47
5.001% to 5.250%.......      30       15,584,479.82      25.41      5.161       752        519,483      66.06       88.60
5.251% to 5.500%.......      37       16,772,822.49      27.35      5.421       726        453,320      76.65       89.39
5.501% to 5.750%.......      26       11,961,662.40      19.50      5.708       750        460,064      76.25       76.37
5.751% to 6.000%.......      10        7,547,369.37      12.31      5.916       782        754,737      78.66       92.65
6.001% to 6.250%.......       3        1,276,175.00       2.08      6.240       718        425,392      71.35      100.00
7.251% to 7.500%.......       1          291,844.67       0.48      7.500       676        291,845      90.00        0.00
                            ---      --------------     ------      -----       ---       --------      -----      ------
  Total................     127      $61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                            ===      ==============     ======      =====       ===       ========      =====      ======


RANGE OF MORTGAGE RATES  PERCENT IO
-----------------------  ----------
4.001% to 4.250%.......    100.00%
4.251% to 4.500%.......    100.00
4.501% to 4.750%.......     70.42
4.751% to 5.000%.......     93.16
5.001% to 5.250%.......    100.00
5.251% to 5.500%.......    100.00
5.501% to 5.750%.......    100.00
5.751% to 6.000%.......    100.00
6.001% to 6.250%.......    100.00
7.251% to 7.500%.......      0.00
                           ------
  Total................     97.65%
                           ======

      As of the Cut-off Date, the Mortgage Rates of the Group One Mortgage Loans ranged from 4.125% per annum to 7.500% per annum and the weighted average Mortgage Rate of the Group One Mortgage Loans was approximately 5.422% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP ONE MORTGAGE LOANS

                                        AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF REMAINING TERMS  MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
(MONTHS)                    LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------------------  ---------   --------------   ----------   --------   --------   -----------   --------   --------
325 to 336.............        1      $ 1,245,000.00       2.03%     5.125%      761      $1,245,000     60.70%     100.00%
349 to 360.............      126       60,081,213.04      97.97      5.428       745         476,835     74.08       86.38
                             ---      --------------     ------      -----       ---      ----------     -----      ------
  Total................      127      $61,326,213.04     100.00%     5.422%      745      $  482,884     73.81%      86.66%
                             ===      ==============     ======      =====       ===      ==========     =====      ======


RANGE OF REMAINING TERMS
(MONTHS)                  PERCENT IO
------------------------  ----------
325 to 336.............     100.00%
349 to 360.............      97.60
                            ------
  Total................      97.65%
                            ======

      As of the Cut-off Date, the remaining terms to stated maturity of the Group One Mortgage Loans ranged from 333 months to 359 months and the weighted average remaining term to stated maturity of the Group One Mortgage Loans was approximately 357 months.

    CUT-OFF DATE STATED PRINCIPAL BALANCES FOR THE GROUP ONE MORTGAGE LOANS

                                              AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                                NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF CUT-OFF DATE STATED    MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRINCIPAL BALANCES                LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------------    ---------   --------------   ----------   --------   --------   -----------   --------   --------
$0.01 to $100,000.00..........       2      $   193,978.11       0.32%     5.479%      732      $   96,989     46.82%     100.00%
$100,000.01 to $200,000.00....      27        4,269,159.53       6.96      5.326       723         158,117     77.16       84.21
$200,000.01 to $300,000.00....      19        4,872,778.33       7.95      5.454       729         256,462     79.17       84.09
$300,000.01 to $400,000.00....      15        5,215,797.10       8.51      5.309       742         347,720     72.36       79.54
$400,000.01 to $500,000.00....      19        8,674,748.92      14.15      5.441       748         456,566     74.11       79.96
$500,000.01 to $600,000.00....      14        7,736,105.82      12.61      5.389       757         552,579     70.13       71.62
$600,000.01 to $700,000.00....       7        4,538,001.11       7.40      5.394       746         648,286     77.28      100.00
$700,000.01 to $800,000.00....       8        5,989,128.39       9.77      5.498       734         748,641     77.67       87.81
$800,000.01 to $900,000.00....       1          900,000.00       1.47      5.000       764         900,000     75.00      100.00
$900,000.01 to
  $1,000,000.00...............       6        5,930,999.00       9.67      5.392       760         988,500     77.53       83.14
$1,000,000.01 to
  $1,100,000.00...............       1        1,098,716.73       1.79      5.875       801       1,098,717     64.71      100.00
$1,200,000.01 to
  $1,300,000.00...............       3        3,745,000.00       6.11      5.208       719       1,248,333     58.11      100.00
$1,300,000.01 to
  $1,400,000.00...............       1        1,391,900.00       2.27      5.750       769       1,391,900     89.81      100.00
$1,400,000.01 to
  $1,500,000.00...............       2        2,970,000.00       4.84      5.374       716       1,485,000     59.34      100.00
$1,500,000.01 to
  $2,000,000.00...............       2        3,799,900.00       6.20      5.718       774       1,899,950     80.60      100.00
                                   ---      --------------     ------      -----       ---      ----------     -----      ------
  Total.......................     127      $61,326,213.04     100.00%     5.422%      745      $  482,884     73.81%      86.66%
                                   ===      ==============     ======      =====       ===      ==========     =====      ======


RANGE OF CUT-OFF DATE STATED    PERCENT
PRINCIPAL BALANCES                IO
----------------------------    -------
$0.01 to $100,000.00..........  100.00%
$100,000.01 to $200,000.00....   96.51
$200,000.01 to $300,000.00....   94.01
$300,000.01 to $400,000.00....   94.10
$400,000.01 to $500,000.00....  100.00
$500,000.01 to $600,000.00....  100.00
$600,000.01 to $700,000.00....   84.76
$700,000.01 to $800,000.00....  100.00
$800,000.01 to $900,000.00....  100.00
$900,000.01 to
  $1,000,000.00...............  100.00
$1,000,000.01 to
  $1,100,000.00...............  100.00
$1,200,000.01 to
  $1,300,000.00...............  100.00
$1,300,000.01 to
  $1,400,000.00...............  100.00
$1,400,000.01 to
  $1,500,000.00...............  100.00
$1,500,000.01 to
  $2,000,000.00...............  100.00
                                ------
  Total.......................   97.65%
                                ======

      As of the Cut-off Date, the outstanding principal balances of the Group One Mortgage Loans ranged from approximately $93,978 to approximately $1,999,900 and the average outstanding principal balance of the Group One Mortgage Loans was approximately $482,884.

                  INDEX TYPE FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                           NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                           MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
INDEX                        LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----                      ---------   --------------   ----------   --------   --------   -----------   --------   --------
6 Month LIBOR............     104      $53,434,566.75      87.13%     5.435%      745       $513,794      73.47%      87.99%
1 Year LIBOR.............      21        7,435,106.17      12.12      5.361       744        354,053      77.02       76.29
1 Year Treasury..........       2          456,540.12       0.74      4.878       727        228,270      61.84      100.00
                              ---      --------------     ------      -----       ---       --------      -----      ------
  Total..................     127      $61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                              ===      ==============     ======      =====       ===       ========      =====      ======


                           PERCENT
INDEX                        IO
-----                      -------
6 Month LIBOR............  100.00%
1 Year LIBOR.............   86.77
1 Year Treasury..........    0.00
                           ------
  Total..................   97.65%
                           ======

                 PRODUCT TYPES FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                           NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                           MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRODUCT TYPE                 LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------               ---------   --------------   ----------   --------   --------   -----------   --------   --------
3/27 LIBOR IO Loans (6
  Month LIBOR)...........     104      $53,434,566.75      87.13%     5.435%      745       $513,794      73.47%      87.99%
3/27 LIBOR IO Loans (1
  Year LIBOR)............      19        6,451,510.26      10.52      5.329       742        339,553      77.66       77.20
3/27 LIBOR Loans (1 Year
  LIBOR).................       2          983,595.91       1.60      5.566       755        491,798      72.82       70.33
3/1 Treasury Loans.......       2          456,540.12       0.74      4.878       727        228,270      61.84      100.00
                              ---      --------------     ------      -----       ---       --------      -----      ------
  Total..................     127      $61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                              ===      ==============     ======      =====       ===       ========      =====      ======


                           PERCENT
PRODUCT TYPE                 IO
------------               -------
3/27 LIBOR IO Loans (6
  Month LIBOR)...........  100.00%
3/27 LIBOR IO Loans (1
  Year LIBOR)............  100.00
3/27 LIBOR Loans (1 Year
  LIBOR).................    0.00
3/1 Treasury Loans.......    0.00
                           ------
  Total..................   97.65%
                           ======

               AMORTIZATION TYPE FOR THE GROUP ONE MORTGAGE LOANS

                                           AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                             NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                             MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
AMORTIZATION TYPE              LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------            ---------   --------------   ----------   --------   --------   -----------   --------   --------
Fully Amortizing...........       4      $ 1,440,136.03       2.35%     5.348%      746       $360,034      69.34%     79.73%
36 Month Interest-Only.....      48       32,769,176.17      53.43      5.471       749        682,691      73.18      88.53
120 Month Interest-Only....      75       27,116,900.84      44.22      5.366       740        361,559      74.81      84.77
                                ---      --------------     ------      -----       ---       --------      -----      -----
  Total....................     127      $61,326,213.04     100.00%     5.422%      745       $482,884      73.81%     86.66%
                                ===      ==============     ======      =====       ===       ========      =====      =====


AMORTIZATION TYPE            PERCENT IO
-----------------            ----------
Fully Amortizing...........      0.00%
36 Month Interest-Only.....    100.00
120 Month Interest-Only....    100.00
                               ------
  Total....................     97.65%
                               ======

  GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE
                                     LOANS

                                       AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                         MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
STATE                      LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----                    ---------   --------------   ----------   --------   --------   -----------   --------   --------
Alabama................       1      $   431,500.00       0.70%     4.875%      750      $  431,500      80.00%    100.00%
Arizona................       5        1,984,649.71       3.24      5.354       749         396,930      73.52      54.02
California.............      19       10,069,937.26      16.42      5.430       753         529,997      66.78      84.30
Colorado...............       3        1,306,968.40       2.13      5.463       787         435,656      90.33     100.00
Delaware...............       1          164,965.66       0.27      5.500       688         164,966      66.00     100.00
Florida................      12        7,064,764.87      11.52      5.485       752         588,730      74.93      78.06
Georgia................       2          612,694.00       1.00      5.165       748         306,347      88.32     100.00
Hawaii.................       2        1,555,999.00       2.54      5.214       777         778,000      76.55      64.27
Illinois...............       8        1,976,281.61       3.22      5.337       730         247,035      76.02     100.00
Kansas.................       1        1,391,900.00       2.27      5.750       769       1,391,900      89.81     100.00
Kentucky...............       3        1,329,443.69       2.17      5.783       760         443,148      83.70      68.51
Maryland...............       3        1,249,600.00       2.04      5.615       762         416,533      92.80     100.00
Massachusetts..........       9        7,891,213.53      12.87      5.448       724         876,802      66.58      94.58
Michigan...............      12        2,317,694.66       3.78      5.530       719         193,141      71.98      86.84
Missouri...............       2        1,043,110.94       1.70      5.000       755         521,555      76.13     100.00
New Hampshire..........       2          972,717.12       1.59      5.125       717         486,359      55.86     100.00
New Jersey.............      16        6,864,882.06      11.19      5.463       727         429,055      77.59      81.68
New York...............       4        2,950,245.83       4.81      5.350       760         737,561      63.34      93.89
North Carolina.........       2        1,010,000.00       1.65      5.887       789         505,000     100.00      45.05
Ohio...................       1          157,463.09       0.26      5.625       654         157,463      90.00     100.00
Oregon.................       2          446,550.00       0.73      5.428       718         223,275      97.88      57.66
Pennsylvania...........       2          739,916.87       1.21      5.159       781         369,958      79.58     100.00
South Carolina.........       1          217,250.00       0.35      5.250       787         217,250      50.00     100.00
Tennessee..............       1          149,027.10       0.24      4.625       724         149,027      40.65     100.00
Texas..................       4        3,519,080.73       5.74      5.298       741         879,770      65.77     100.00
Utah...................       1          156,000.00       0.25      5.000       754         156,000      80.00     100.00
Virginia...............       5        1,727,856.91       2.82      5.195       751         345,571      80.00      85.65
Washington.............       1          571,500.00       0.93      5.250       733         571,500      72.34     100.00
Wisconsin..............       2        1,453,000.00       2.37      5.621       734         726,500      93.56     100.00
                            ---      --------------     ------      -----       ---      ----------     ------     ------
  Total................     127      $61,326,213.04     100.00%     5.422%      745      $  482,884      73.81%     86.66%
                            ===      ==============     ======      =====       ===      ==========     ======     ======


STATE                    PERCENT IO
-----                    ----------
Alabama................    100.00%
Arizona................    100.00
California.............     93.13
Colorado...............    100.00
Delaware...............    100.00
Florida................    100.00
Georgia................    100.00
Hawaii.................    100.00
Illinois...............    100.00
Kansas.................    100.00
Kentucky...............    100.00
Maryland...............    100.00
Massachusetts..........    100.00
Michigan...............    100.00
Missouri...............    100.00
New Hampshire..........    100.00
New Jersey.............     91.27
New York...............    100.00
North Carolina.........    100.00
Ohio...................    100.00
Oregon.................    100.00
Pennsylvania...........    100.00
South Carolina.........    100.00
Tennessee..............      0.00
Texas..................    100.00
Utah...................    100.00
Virginia...............    100.00
Washington.............    100.00
Wisconsin..............    100.00
                           ------
  Total................     97.65%
                           ======

      No more than approximately 3.26% of the Group One Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF ORIGINAL         MORTGAGE        BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS       OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
--------------------      ---------   ---------------   ----------   --------   --------   -----------   --------   --------
10.01% to 20.00%........        1     $     93,978.11       0.15%     5.590%      767       $ 93,978      18.40%     100.00%
30.01% to 40.00%........        2          997,817.12       1.63      4.929       716        498,909      30.70      100.00
40.01% to 50.00%........        6        2,980,535.22       4.86      5.363       763        496,756      45.64       88.39
50.01% to 60.00%........       10        6,477,362.61      10.56      5.407       731        647,736      55.36       90.75
60.01% to 70.00%........       19       11,543,930.38      18.82      5.461       744        607,575      65.70       72.34
70.01% to 75.00%........       15        6,969,002.10      11.36      5.269       740        464,600      73.24      100.00
75.01% to 80.00%........       53       20,714,959.56      33.78      5.345       748        390,848      79.25       85.48
80.01% to 85.00%........        2        1,943,110.94       3.17      5.926       778        971,555      83.68      100.00
85.01% to 90.00%........        4        2,320,701.76       3.78      5.864       749        580,175      89.34       87.42
90.01% to 95.00%........        5          836,520.97       1.36      5.515       687        167,304      92.55       77.40
95.01% to 100.00%.......       10        6,448,294.27      10.51      5.554       747        644,829      99.53       91.39
                            -----     ---------------     ------      -----       ---       --------      -----      ------
  Total.................      127     $ 61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                            =====     ===============     ======      =====       ===       ========      =====      ======


RANGE OF ORIGINAL         PERCENT
LOAN-TO-VALUE RATIOS        IO
--------------------      -------
10.01% to 20.00%........  100.00%
30.01% to 40.00%........  100.00
40.01% to 50.00%........   95.00
50.01% to 60.00%........  100.00
60.01% to 70.00%........   94.01
70.01% to 75.00%........   95.59
75.01% to 80.00%........  100.00
80.01% to 85.00%........  100.00
85.01% to 90.00%........   87.42
90.01% to 95.00%........  100.00
95.01% to 100.00%.......  100.00
                          ------
  Total.................   97.65%
                          ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 18.40% to 100.00%, and the weighted average Original Loan-to-Value Ratio of the Group One Mortgage Loans was approximately 73.81%.

                 LOAN PURPOSE FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN PURPOSE                LOANS       OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------              ---------   ---------------   ----------   --------   --------   -----------   --------   --------
Purchase................       66     $ 30,017,251.70      48.95%     5.486%      753       $454,807      79.78%     78.05%
Refinance -- Rate
  Term..................       37       19,387,889.88      31.61      5.415       735        523,997      67.50      97.26
Refinance -- Cashout....       24       11,921,071.46      19.44      5.271       740        496,711      69.05      91.10
                            -----     ---------------     ------      -----       ---       --------      -----      -----
  Total.................      127     $ 61,326,213.04     100.00%     5.422%      745       $482,884      73.81%     86.66%
                            =====     ===============     ======      =====       ===       ========      =====      =====


                          PERCENT
LOAN PURPOSE                IO
------------              -------
Purchase................   95.20%
Refinance -- Rate
  Term..................  100.00
Refinance -- Cashout....  100.00
                          ------
  Total.................   97.65%
                          ======

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PROPERTY TYPE               LOANS       OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------             ---------   ---------------   ----------   --------   --------   -----------   --------   --------
Single Family
  Residence.............       74     $ 39,064,132.48      63.70%     5.407%      743       $527,894      71.62%     91.27%
Condominium.............       26        9,986,436.61      16.28      5.373       740        384,094      78.66      77.99
Deminimis Planned Unit
  Development...........       11        6,825,355.88      11.13      5.507       767        620,487      75.62      86.63
Planned Unit
  Development...........       16        5,450,288.07       8.89      5.508       742        340,643      78.33      69.52
                            -----     ---------------     ------      -----       ---       --------      -----      -----
  Total.................      127     $ 61,326,213.04     100.00%     5.422%      745       $482,884      73.81%     86.66%
                            =====     ===============     ======      =====       ===       ========      =====      =====


                          PERCENT
PROPERTY TYPE               IO
-------------             -------
Single Family
  Residence.............   96.69%
Condominium.............  100.00
Deminimis Planned Unit
  Development...........  100.00
Planned Unit
  Development...........   97.27
                          ------
  Total.................   97.65%
                          ======

             DOCUMENTATION SUMMARY FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
DOCUMENTATION               LOANS       OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------             ---------   ---------------   ----------   --------   --------   -----------   --------   --------
MLCC UNDERWRITING
Full Documentation......       63     $ 41,340,840.06      67.41%     5.439%      747       $656,204      74.10%     100.00%
Stated Income...........        4        2,256,245.83       3.68      5.492       752        564,061      61.61        0.00
No Documentation........        4        1,881,278.16       3.07      5.519       750        470,320      62.51        0.00
Alternative
  Documentation.........        2          983,000.00       1.60      5.565       786        491,500      91.29        0.00
                            -----     ---------------     ------      -----       ---       --------      -----      ------
    Sub-Total...........       73     $ 46,461,364.05      75.76%     5.447%      748       $636,457      73.38%      88.98%
OTHER UNDERWRITING
Full Documentation......       44     $ 11,804,222.31      19.25%     5.306%      738       $268,278      73.42%     100.00%
Stated Income...........        9        2,768,782.01       4.51      5.270       725        307,642      80.94        0.00
Other Documentation.....        1          291,844.67       0.48      7.500       676        291,845      90.00        0.00
                            -----     ---------------     ------      -----       ---       --------      -----      ------
    Sub-Total...........       54     $ 14,864,848.99      24.24%     5.343%      734       $275,275      75.15%      79.41%
  Total.................      127     $ 61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                            =====     ===============     ======      =====       ===       ========      =====      ======


                          PERCENT
DOCUMENTATION               IO
-------------             -------
MLCC UNDERWRITING
Full Documentation......  100.00%
Stated Income...........  100.00
No Documentation........  100.00
Alternative
  Documentation.........  100.00
                          ------
    Sub-Total...........  100.00%
OTHER UNDERWRITING
Full Documentation......   90.27%
Stated Income...........  100.00
Other Documentation.....    0.00
                          ------
    Sub-Total...........   90.31%
  Total.................   97.65%
                          ======

                OCCUPANCY TYPES FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
OCCUPANCY                   LOANS       OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------                 ---------   ---------------   ----------   --------   --------   -----------   --------   --------
Primary.................      111     $ 53,591,243.01      87.39%     5.379%      743       $482,804      72.82%     86.31%
Second Home.............       11        6,071,381.36       9.90      5.685       761        551,944      79.01      90.94
Investment..............        5        1,663,588.67       2.71      5.823       748        332,718      86.88      82.46
                            -----     ---------------     ------      -----       ---       --------      -----      -----
  Total.................      127     $ 61,326,213.04     100.00%     5.422%      745       $482,884      73.81%     86.66%
                            =====     ===============     ======      =====       ===       ========      =====      =====


                          PERCENT
OCCUPANCY                   IO
---------                 -------
Primary.................   97.86%
Second Home.............  100.00
Investment..............   82.46
                          ------
  Total.................   97.65%
                          ======

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF CREDIT SCORES      LOANS       OUTSTANDING     GROUP ONE     COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------------------  ---------   ---------------   ----------   --------   --------   -----------   --------   --------
626 to 650..............        1     $    104,250.00       0.17%     6.125%      642       $104,250      94.77%     100.00%
651 to 675..............       10        4,243,248.09       6.92      5.328       667        424,325      70.39       95.54
676 to 700..............       16        5,730,351.09       9.34      5.357       686        358,147      73.94       82.79
701 to 725..............       24       11,217,341.11      18.29      5.426       716        467,389      74.73       84.39
726 to 750..............       18        7,102,017.43      11.58      5.433       737        394,557      71.70       92.26
751 to 775..............       29       16,484,043.19      26.88      5.367       763        568,415      71.97       81.80
776 to 800..............       24       13,490,835.30      22.00      5.442       787        562,118      78.93       87.37
801 to 825..............        5        2,954,126.83       4.82      5.823       807        590,825      66.21      100.00
                            -----     ---------------     ------      -----       ---       --------      -----      ------
  Total.................      127     $ 61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                            =====     ===============     ======      =====       ===       ========      =====      ======


                          PERCENT
RANGE OF CREDIT SCORES      IO
------------------------  -------
626 to 650..............  100.00%
651 to 675..............  100.00
676 to 700..............   94.91
701 to 725..............   98.67
726 to 750..............   95.67
751 to 775..............  100.00
776 to 800..............   94.87
801 to 825..............  100.00
                          ------
  Total.................   97.65%
                          ======

      The Credit Scores of the Group One Mortgage Loans that were scored as of the Cut-off Date ranged from 642 to 819 and the weighted average Credit Score of the Group One Mortgage Loans that were scored as of the Cut-off Date was approximately 745.

                 GROSS MARGINS FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                           NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF GROSS             MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MARGINS                      LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
--------------             ---------   --------------   ----------   --------   --------   -----------   --------   --------
1.751% to 2.000%.........      40      $27,505,537.85      44.85%     5.489%      757       $687,638      73.79%      90.82%
2.001% to 2.250%.........      71       28,915,018.46      47.15      5.352       734        407,254      73.49       81.44
2.251% to 2.500%.........      13        4,157,271.94       6.78      5.377       742        319,790      76.42      100.00
2.501% to 2.750%.........       2          456,540.12       0.74      4.878       727        228,270      61.84      100.00
3.001% to 3.250%.........       1          291,844.67       0.48      7.500       676        291,845      90.00        0.00
                              ---      --------------     ------      -----       ---       --------      -----      ------
  Total..................     127      $61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                              ===      ==============     ======      =====       ===       ========      =====      ======


RANGE OF GROSS             PERCENT
MARGINS                      IO
--------------             -------
1.751% to 2.000%.........  100.00%
2.001% to 2.250%.........   97.61
2.251% to 2.500%.........  100.00
2.501% to 2.750%.........    0.00
3.001% to 3.250%.........    0.00
                           ------
  Total..................   97.65%
                           ======

      As of the Cut-off Date, the gross margins for the Group One Mortgage Loans ranged from 2.000% per annum to 3.250% per annum and the weighted average gross margin for the Group One Mortgage Loans was approximately 2.163% per annum.

            MAXIMUM MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                           NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF MAXIMUM           MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MORTGAGE RATES               LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------           ---------   --------------   ----------   --------   --------   -----------   --------   --------
9.001% to 9.250%.........       1      $   210,000.00       0.34%     4.125%      730       $210,000      75.00%     100.00%
9.501% to 9.750%.........       6        2,001,244.40       3.26      4.646       714        333,541      67.94      100.00
9.751% to 10.000%........       9        4,189,123.53       6.83      4.977       732        465,458      80.09       85.48
10.001% to 10.250%.......      25       14,122,177.26      23.03      5.158       754        564,887      65.09       92.01
10.251% to 10.500%.......      24       10,230,014.79      16.68      5.394       734        426,251      79.94       79.25
10.501% to 10.750%.......      26       11,837,440.74      19.30      5.640       757        455,286      75.31       80.18
10.751% to 11.000%.......      11        7,854,882.39      12.81      5.880       780        714,080      78.40       92.93
11.001% to 11.250%.......       8        2,738,477.56       4.47      5.682       727        342,310      73.54       76.35
11.251% to 11.500%.......      14        6,886,007.70      11.23      5.415       718        491,858      71.93      100.00
11.501% to 11.750%.......       2          965,000.00       1.57      5.687       687        482,500      74.62       50.26
13.251% to 13.500%.......       1          291,844.67       0.48      7.500       676        291,845      90.00        0.00
                              ---      --------------     ------      -----       ---       --------      -----      ------
  Total..................     127      $61,326,213.04     100.00%     5.422%      745       $482,884      73.81%      86.66%
                              ===      ==============     ======      =====       ===       ========      =====      ======


RANGE OF MAXIMUM           PERCENT
MORTGAGE RATES               IO
----------------           -------
9.001% to 9.250%.........  100.00%
9.501% to 9.750%.........  100.00
9.751% to 10.000%........  100.00
10.001% to 10.250%.......  100.00
10.251% to 10.500%.......  100.00
10.501% to 10.750%.......   92.90
10.751% to 11.000%.......   96.09
11.001% to 11.250%.......  100.00
11.251% to 11.500%.......  100.00
11.501% to 11.750%.......  100.00
13.251% to 13.500%.......    0.00
                           ------
  Total..................   97.65%
                           ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the Group One Mortgage Loans ranged from 9.125% per annum to 13.500% per annum and the weighted average Maximum Mortgage Rate for the Group One Mortgage Loans was 10.603% per annum.

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP ONE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                           NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
NEXT RATE                  MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
ADJUSTMENT DATE              LOANS      OUTSTANDING        ONE        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------------            ---------   --------------   ----------   --------   --------   -----------   --------   --------
September 2006...........       1      $ 1,245,000.00       2.03%     5.125%      761      $1,245,000     60.70%     100.00%
June 2008................       4        1,620,121.20       2.64      5.207       736         405,030     79.85       23.76
July 2008................      14        4,443,844.07       7.25      5.194       753         317,417     73.80      100.00
August 2008..............       9        3,180,966.20       5.19      5.329       730         353,441     77.82       82.52
September 2008...........      34       11,290,181.25      18.41      5.349       726         332,064     73.59       88.76
October 2008.............      32       18,418,416.71      30.03      5.428       736         575,576     72.31       91.81
November 2008............      33       21,127,683.61      34.45      5.551       763         640,233     74.95       82.90
                              ---      --------------     ------      -----       ---      ----------     -----      ------
  Total..................     127      $61,326,213.04     100.00%     5.422%      745      $  482,884     73.81%      86.66%
                              ===      ==============     ======      =====       ===      ==========     =====      ======


NEXT RATE                  PERCENT
ADJUSTMENT DATE              IO
---------------            -------
September 2006...........  100.00%
June 2008................  100.00
July 2008................   74.16
August 2008..............  100.00
September 2008...........   97.42
October 2008.............  100.00
November 2008............  100.00
                           ------
  Total..................   97.65%
                           ======

      As of the Cut-off Date, the weighted average months to Next Rate Adjustment Date of the Group One Mortgage Loans was approximately 33 months.

TABULAR CHARACTERISTICS OF THE GROUP TWO MORTGAGE LOANS

      The Group Two Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group Two Mortgage Loans..........................               848
Total Stated Principal Balance..............................      $504,430,437
Mortgage Rates:
  Weighted Average..........................................             5.441%
  Range.....................................................   3.750% to 6.875%
Weighted Average Remaining Term to Maturity (in months).....               357

      The Stated Principal Balances of the Group Two Mortgage Loans ranged from approximately $149,000 to approximately $5,500,000. The Group Two Mortgage Loans had an average Stated Principal Balance of approximately $594,847.

      The weighted average Loan-to-Value Ratio at origination of the Group Two Mortgage Loans was approximately 70.19%, and no Group Two Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 1.37% of the Group Two Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group Two Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group Two Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

                MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                         MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF MORTGAGE RATES    LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
3.501% to 3.750%.......       1       $    793,937.63        0.16%     3.750%      778       $793,938      51.75%     100.00%
3.751% to 4.000%.......       2          1,695,200.00        0.34      3.941       746        847,600      73.54       47.19
4.001% to 4.250%.......       3          1,633,251.81        0.32      4.215       773        544,417      73.73       73.37
4.251% to 4.500%.......      12          7,576,645.68        1.50      4.465       771        631,387      73.15       49.18
4.501% to 4.750%.......      46         27,460,706.30        5.44      4.702       747        596,972      70.90       43.86
4.751% to 5.000%.......     145         94,053,305.34       18.65      4.942       750        648,643      71.17       49.53
5.001% to 5.250%.......     107         67,966,135.75       13.47      5.211       751        635,198      68.45       58.51
5.251% to 5.500%.......     165        104,687,900.13       20.75      5.421       739        634,472      69.53       55.94
5.501% to 5.750%.......     140         80,980,635.22       16.05      5.676       739        578,433      68.78       48.57
5.751% to 6.000%.......     118         68,116,191.70       13.50      5.907       726        577,256      69.76       51.27
6.001% to 6.250%.......      43         20,622,684.03        4.09      6.187       726        479,597      71.67       32.59
6.251% to 6.500%.......      41         18,166,660.17        3.60      6.425       717        443,089      75.21       18.15
6.501% to 6.750%.......      19          7,995,879.75        1.59      6.715       722        420,836      77.63        0.00
6.751% to 7.000%.......       6          2,681,303.89        0.53      6.875       727        446,884      76.66        0.00
                            ---       ---------------      ------      -----       ---       --------      -----      ------
  Total................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%      49.12%
                            ===       ===============      ======      =====       ===       ========      =====      ======


RANGE OF MORTGAGE RATES  PERCENT IO
-----------------------  ----------
3.501% to 3.750%.......      0.00%
3.751% to 4.000%.......    100.00
4.001% to 4.250%.......    100.00
4.251% to 4.500%.......     69.91
4.501% to 4.750%.......     67.96
4.751% to 5.000%.......     84.69
5.001% to 5.250%.......     91.39
5.251% to 5.500%.......     95.37
5.501% to 5.750%.......     93.88
5.751% to 6.000%.......     93.85
6.001% to 6.250%.......     92.00
6.251% to 6.500%.......     88.33
6.501% to 6.750%.......     83.42
6.751% to 7.000%.......    100.00
                           ------
  Total................     89.85%
                           ======

      As of the Cut-off Date, the Mortgage Rates of the Group Two Mortgage Loans ranged from 3.750% per annum to 6.875% per annum and the weighted average Mortgage Rate of the Group Two Mortgage Loans was approximately 5.441% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP TWO MORTGAGE LOANS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF REMAINING TERMS  MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
(MONTHS)                    LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
349 to 360.............      848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                             ---       ---------------      ------      -----       ---       --------      -----      -----
  Total................      848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                             ===       ===============      ======      =====       ===       ========      =====      =====


RANGE OF REMAINING TERMS
(MONTHS)                  PERCENT IO
------------------------  ----------
349 to 360.............     89.85%
                            -----
  Total................     89.85%
                            =====

      As of the Cut-off Date, the remaining terms to stated maturity of the Group Two Mortgage Loans ranged from 349 months to 359 months and the weighted average remaining term to stated maturity of the Group Two Mortgage Loans was approximately 357 months.

    CUT-OFF DATE STATED PRINCIPAL BALANCES FOR THE GROUP TWO MORTGAGE LOANS

                                                                                       WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF CUT-OFF DATE STATED   MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRINCIPAL BALANCES               LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------------   ---------   -----------------   ----------   --------   --------   -----------   --------   --------
$100,000.01 to $200,000.00...       1       $    149,000.00        0.03%     5.500%      802      $  149,000     54.66%      0.00%
$200,000.01 to $300,000.00...       1            300,000.00        0.06      5.875       764         300,000     65.00       0.00
$300,000.01 to $400,000.00...     104         39,805,427.90        7.89      5.912       725         382,744     72.44      28.51
$400,000.01 to 4500,000.00...     365        165,461,873.93       32.80      5.578       739         453,320     73.49      33.42
$500,000.01 to $600,000.00...     136         74,956,391.77       14.86      5.255       746         551,150     73.78      50.47
$600,000.01 to $700,000.00...      84         54,535,758.97       10.81      5.285       742         649,235     71.62      52.10
$700,000.01 to $800,000.00...      34         25,479,675.53        5.05      5.230       736         749,402     72.22      70.79
$800,000.01 to $900,000.00...      36         31,133,581.75        6.17      5.259       743         864,822     69.26      61.52
$900,000.01 to
  $1,000,000.00..............      46         44,870,552.22        8.90      5.222       754         975,447     62.37      60.92
$1,000,000.01 to
  $1,100,000.00..............       5          5,364,027.35        1.06      5.459       756       1,072,805     68.63      40.77
$1,100,000.01 to
  $1,200,000.00..............       7          7,973,325.81        1.58      5.796       757       1,139,047     68.38      71.29
$1,200,000.01 to
  $1,300,000.00..............       2          2,527,500.00        0.50      5.750       755       1,263,750     82.60      50.05
$1,300,000.01 to
  $1,400,000.00..............       4          5,526,291.38        1.10      5.342       754       1,381,573     63.90      50.65
$1,400,000.01 to
  $1,500,000.00..............       6          8,906,199.37        1.77      5.083       738       1,484,367     67.68      83.16
$1,500,000.01 to
  $2,000,000.00..............      14         25,715,831.42        5.10      5.330       730       1,836,845     55.41      84.64
$2,000,000.01 to
  $2,500,000.00..............       1          2,500,000.00        0.50      5.375       775       2,500,000     54.95       0.00
$3,000,000.01 or greater.....       2          9,225,000.00        1.83      5.950       692       4,612,500     50.00     100.00
                                  ---       ---------------      ------      -----       ---      ----------     -----      -----
  Total......................     848       $504,430,437.40      100.00%     5.441%      740      $  594,847     70.19%     49.12%
                                  ===       ===============      ======      =====       ===      ==========     =====      =====


RANGE OF CUT-OFF DATE STATED   PERCENT
PRINCIPAL BALANCES               IO
----------------------------   -------
$100,000.01 to $200,000.00...  100.00%
$200,000.01 to $300,000.00...  100.00
$300,000.01 to $400,000.00...   89.30
$400,000.01 to 4500,000.00...   84.20
$500,000.01 to $600,000.00...   89.83
$600,000.01 to $700,000.00...   88.31
$700,000.01 to $800,000.00...   91.02
$800,000.01 to $900,000.00...   91.80
$900,000.01 to
  $1,000,000.00..............   95.60
$1,000,000.01 to
  $1,100,000.00..............  100.00
$1,100,000.01 to
  $1,200,000.00..............  100.00
$1,200,000.01 to
  $1,300,000.00..............  100.00
$1,300,000.01 to
  $1,400,000.00..............  100.00
$1,400,000.01 to
  $1,500,000.00..............  100.00
$1,500,000.01 to
  $2,000,000.00..............  100.00
$2,000,000.01 to
  $2,500,000.00..............  100.00
$3,000,000.01 or greater.....  100.00
                               ------
  Total......................   89.85%
                               ======

      As of the Cut-Off Date, the outstanding principal balances of the Group Two Mortgage Loans ranged from approximately $149,000 to approximately $5,500,000 and the average outstanding principal balance of the Group Two Mortgage Loans was approximately $594,847.

                  INDEX TYPE FOR THE GROUP TWO MORTGAGE LOANS

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
INDEX TYPE                      LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------                    ---------   -----------------   ----------   --------   --------   -----------   --------   --------
6 Month LIBOR...............     454       $255,674,725.20       50.69%     5.749%      735       $563,160      68.99%     51.22%
1 Year Treasury.............     301        191,401,363.82       37.94      5.011       749        635,885      70.78      46.44
1 Year LIBOR................      93         57,354,348.38       11.37      5.502       734        616,713      73.51      48.65
                                 ---       ---------------      ------      -----       ---       --------      -----      -----
  Total.....................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                                 ===       ===============      ======      =====       ===       ========      =====      =====


                              PERCENT
INDEX TYPE                      IO
----------                    -------
6 Month LIBOR...............   94.30%
1 Year Treasury.............   82.13
1 Year LIBOR................   95.80
                               -----
  Total.....................   89.85%
                               =====

                 PRODUCT TYPES FOR THE GROUP TWO MORTGAGE LOANS

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRODUCT TYPE                    LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------                  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
5/25 LIBOR IO Loans (6 Month
  LIBOR)....................      421      $241,089,820.78       47.79%     5.736%      736       $572,660      68.89%      53.37%
5/1 Treasury IO Loans.......      238       157,194,533.06       31.16      5.035       749        660,481      70.80       49.54
5/25 LIBOR IO Loans (1 Year
  LIBOR)....................       88        54,944,466.08       10.89      5.497       736        624,369      73.76       49.08
5/1 Treasury Loans..........       63        34,206,830.76        6.78      4.900       750        542,966      70.71       32.24
5/25 LIBOR Loans (6 Month
  LIBOR)....................       33        14,584,904.42        2.89      5.963       731        441,967      70.71       15.63
5/25 LIBOR Loans (1 Year
  LIBOR)....................        5         2,409,882.30        0.48      5.618       709        481,976      67.86       38.67
                                -----      ---------------      ------      -----       ---       --------      -----      ------
  Total.....................      848      $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%      49.12%
                                =====      ===============      ======      =====       ===       ========      =====      ======


                              PERCENT
PRODUCT TYPE                    IO
------------                  -------
5/25 LIBOR IO Loans (6 Month
  LIBOR)....................  100.00%
5/1 Treasury IO Loans.......  100.00
5/25 LIBOR IO Loans (1 Year
  LIBOR)....................  100.00
5/1 Treasury Loans..........    0.00
5/25 LIBOR Loans (6 Month
  LIBOR)....................    0.00
5/25 LIBOR Loans (1 Year
  LIBOR)....................    0.00
                              ------
  Total.....................   89.85%
                              ======

               AMORTIZATION TYPE FOR THE GROUP TWO MORTGAGE LOANS

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
AMORTIZATION TYPE               LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------             ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Fully Amortizing............     101       $ 51,201,617.48       10.15%     5.236%      743       $506,947      70.58%     27.81%
60 Month Interest-Only......     423        289,129,573.11       57.32      5.304       745        683,521      68.50      58.66
120 Month Interest-Only.....     324        164,099,246.81       32.53      5.745       732        506,479      73.04      38.95
                                 ---       ---------------      ------      -----       ---       --------      -----      -----
  Total.....................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                                 ===       ===============      ======      =====       ===       ========      =====      =====


                              PERCENT
AMORTIZATION TYPE               IO
-----------------             -------
Fully Amortizing............    0.00%
60 Month Interest-Only......  100.00
120 Month Interest-Only.....  100.00
                              ------
  Total.....................   89.85%
                              ======

  GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE
                                     LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
STATE                    LOANS       OUTSTANDING        TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-----                  ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
Alabama..............        1     $  1,125,249.84       0.22%     6.125%      783      $1,125,250     60.89%     100.00%   100.00%
Arizona..............       35       18,678,789.98       3.70      5.685       741         533,680     70.76       45.06     87.78
Arkansas.............        2          935,794.20       0.19      5.128       752         467,897     76.94       39.43     39.43
California...........      312      187,029,831.64      37.08      5.507       734         599,455     70.43       41.03     95.29
Colorado.............       23       13,268,346.72       2.63      5.655       749         576,885     67.80       51.25     96.72
Connecticut..........       17       13,338,707.62       2.64      5.262       735         784,630     68.56       65.94     96.95
Delaware.............        2        1,864,800.00       0.37      5.332       776         932,400     66.55       26.80    100.00
District of
  Columbia...........        9        4,999,443.00       0.99      5.236       708         555,494     77.63       54.26     78.23
Florida..............       56       30,478,808.17       6.04      5.539       747         544,264     71.37       42.28     89.06
Georgia..............       18       11,715,969.24       2.32      5.236       743         650,887     68.65       62.38     66.49
Hawaii...............        2        1,522,181.97       0.30      5.419       793         761,091     71.83        0.00     45.57
Idaho................        4        2,107,999.54       0.42      5.081       730         527,000     70.77       22.30    100.00
Illinois.............       23       16,470,673.94       3.27      5.390       745         716,116     65.97       63.66     85.63
Indiana..............        2        1,128,891.13       0.22      5.477       767         564,446     78.52       60.24     60.24
Iowa.................        1          647,647.20       0.13      5.000       803         647,647     79.37      100.00      0.00
Kentucky.............        2          859,000.00       0.17      4.744       772         429,500     77.16       49.36    100.00
Maryland.............       30       16,812,878.17       3.33      5.438       753         560,429     69.93       53.50     87.23
Massachusetts........       18        9,367,165.84       1.86      5.206       758         520,398     67.17       29.02     81.93
Michigan.............       14        9,526,871.43       1.89      5.516       728         680,491     67.45       75.06     95.65
Minnesota............       16        9,439,232.23       1.87      5.026       753         589,952     67.78       66.26     78.66
Missouri.............        6        4,309,968.60       0.85      5.282       762         718,328     67.08       51.46     86.72
Nevada...............       23       16,105,882.91       3.19      5.835       731         700,256     65.84       68.44     90.45
New Hampshire........        4        2,415,275.01       0.48      5.548       770         603,819     76.87       53.21    100.00
New Jersey...........       38       24,325,427.14       4.82      5.301       742         640,143     70.92       73.74     93.15
New Mexico...........        2          940,049.64       0.19      6.222       748         470,025     73.18       47.47    100.00
New York.............       39       26,637,791.85       5.28      5.240       741         683,020     67.73       62.85     87.56
North Carolina.......       12        7,233,430.04       1.43      5.133       759         602,786     71.73       34.25     81.38
Ohio.................        8        4,040,978.26       0.80      5.141       715         505,122     76.31       47.33     87.04
Oregon...............       11        5,801,005.44       1.15      5.495       747         527,364     72.09       28.06     90.66
Pennsylvania.........       12        5,737,981.76       1.14      5.173       752         478,165     72.84       44.02     75.22
Rhode Island.........        2        1,023,091.27       0.20      4.976       738         511,546     77.20       56.08     56.08
South Carolina.......        6        3,346,558.02       0.66      5.896       744         557,760     64.48       44.94     86.61
Tennessee............        6        3,430,794.22       0.68      5.520       757         571,799     72.67       40.52    100.00
Texas................       12        5,570,195.99       1.10      5.317       772         464,183     68.71       48.67     75.82
Utah.................        4        3,372,394.67       0.67      5.438       714         843,099     54.70       86.93     69.06
Vermont..............        1          654,000.00       0.13      5.375       751         654,000     71.48        0.00    100.00
Virginia.............       51       25,191,739.60       4.99      5.270       747         493,956     75.41       45.66     93.02
Washington...........       17        8,437,991.05       1.67      5.647       717         496,352     76.65       35.21     68.32
West Virginia........        1          451,920.00       0.09      5.250       675         451,920     80.00      100.00    100.00
Wisconsin............        5        2,936,430.07       0.58      5.189       752         587,286     77.26       69.66     61.07
Wyoming..............        1        1,149,250.00       0.23      5.625       794       1,149,250     52.60        0.00    100.00
                         -----     ---------------     ------      -----       ---      ----------     -----      ------    ------
  Total..............      848     $504,430,437.40     100.00%     5.441%      740      $  594,847     70.19%      49.12%    89.85%
                         =====     ===============     ======      =====       ===      ==========     =====      ======    ======

      No more than approximately 1.37% of the Group Two Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF ORIGINAL         MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
--------------------      ---------   -----------------   ----------   --------   --------   -----------   --------   --------
20.01% to 30.00%........       5       $  5,532,105.31        1.10%     5.137%      761      $1,106,421     25.53%     78.99%
30.01% to 40.00%........      18         13,528,626.75        2.68      5.391       747         751,590     35.48      54.21
40.01% to 50.00%........      35         36,272,291.08        7.19      5.535       739       1,036,351     46.89      55.26
50.01% to 60.00%........      76         49,448,325.99        9.80      5.374       739         650,636     55.46      44.58
60.01% to 70.00%........     158         99,931,474.88       19.81      5.459       740         632,478     66.00      45.07
70.01% to 75.00%........     123         73,358,678.08       14.54      5.420       740         596,412     73.78      53.80
75.01% to 80.00%........     400        204,517,416.04       40.54      5.446       740         511,294     79.50      45.90
80.01% to 85.00%........       4          2,506,454.71        0.50      5.099       735         626,614     83.54      21.84
85.01% to 90.00%........       6          2,864,313.58        0.57      5.538       753         477,386     89.32      37.46
90.01% to 95.00%........       7          4,783,723.12        0.95      5.300       756         683,389     92.46      90.01
95.01% to 100.00%.......      16         11,687,027.86        2.32      5.615       735         730,439     99.84      82.52
                             ---       ---------------      ------      -----       ---      ----------     -----      -----
  Total.................     848       $504,430,437.40      100.00%     5.441%      740      $  594,847     70.19%     49.12%
                             ===       ===============      ======      =====       ===      ==========     =====      =====


RANGE OF ORIGINAL         PERCENT
LOAN-TO-VALUE RATIOS        IO
--------------------      -------
20.01% to 30.00%........   91.00%
30.01% to 40.00%........   88.95
40.01% to 50.00%........   97.66
50.01% to 60.00%........   85.78
60.01% to 70.00%........   92.43
70.01% to 75.00%........   85.46
75.01% to 80.00%........   89.17
80.01% to 85.00%........   80.71
85.01% to 90.00%........  100.00
90.01% to 95.00%........  100.00
95.01% to 100.00%.......   96.03
                          ------
  Total.................   89.85%
                          ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 24.86% to 100.00%, and the weighted average Original Loan-to-Value Ratio of the Group Two Mortgage Loans was 70.19%.

                 LOAN PURPOSE FOR THE GROUP TWO MORTGAGE LOANS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN PURPOSE                LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------              ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Purchase................     489       $280,317,890.66       55.57%     5.342%      745       $573,247      75.43%     49.03%
Refinance -- Rate
  Term..................     144        101,004,923.52       20.02      5.410       743        701,423      61.22      49.93
Refinance -- Cashout....     215        123,107,623.22       24.41      5.691       728        572,594      65.61      48.64
                             ---       ---------------      ------      -----       ---       --------      -----      -----
  Total.................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                             ===       ===============      ======      =====       ===       ========      =====      =====


                          PERCENT
LOAN PURPOSE                IO
------------              -------
Purchase................   87.25%
Refinance -- Rate
  Term..................   92.86
Refinance -- Cashout....   93.30
                           -----
  Total.................   89.85%
                           =====

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE LOANS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PROPERTY TYPE               LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------             ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Single Family
  Residence.............     577       $350,128,804.41       69.41%     5.370%      742       $606,809      69.44%     47.07%
Condominium.............      93         49,467,567.78        9.81      5.379       740        531,909      74.12      50.59
Planned Unit
  Development...........     101         46,103,710.79        9.14      5.873       735        456,472      72.56      33.78
Deminimus Planned Unit
  Development...........      55         43,492,751.19        8.62      5.596       738        790,777      67.89      81.84
Cooperative.............      12          8,926,712.10        1.77      5.423       733        743,893      75.14      50.00
Two-to-Four Family......      10          6,310,891.13        1.25      5.660       736        631,089      72.50      36.10
                             ---       ---------------      ------      -----       ---       --------      -----      -----
Total...................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                             ===       ===============      ======      =====       ===       ========      =====      =====


                          PERCENT
PROPERTY TYPE                IO
-------------             --------
Single Family
  Residence.............    88.37%
Condominium.............    90.09
Planned Unit
  Development...........    88.93
Deminimus Planned Unit
  Development...........    98.88
Cooperative.............   100.00
Two-to-Four Family......   100.00
                           ------
Total...................    89.85%
                           ======

             DOCUMENTATION SUMMARY FOR THE GROUP TWO MORTGAGE LOANS

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
DOCUMENTATION                   LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------                 ---------   -----------------   ----------   --------   --------   -----------   --------   --------
MLCC UNDERWRITING
Full Documentation..........     139       $104,681,382.50       20.75%     5.570%      734       $753,103      67.99%     100.00%
No Documentation............      37         22,456,876.36        4.45      5.485       776        606,943      55.98        0.00
Stated Income...............      16         10,136,511.31        2.01      5.536       763        633,532      67.99        0.00
Alternative Documentation...       4          2,402,756.25        0.48      5.492       735        600,689      60.47        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................     196       $139,677,526.42       27.69%     5.553%      743       $712,640      65.93%      74.95%
WELLS FARGO UNDERWRITING
Full Documentation..........     127       $ 87,866,972.11       17.42%     4.989%      741       $691,866      69.68%     100.00%
Asset Only..................     110         72,827,044.31       14.44      5.054       753        662,064      70.18        0.00
No Documentation............      58         27,659,657.50        5.48      4.951       761        476,891      75.53        0.00
Income Only.................       4          2,019,386.26        0.40      5.097       767        504,847      76.81        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................     299       $190,373,060.18       37.74%     5.009%      749       $636,699      70.80%      46.16%
LEHMAN BANK UNDERWRITING
Stated Documentation........     153       $ 66,373,572.95       13.16%     6.026%      721       $433,814      73.51%       0.00%
Full Documentation..........      51         25,180,844.37        4.99      5.860       731        493,742      75.70      100.00
No Ratio....................      29         13,068,375.46        2.59      6.171       725        450,634      70.87        0.00
No Documentation............      27         11,494,666.89        2.28      6.000       740        425,728      63.63        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................     260       $116,117,459.67       23.02%     6.004%      725       $446,606      72.71%      21.69%
OTHER UNDERWRITING
Full Documentation..........      51       $ 30,022,656.88        5.95%     5.403%      740       $588,680      74.05%     100.00%
Stated Income...............      39         26,682,208.51        5.29      5.509       735        684,159      72.24        0.00
Other Documentation.........       3          1,557,525.74        0.31      5.718       737        519,175      79.60        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total.................      93       $ 58,262,391.13       11.55%     5.460%      738       $626,477      73.37%      51.53%
Total.......................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%      49.12%
                                 ===       ===============      ======      =====       ===       ========      =====      ======


                              PERCENT
DOCUMENTATION                   IO
-------------                 -------
MLCC UNDERWRITING
Full Documentation..........   98.22%
No Documentation............  100.00
Stated Income...............  100.00
Alternative Documentation...  100.00
                              ------
  Sub-Total.................   98.66%
WELLS FARGO UNDERWRITING
Full Documentation..........   88.62%
Asset Only..................   81.53
No Documentation............   64.83
Income Only.................  100.00
                              ------
  Sub-Total.................   82.57%
LEHMAN BANK UNDERWRITING
Stated Documentation........   86.47%
Full Documentation..........   94.90
No Ratio....................   90.38
No Documentation............   74.42
                              ------
  Sub-Total.................   87.55%
OTHER UNDERWRITING
Full Documentation..........   96.37%
Stated Income...............   97.73
Other Documentation.........  100.00
                              ------
  Sub-Total.................   97.09%
Total.......................   89.85%
                              ======

                OCCUPANCY TYPES FOR THE GROUP TWO MORTGAGE LOANS

                                                                                WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                        MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
OCCUPANCY                 LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------               ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Primary...............     742       $438,234,660.18       86.88%     5.402%      740       $590,613      70.78%     48.95%
Second Home...........      66         47,024,059.64        9.32      5.569       742        712,486      64.01      55.26
Investment............      40         19,171,717.58        3.80      6.017       739        479,293      71.71      37.87
                           ---       ---------------      ------      -----       ---       --------      -----      -----
  Total...............     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                           ===       ===============      ======      =====       ===       ========      =====      =====


OCCUPANCY               PERCENT IO
---------               ----------
Primary...............    89.89%
Second Home...........    90.65
Investment............    87.00
                          -----
  Total...............    89.85%
                          =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE GROUP TWO MORTGAGE LOANS

                                                                                       WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF       AGGREGATE       PERCENT OF                      AVERAGE     PRINCIPAL    AVERAGE
RANGE OF CREDIT        MORTGAGE    PRINCIPAL BALANCE     GROUP      WEIGHTED AVERAGE    CREDIT      BALANCE     ORIGINAL   PERCENT
SCORES                   LOANS        OUTSTANDING         TWO            COUPON         SCORE     OUTSTANDING     LTV      FULL DOC
---------------        ---------   -----------------   ----------   ----------------   --------   -----------   --------   --------
Not Available........       3       $  1,216,714.80        0.24%         5.551%          N/A       $405,572       58.36%    100.00%
576 to 600...........       1            375,000.00        0.07          5.875           592        375,000      100.00     100.00
626 to 650...........       4          2,612,955.15        0.52          5.337           643        653,239       66.41      83.09
651 to 675...........      54         28,138,619.64        5.58          5.680           667        521,086       71.30      63.37
676 to 700...........     116         72,539,245.97       14.38          5.611           689        625,338       66.73      56.77
701 to 725...........     140         79,496,473.25       15.76          5.584           713        567,832       72.05      48.69
726 to 750...........     148         89,814,549.01       17.81          5.361           737        606,855       72.41      43.59
751 to 775...........     176        110,317,212.02       21.87          5.364           764        626,802       70.84      48.20
776 to 800...........     166         97,474,752.65       19.32          5.321           787        587,197       69.25      45.05
801 to 825...........      40         22,444,914.91        4.45          5.301           807        561,123       65.90      44.70
                          ---       ---------------      ------          -----           ---       --------      ------     ------
  Total..............     848       $504,430,437.40      100.00%         5.441%          740       $594,847       70.19%     49.12%
                          ===       ===============      ======          =====           ===       ========      ======     ======


RANGE OF CREDIT        PERCENT
SCORES                   IO
---------------        -------
Not Available........   58.48%
576 to 600...........  100.00
626 to 650...........   83.09
651 to 675...........   95.05
676 to 700...........   86.18
701 to 725...........   91.46
726 to 750...........   90.99
751 to 775...........   90.70
776 to 800...........   88.22
801 to 825...........   90.11
                       ------
  Total..............   89.85%
                       ======

      The Credit Scores of the Group Two Mortgage Loans as of the Cut-off Date ranged from 592 to 819 and the weighted average Credit Score of the Group Two Mortgage Loans was approximately 740.

                 GROSS MARGINS FOR THE GROUP TWO MORTGAGE LOANS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF GROSS MARGINS      LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------    ---------   -----------------   ----------   --------   --------   -----------   --------   --------
1.751% to 2.000%........     196       $139,677,526.42       27.69%     5.553%      743       $712,640      65.93%     74.95%
2.001% to 2.250%........     333        164,241,868.01       32.56      5.842       730        493,219      72.67      28.10
2.251% to 2.500%........      18          8,905,679.15        1.77      5.488       725        494,760      78.03      90.15
2.501% to 2.750%........     300        190,925,363.82       37.85      5.009       749        636,418      70.76      46.56
3.001% to 3.250%........       1            680,000.00        0.13      6.000       729        680,000      80.00       0.00
                             ---       ---------------      ------      -----       ---       --------      -----      -----
  Total.................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%     49.12%
                             ===       ===============      ======      =====       ===       ========      =====      =====


                          PERCENT
RANGE OF GROSS MARGINS      IO
----------------------    -------
1.751% to 2.000%........   98.66%
2.001% to 2.250%........   90.79
2.251% to 2.500%........  100.00
2.501% to 2.750%........   82.08
3.001% to 3.250%........  100.00
                          ------
  Total.................   89.85%
                          ======

      As of the Cut-off Date, the gross margins for the Group Two Mortgage Loans ranged from 2.000% per annum to 3.250% per annum and the weighted average gross margin for the Group Two Mortgage Loans in Group Two was approximately 2.376% per annum.

            MAXIMUM MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF MAXIMUM          MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MORTGAGE RATES              LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------          ---------   -----------------   ----------   --------   --------   -----------   --------   --------
8.501% to 8.750%........       1       $    793,937.63        0.16%     3.750%      778       $793,938      51.75%     100.00%
8.751% to 9.000%........       2          1,695,200.00        0.34      3.941       746        847,600      73.54       47.19
9.001% to 9.250%........       3          1,633,251.81        0.32      4.215       773        544,417      73.73       73.37
9.251% to 9.500%........      12          7,576,645.68        1.50      4.465       771        631,387      73.15       49.18
9.501% to 9.750%........      46         27,460,706.30        5.44      4.702       747        596,972      70.90       43.86
9.751% to 10.000%.......     142         92,765,399.09       18.39      4.943       751        653,277      71.14       49.76
10.001% to 10.250%......     105         66,746,400.32       13.23      5.212       750        635,680      68.39       57.75
10.251% to 10.500%......     130         87,796,909.86       17.41      5.416       741        675,361      69.06       55.84
10.501% to 10.750%......      84         55,704,385.68       11.04      5.665       746        663,147      67.27       57.72
10.751% to 11.000%......      46         35,484,536.66        7.03      5.865       722        771,403      66.89       75.68
11.001% to 11.250%......       8          5,833,535.27        1.16      5.964       730        729,192      68.32       90.40
11.251% to 11.500%......      38         18,227,440.27        3.61      5.517       730        479,669      72.36       56.64
11.501% to 11.750%......      57         25,730,149.46        5.10      5.716       723        451,406      72.25       27.91
11.751% to 12.000%......      75         33,919,561.29        6.72      5.912       731        452,261      72.90       25.01
12.001% to 12.250%......      37         16,008,884.19        3.17      6.192       728        432,673      72.92       16.66
12.251% to 12.500%......      38         16,830,210.17        3.34      6.426       715        442,900      75.05       14.93
12.501% to 12.750%......      18          7,541,979.83        1.50      6.720       722        418,999      77.49        0.00
12.751% to 13.000%......       6          2,681,303.89        0.53      6.875       727        446,884      76.66        0.00
                             ---       ---------------      ------      -----       ---       --------      -----      ------
  Total.................     848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%      49.12%
                             ===       ===============      ======      =====       ===       ========      =====      ======


RANGE OF MAXIMUM          PERCENT
MORTGAGE RATES              IO
----------------          -------
8.501% to 8.750%........    0.00%
8.751% to 9.000%........  100.00
9.001% to 9.250%........  100.00
9.251% to 9.500%........   69.91
9.501% to 9.750%........   67.96
9.751% to 10.000%.......   84.48
10.001% to 10.250%......   91.24
10.251% to 10.500%......   96.06
10.501% to 10.750%......   96.62
10.751% to 11.000%......   98.85
11.001% to 11.250%......  100.00
11.251% to 11.500%......   92.40
11.501% to 11.750%......   88.06
11.751% to 12.000%......   88.85
12.001% to 12.250%......   89.69
12.251% to 12.500%......   87.40
12.501% to 12.750%......   82.42
12.751% to 13.000%......  100.00
                          ------
  Total.................   89.85%
                          ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the Group Two Mortgage Loans ranged from 8.750% per annum to 12.875% per annum and the weighted average Maximum Mortgage Rate for the Group Two Mortgage Loans was 10.682% per annum.

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP TWO MORTGAGE LOANS

                                                                                   WEIGHTED     AVERAGE     WEIGHTED
                           NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                           MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
NEXT RATE ADJUSTMENT DATE    LOANS        OUTSTANDING         TWO        COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
January 2010............        3       $  1,500,820.85        0.30%     5.043%      778       $500,274      79.93%      70.69%
February 2010...........        1            759,512.44        0.15      5.125       665        759,512      80.00      100.00
April 2010..............        4          1,960,735.58        0.39      5.173       737        490,184      78.49       68.42
May 2010................        7          5,159,368.25        1.02      5.257       734        737,053      72.05       81.14
June 2010...............       24         17,906,718.63        3.55      5.365       750        746,113      67.05       20.80
July 2010...............      117         68,624,373.34       13.60      5.406       740        586,533      72.12       45.13
August 2010.............      152         78,453,225.94       15.55      5.658       730        516,140      73.00       43.83
September 2010..........      335        187,148,954.89       37.10      5.344       743        558,654      70.50       35.49
October 2010............      103         77,657,546.72       15.40      5.462       740        753,957      67.30       72.77
November 2010...........      102         65,259,180.76       12.94      5.524       745        639,796      67.44       74.14
                              ---       ---------------      ------      -----       ---       --------      -----      ------
  Total.................      848       $504,430,437.40      100.00%     5.441%      740       $594,847      70.19%      49.12%
                              ===       ===============      ======      =====       ===       ========      =====      ======


                           PERCENT
NEXT RATE ADJUSTMENT DATE    IO
-------------------------  -------
January 2010............    65.34%
February 2010...........   100.00
April 2010..............    78.37
May 2010................   100.00
June 2010...............    92.50
July 2010...............    95.38
August 2010.............    87.88
September 2010..........    84.45
October 2010............    91.42
November 2010...........    99.29
                           ------
  Total.................    89.85%
                           ======

      As of the Cut-off Date, the weighted average months to next rate adjustment date of the Group Two Mortgage Loans was approximately 57 months.

TABULAR CHARACTERISTICS OF THE GROUP THREE MORTGAGE LOANS

      The Group Three Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group Three Mortgage Loans........................                704
Total Stated Principal Balance..............................       $154,858,407
Mortgage Rates:
  Weighted Average..........................................             5.551%
  Range.....................................................   4.000% to 8.250%
Weighted Average Remaining Term to Maturity (in months).....                356

      The Stated Principal Balances of the Group Three Mortgage Loans ranged from approximately $9,870 to approximately $497,927. The Group Three Mortgage Loans had an average Stated Principal Balance of approximately $219,969.

      The weighted average Loan-to-Value Ratio at origination of the Group Three Mortgage Loans was approximately 75.17%, and no Group Three Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.89% of the Group Three Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group Three Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group Three Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

               MORTGAGE RATES FOR THE GROUP THREE MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF MORTGAGE      MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
RATES                    LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-----------------      ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
3.751% to 4.000%.....       1      $    126,240.00       0.08%     4.000%      749       $126,240      80.00%       0.00%   100.00%
4.001% to 4.250%.....       3           534,003.99       0.34      4.250       709        178,001      79.99      100.00    100.00
4.251% to 4.500%.....       8         1,912,217.01       1.23      4.490       743        239,027      64.91       71.76     89.96
4.501% to 4.750%.....      19         4,835,541.52       3.12      4.696       755        254,502      76.66       51.58     85.15
4.751% to 5.000%.....      79        18,278,173.78      11.80      4.943       743        231,369      74.34       40.47     91.30
5.001% to 5.250%.....      84        20,267,372.34      13.09      5.202       739        241,278      75.49       53.25     75.83
5.251% to 5.500%.....     170        39,514,630.76      25.52      5.428       743        232,439      74.52       63.33     85.11
5.501% to 5.750%.....     140        29,552,073.60      19.08      5.671       734        211,086      74.61       59.56     70.38
5.751% to 6.000%.....      97        19,827,934.87      12.80      5.934       733        204,412      76.05       34.37     56.41
6.001% to 6.250%.....      46         9,259,901.70       5.98      6.189       718        201,302      75.85       36.19     53.62
6.251% to 6.500%.....      23         4,286,530.35       2.77      6.434       727        186,371      78.49       55.83     52.54
6.501% to 6.750%.....      19         3,339,107.73       2.16      6.707       723        175,743      78.66       15.90     36.61
6.751% to 7.000%.....       7         1,622,387.90       1.05      6.940       717        231,770      79.41       16.23     17.26
7.001% to 7.250%.....       3           475,054.21       0.31      7.203       705        158,351      80.00       31.84     37.88
7.251% to 7.500%.....       1           165,759.07       0.11      7.375       667        165,759      80.00        0.00      0.00
7.501% to 7.750%.....       1           171,746.53       0.11      7.625       652        171,747      65.00        0.00      0.00
7.751% to 8.000%.....       2           473,731.96       0.31      7.875       706        236,866      77.36       24.08     75.92
8.001% to 8.250%.....       1           216,000.00       0.14      8.250       664        216,000      80.00        0.00    100.00
                          ---      ---------------     ------      -----       ---       --------      -----      ------    ------
  Total..............     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%      50.91%    73.38%
                          ===      ===============     ======      =====       ===       ========      =====      ======    ======

      As of the Cut-off Date, the Mortgage Rates of the Group Three Mortgage Loans ranged from 4.000% per annum to 8.250% per annum and the weighted average Mortgage Rate of the Group Three Mortgage Loans was approximately 5.551% per annum.

     REMAINING MONTHS TO STATED MATURITY FOR THE GROUP THREE MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF REMAINING     MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
TERMS (MONTHS)           LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
------------------     ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
337 to 348...........       1      $    258,621.51       0.17%     5.250%      717       $258,622      100.00%    100.00%   100.00%
349 to 360...........     703       154,599,785.81      99.83      5.551       736        219,914       75.13      50.83     73.34
                          ---      ---------------     ------      -----       ---       --------      ------     ------    ------
  Total..............     704      $154,858,407.32     100.00%     5.551%      736       $219,969       75.17%     50.91%    73.38%
                          ===      ===============     ======      =====       ===       ========      ======     ======    ======

      As of the Cut-off Date, the remaining terms to stated maturity of the Group Three Mortgage Loans ranged from 348 months to 359 months and the weighted average remaining term to stated maturity of the Group Three Mortgage Loans was approximately 356 months.

   CUT-OFF DATE STATED PRINCIPAL BALANCES FOR THE GROUP THREE MORTGAGE LOANS

                                              AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF CUT-OFF DATE STATED   MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRINCIPAL BALANCES               LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------------   ---------   ---------------   ----------   --------   --------   -----------   --------   --------
$0.01 to $100,000.00.........      21      $  1,746,627.04       1.13%     5.731%      749       $ 83,173      65.96%     51.95%
$100,000.01 to $200,000.00...     300        45,536,946.61      29.41      5.700       732        151,790      75.08      53.95
$200,000.01 to $300,000.00...     247        61,771,796.44      39.89      5.496       739        250,088      75.96      56.75
$300,000.01 to $400,000.00...     133        44,454,310.49      28.71      5.462       738        334,243      74.38      41.18
$400,000.01 to $500,000.00...       3         1,348,726.74       0.87      5.735       737        449,576      80.00       0.00
                                  ---      ---------------     ------      -----       ---       --------      -----      -----
  Total......................     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%     50.91%
                                  ===      ===============     ======      =====       ===       ========      =====      =====


RANGE OF CUT-OFF DATE STATED   PERCENT
PRINCIPAL BALANCES               IO
----------------------------   -------
$0.01 to $100,000.00.........   72.86%
$100,000.01 to $200,000.00...   62.12
$200,000.01 to $300,000.00...   78.02
$300,000.01 to $400,000.00...   78.82
$400,000.01 to $500,000.00...   63.08
                                -----
  Total......................   73.38%
                                =====

      As of the Cut-off Date, the outstanding principal balances of the Group Three Mortgage Loans ranged from approximately $9,870 to approximately $497,927 and the average outstanding principal balance of the Group Three Mortgage Loans was approximately $219,969.

                 INDEX TYPE FOR THE GROUP THREE MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
INDEX TYPE               LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
----------             ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
6 Month LIBOR........     384      $ 78,737,984.91      50.85%     5.762%      730       $205,047      74.41%     47.81%     60.18%
1 Year Treasury......     198        47,783,905.74      30.86      5.129       745        241,333      76.16      46.31      91.09
1 Year LIBOR.........     122        28,336,516.67      18.30      5.676       740        232,267      75.63      67.27      80.22
                          ---      ---------------     ------      -----       ---       --------      -----      -----      -----
  Total..............     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%     50.91%     73.38%
                          ===      ===============     ======      =====       ===       ========      =====      =====      =====

                PRODUCT TYPES FOR THE GROUP THREE MORTGAGE LOANS

                                                  AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                                   NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                                   MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL
PRODUCT TYPE                         LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV
------------                       ---------   ---------------   ----------   --------   --------   -----------   --------
5/25 LIBOR IO Loans (6 Month
  LIBOR).........................     224      $ 47,387,387.47      30.60%     5.677%      732       $211,551      75.91%
5/1 Treasury IO Loans............     180        43,525,115.62      28.11      5.122       743        241,806      76.65
5/25 LIBOR Loans (6 Month
  LIBOR).........................     160        31,350,597.44      20.24      5.890       726        195,941      72.14
5/25 LIBOR IO Loans (1 Year
  LIBOR).........................      95        22,730,275.93      14.68      5.635       739        239,266      76.40
5/25 LIBOR Loans
  (1 Year LIBOR).................      27         5,606,240.74       3.62      5.840       744        207,639      72.53
5/1 Treasury Loans...............      18         4,258,790.12       2.75      5.193       759        236,599      71.09
                                      ---      ---------------     ------      -----       ---       --------      -----
  Total..........................     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%
                                      ===      ===============     ======      =====       ===       ========      =====


                                   PERCENT    PERCENT
PRODUCT TYPE                       FULL DOC     IO
------------                       --------   -------
5/25 LIBOR IO Loans (6 Month
  LIBOR).........................   62.89%    100.00%
5/1 Treasury IO Loans............   43.80     100.00
5/25 LIBOR Loans (6 Month
  LIBOR).........................   25.01       0.00
5/25 LIBOR IO Loans (1 Year
  LIBOR).........................   76.56     100.00
5/25 LIBOR Loans
  (1 Year LIBOR).................   29.60       0.00
5/1 Treasury Loans...............   71.96       0.00
                                    -----     ------
  Total..........................   50.91%     73.38%
                                    =====     ======

              AMORTIZATION TYPE FOR THE GROUP THREE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                          MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
AMORTIZATION TYPE           LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------         ---------   ---------------   ----------   --------   --------   -----------   --------   --------
Fully Amortizing........     205      $ 41,215,628.30      26.62%     5.812%      732       $201,052      72.09%     30.49%
60 Month
  Interest-Only.........     221        51,746,422.14      33.42      5.258       744        234,147      76.39      58.17
120 Month
  Interest-Only.........     278        61,896,356.88      39.97      5.622       733        222,649      76.21      58.44
                             ---      ---------------     ------      -----       ---       --------      -----      -----
  Total.................     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%     50.91%
                             ===      ===============     ======      =====       ===       ========      =====      =====


                          PERCENT
AMORTIZATION TYPE           IO
-----------------         -------
Fully Amortizing........    0.00%
60 Month
  Interest-Only.........  100.00
120 Month
  Interest-Only.........  100.00
                          ------
  Total.................   73.38%
                          ======

 GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP THREE MORTGAGE
                                     LOANS

                                       AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                        MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
STATE                     LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----                   ---------   ---------------   ----------   --------   --------   -----------   --------   --------
Alabama...............       6      $  1,558,707.94       1.01%     5.503%      746       $259,785      83.00%      68.14%
Alaska................       2           604,337.65       0.39      5.208       770        302,169      80.00       33.02
Arizona...............      67        13,249,484.05       8.56      5.756       735        197,753      76.51       55.07
Arkansas..............       3           538,450.00       0.35      5.468       732        179,483      74.64       81.21
California............      86        23,528,103.05      15.19      5.453       734        273,583      66.10       24.51
Colorado..............      34         6,953,426.09       4.49      5.503       746        204,513      76.28       57.42
Connecticut...........       5         1,166,069.43       0.75      5.917       744        233,214      78.58       43.62
Delaware..............       1           315,640.00       0.20      4.875       789        315,640      80.00        0.00
District of
  Columbia............       6         1,631,863.15       1.05      5.352       750        271,977      78.58       39.23
Florida...............      67        13,487,364.65       8.71      5.645       732        201,304      76.89       46.12
Georgia...............      37         7,452,075.28       4.81      5.357       729        201,407      80.29       67.79
Hawaii................       4         1,156,216.47       0.75      5.764       726        289,054      72.43       30.16
Idaho.................       4           631,632.00       0.41      5.589       725        157,908      79.94       34.55
Illinois..............      16         3,628,382.73       2.34      5.492       748        226,774      76.51       56.12
Indiana...............       4           533,270.54       0.34      5.916       719        133,318      75.16       67.79
Iowa..................       1           133,575.00       0.09      5.875       729        133,575      79.99      100.00
Kansas................       1           112,772.78       0.07      5.000       798        112,773      80.00      100.00
Kentucky..............       4           547,400.81       0.35      6.049       729        136,850      75.35       50.76
Maine.................       1           215,996.57       0.14      5.875       727        215,997      80.00        0.00
Maryland..............      13         2,961,217.39       1.91      5.541       736        227,786      77.42       64.45
Massachusetts.........       9         2,263,254.18       1.46      5.375       753        251,473      76.76       40.12
Michigan..............      23         4,067,578.25       2.63      5.397       734        176,851      78.89       53.51
Minnesota.............      20         4,491,362.37       2.90      5.335       736        224,568      76.16       34.42
Missouri..............       5           971,283.78       0.63      5.156       743        194,257      79.45       47.79
Nevada................      25         5,713,391.57       3.69      5.760       730        228,536      74.80       22.95
New Hampshire.........       6         1,358,183.05       0.88      5.771       707        226,364      79.22       51.12
New Jersey............      55        14,357,522.11       9.27      5.539       741        261,046      78.06       82.19
New Mexico............       1           339,600.00       0.22      4.625       775        339,600      73.91        0.00
New York..............      24         5,491,924.86       3.55      5.906       726        228,830      66.42       40.13
North Carolina........      14         2,854,790.18       1.84      5.297       725        203,914      79.04       74.51
North Dakota..........       1           127,142.85       0.08      5.500       726        127,143      80.00      100.00
Ohio..................       8         1,463,853.59       0.95      4.826       737        182,982      79.66       83.87
Oklahoma..............       1           332,000.00       0.21      5.375       764        332,000      80.00        0.00
Oregon................      18         3,388,111.25       2.19      5.760       734        188,228      76.73       52.07
Pennsylvania..........      25         4,769,182.29       3.08      5.401       745        190,767      76.57       52.49
Rhode Island..........       1           331,644.14       0.21      6.750       741        331,644      80.00        0.00
South Carolina........       6         1,376,728.03       0.89      5.668       732        229,455      80.60      100.00
South Dakota..........       1           133,000.00       0.09      5.750       682        133,000      72.48      100.00
Tennessee.............       3           575,874.19       0.37      5.374       750        191,958      79.97       51.14
Texas.................      19         3,124,535.09       2.02      5.772       736        164,449      77.68       66.28
Utah..................      17         2,851,036.79       1.84      5.960       746        167,708      73.18       56.67
Vermont...............       1           118,797.31       0.08      5.375       813        118,797      80.00      100.00
Virginia..............      29         7,621,079.94       4.92      5.506       736        262,796      77.04       65.50
Washington............      27         5,790,525.92       3.74      5.460       741        214,464      75.33       42.78
Wisconsin.............       3           540,020.00       0.35      5.166       739        180,007      79.43       61.18
                           ---      ---------------     ------      -----       ---       --------      -----      ------
  Total...............     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%      50.91%
                           ===      ===============     ======      =====       ===       ========      =====      ======


STATE                   PERCENT IO
-----                   ----------
Alabama...............    100.00%
Alaska................    100.00
Arizona...............     79.13
Arkansas..............    100.00
California............     63.68
Colorado..............     70.28
Connecticut...........     30.77
Delaware..............    100.00
District of
  Columbia............     90.68
Florida...............     70.40
Georgia...............    100.00
Hawaii................     49.19
Idaho.................     42.68
Illinois..............     76.45
Indiana...............     67.79
Iowa..................    100.00
Kansas................    100.00
Kentucky..............     26.74
Maine.................    100.00
Maryland..............     68.06
Massachusetts.........     33.45
Michigan..............     87.73
Minnesota.............     67.83
Missouri..............     83.35
Nevada................     68.87
New Hampshire.........     35.27
New Jersey............     79.89
New Mexico............    100.00
New York..............     75.07
North Carolina........     92.89
North Dakota..........      0.00
Ohio..................    100.00
Oklahoma..............    100.00
Oregon................     57.02
Pennsylvania..........     77.52
Rhode Island..........      0.00
South Carolina........    100.00
South Dakota..........    100.00
Tennessee.............     81.65
Texas.................     52.76
Utah..................     48.88
Vermont...............    100.00
Virginia..............     80.15
Washington............     77.63
Wisconsin.............    100.00
                          ------
  Total...............     73.38%
                          ======

      No more than approximately 0.89% of the Group Three Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP THREE MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF ORIGINAL      MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
LOAN-TO-VALUE RATIOS     LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
--------------------   ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
20.01% to 30.00%.....       4      $  1,060,980.18       0.69%     4.950%      745       $265,245      25.96%     32.20%     81.91%
30.01% to 40.00%.....      13         2,306,680.85       1.49      5.344       739        177,437      35.85      16.04      66.62
40.01% to 50.00%.....      22         4,427,546.64       2.86      5.440       745        201,252      47.41      18.75      72.53
50.01% to 60.00%.....      42         9,175,374.30       5.93      5.525       740        218,461      55.89      35.66      52.80
60.01% to 70.00%.....      82        17,947,879.00      11.59      5.524       742        218,877      66.21      26.71      59.44
70.01% to 75.00%.....      59        12,694,778.73       8.20      5.774       718        215,166      74.04      48.11      68.88
75.01% to 80.00%.....     444        98,332,852.59      63.50      5.554       737        221,470      79.76      57.14      76.51
80.01% to 85.00%.....       4         1,032,939.21       0.67      5.211       731        258,235      82.29      51.42      74.91
85.01% to 90.00%.....       8         1,672,921.83       1.08      5.438       713        209,115      89.33      49.08      92.65
90.01% to 95.00%.....      12         2,820,701.58       1.82      5.561       719        235,058      94.30      90.15     100.00
95.01% to 100.00%....      14         3,385,752.41       2.19      5.467       758        241,839      99.43      89.81     100.00
                          ---      ---------------     ------      -----       ---       --------      -----      -----     ------
  Total..............     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%     50.91%     73.38%
                          ===      ===============     ======      =====       ===       ========      =====      =====     ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Three Mortgage Loans ranged from 21.75% to 100.00, and the weighted average Original Loan-to-Value Ratio of the Group Three Mortgage Loans was 75.17%.

                LOAN PURPOSE FOR THE GROUP THREE MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
LOAN PURPOSE             LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
------------           ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
Purchase.............     456      $102,155,721.50      65.97%     5.533%      743       $224,026      77.91%     54.18%     76.54%
Refinance--Rate
  Term...............     107        21,249,241.48      13.72      5.475       724        198,591      73.28      58.56      86.55
Refinance--Cashout...     141        31,453,444.34      20.31      5.661       722        223,074      67.55      35.12      54.23
                          ---      ---------------     ------      -----       ---       --------      -----      -----      -----
  Total..............     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%     50.91%     73.38%
                          ===      ===============     ======      =====       ===       ========      =====      =====      =====

        TYPES OF MORTGAGED PROPERTIES FOR THE GROUP THREE MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
PROPERTY TYPE            LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-------------          ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
Single Family
  Residence..........     410      $ 91,354,919.22      58.99%     5.498%      736       $222,817      75.20%     50.90%     73.97%
Condominium..........     134        28,516,783.97      18.41      5.451       742        212,812      76.27      49.55      74.73
Planned Unit
  Development........     103        21,446,050.24      13.85      5.758       733        208,214      75.83      51.92      65.79
Two-to-Four Family...      27         6,256,038.56       4.04      5.895       726        231,705      71.01      40.45      53.68
Deminimis Planned
  Unit Development...      14         3,671,093.47       2.37      5.599       739        262,221      80.20      91.83     100.00
Condotel.............       7         1,489,113.58       0.96      5.891       720        212,731      59.61      20.15     100.00
Cooperative..........       6         1,213,508.28       0.78      5.677       742        202,251      59.84      71.94     100.00
Townhouse............       3           910,900.00       0.59      5.790       731        303,633      76.65       0.00     100.00
                          ---      ---------------     ------      -----       ---       --------      -----      -----     ------
  Total..............     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%     50.91%     73.38%
                          ===      ===============     ======      =====       ===       ========      =====      =====     ======

            DOCUMENTATION SUMMARY FOR THE GROUP THREE MORTGAGE LOANS

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
DOCUMENTATION                   LOANS        OUTSTANDING        THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------                 ---------   -----------------   ----------   --------   --------   -----------   --------   --------
MLCC UNDERWRITING
Full Documentation..........      63       $ 14,087,080.94        9.10%     5.594%      742       $223,604      79.82%     100.00%
Stated Documentation........       7          1,875,916.83        1.21      5.681       773        267,988      77.50        0.00
No Documentation............       3            364,453.42        0.24      5.498       778        121,484      46.99        0.00
Alternative Documentation...       1            101,150.00        0.07      5.625       734        101,150      70.00        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
    Sub-Total...............      74       $ 16,428,601.19       10.61%     5.602%      746       $222,008      78.76%      85.75%
WELLS FARGO UNDERWRITING
Asset Only..................      82       $ 20,213,722.17       13.05%     5.116%      752       $246,509      74.93%       0.00%
Full Documentation..........      82         19,066,006.56       12.31      5.127       731        232,512      78.40      100.00
No Documentation............      19          5,304,576.43        3.43      5.133       756        279,188      72.53        0.00
Income Only.................       1            135,069.67        0.09      4.875       757        135,070      80.00        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
    Sub-Total...............     184       $ 44,719,374.83       28.88%     5.122%      744       $243,040      76.14%      42.63%
LEHMAN BANK UNDERWRITING
Stated Documentation........     134       $ 27,640,285.63       17.85%     5.973%      723       $206,271      74.18%       0.00%
Full Documentation..........      89         16,206,566.22       10.47      5.881       739        182,096      76.86      100.00
No Ratio....................      48         10,491,976.41        6.78      5.644       730        218,583      58.74        0.00
No Documentation............      22          5,102,614.23        3.30      6.095       724        231,937      72.80        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
    Sub-Total...............     293       $ 59,441,442.49       38.38%     5.900%      729       $202,872      72.07%      27.26%
OTHER UNDERWRITING
Full Documentation..........     135       $ 29,475,995.88       19.03%     5.451%      736       $218,341      78.09%     100.00%
Stated Income
  Documentation.............      13          3,354,399.99        2.17      5.705       725        258,031      74.51        0.00
Other Documentation.........       5          1,438,592.94        0.93      5.541       732        287,719      73.99        0.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
    Sub-Total...............     153       $ 34,268,988.81       22.13%     5.480%      735       $223,980      77.57%      86.01%
  Total.....................     704       $154,858,407.32      100.00%     5.551%      736       $219,969      75.17%      50.91%
                                 ===       ===============      ======      =====       ===       ========      =====      ======


                              PERCENT
DOCUMENTATION                   IO
-------------                 -------
MLCC UNDERWRITING
Full Documentation..........  100.00%
Stated Documentation........  100.00
No Documentation............  100.00
Alternative Documentation...  100.00
                              ------
    Sub-Total...............  100.00%
WELLS FARGO UNDERWRITING
Asset Only..................   94.09%
Full Documentation..........  100.00
No Documentation............  100.00
Income Only.................  100.00
                              ------
    Sub-Total...............   97.33%
LEHMAN BANK UNDERWRITING
Stated Documentation........   39.14%
Full Documentation..........   49.56
No Ratio....................   35.76
No Documentation............   37.70
                              ------
    Sub-Total...............   41.26%
OTHER UNDERWRITING
Full Documentation..........   85.11%
Stated Income
  Documentation.............   78.68
Other Documentation.........  100.00
                              ------
    Sub-Total...............   85.10%
  Total.....................   73.38%
                              ======

               OCCUPANCY TYPES FOR THE GROUP THREE MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
OCCUPANCY                LOANS       OUTSTANDING       THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
---------              ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
Primary..............     518      $118,275,311.36      76.38%     5.429%      735       $228,331      75.32%     53.51%     77.38%
Investment...........     144        27,229,772.62      17.58      6.074       738        189,096      74.01      47.82      55.67
Second Home..........      42         9,353,323.34       6.04      5.568       751        222,698      76.71      26.95      74.51
                          ---      ---------------     ------      -----       ---       --------      -----      -----      -----
  Total..............     704      $154,858,407.32     100.00%     5.551%      736       $219,969      75.17%     50.91%     73.38%
                          ===      ===============     ======      =====       ===       ========      =====      =====      =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                CREDIT SCORES FOR THE GROUP THREE MORTGAGE LOANS

                                                                                WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                        MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF CREDIT SCORES    LOANS        OUTSTANDING        THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Not Available.........       1       $     87,850.00        0.06%     5.250%      N/A       $ 87,850      80.00%     100.00%
601 to 625............       1            196,825.00        0.13      5.625       623        196,825      89.87      100.00
626 to 650............       4            929,639.40        0.60      5.585       643        232,410      80.02      100.00
651 to 675............      46          9,685,412.46        6.25      5.829       667        210,552      73.50       50.99
676 to 700............     104         22,424,593.94       14.48      5.744       688        215,621      76.06       44.72
701 to 725............     135         30,579,822.37       19.75      5.554       714        226,517      75.20       52.53
726 to 750............     140         30,138,037.42       19.46      5.515       740        215,272      75.28       52.31
751 to 775............     135         30,393,136.25       19.63      5.427       762        225,134      75.02       45.81
776 to 800............     108         24,538,849.78       15.85      5.470       786        227,212      74.85       53.57
801 to 825............      30          5,884,240.70        3.80      5.502       808        196,141      74.61       63.84
                           ---       ---------------      ------      -----       ---       --------      -----      ------
  Total...............     704       $154,858,407.32      100.00%     5.551%      736       $219,969      75.17%      50.91%
                           ===       ===============      ======      =====       ===       ========      =====      ======


RANGE OF CREDIT SCORES  PERCENT IO
----------------------  ----------
Not Available.........    100.00%
601 to 625............    100.00
626 to 650............     71.14
651 to 675............     68.16
676 to 700............     63.40
701 to 725............     73.00
726 to 750............     78.12
751 to 775............     75.57
776 to 800............     77.69
801 to 825............     67.63
                          ------
  Total...............     73.38%
                          ======

      The Credit Scores of the Group Three Mortgage Loans ranged from 623 to 816 and the weighted average Credit Score of the Group Three Mortgage Loans was approximately 736.

                GROSS MARGINS FOR THE GROUP THREE MORTGAGE LOANS

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF GROSS           MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MARGINS                    LOANS        OUTSTANDING        THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
--------------           ---------   -----------------   ----------   --------   --------   -----------   --------   --------
0.751% to 1.000%.......       1       $    148,000.00        0.10%     5.625%      714       $148,000      66.97%      0.00%
1.751% to 2.000%.......      74         16,643,619.62       10.75      5.586       746        224,914      78.52      83.99
2.001% to 2.250%.......     322         65,950,069.55       42.59      5.731       730        204,814      73.00      40.12
2.251% to 2.500%.......      57         14,688,084.31        9.48      5.503       744        257,686      77.73      94.86
2.501% to 2.750%.......     248         56,938,433.86       36.77      5.341       740        229,590      76.14      42.70
3.001% to 3.250%.......       2            490,199.98        0.32      5.845       718        245,100      67.06      30.64
                            ---       ---------------      ------      -----       ---       --------      -----      -----
  Total................     704       $154,858,407.32      100.00%     5.551%      736       $219,969      75.17%     50.91%
                            ===       ===============      ======      =====       ===       ========      =====      =====


RANGE OF GROSS
MARGINS                  PERCENT IO
--------------           ----------
0.751% to 1.000%.......    100.00%
1.751% to 2.000%.......     98.05
2.001% to 2.250%.......     53.93
2.251% to 2.500%.......    100.00
2.501% to 2.750%.......     81.54
3.001% to 3.250%.......    100.00
                           ------
  Total................     73.38%
                           ======

      As of the Cut-off Date, the gross margins for the Group Three Mortgage Loans ranged from 1.000% per annum to 3.250% per annum and the weighted average gross margin for the Group Three Mortgage Loans was approximately 2.433% per annum.

           MAXIMUM MORTGAGE RATES FOR THE GROUP THREE MORTGAGE LOANS

                                                                                WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF MAXIMUM        MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MORTGAGE RATES            LOANS        OUTSTANDING        THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------        ---------   -----------------   ----------   --------   --------   -----------   --------   --------
8.751% to 9.000%......       1       $    126,240.00        0.08%     4.000%      749       $126,240      80.00%       0.00%
9.001% to 9.250%......       3            534,003.99        0.34      4.250       709        178,001      79.99      100.00
9.251% to 9.500%......       8          1,912,217.01        1.23      4.490       743        239,027      64.91       71.76
9.501% to 9.750%......      16          4,117,348.05        2.66      4.698       756        257,334      77.31       50.99
9.751% to 10.000%.....      72         16,556,363.99       10.69      4.941       742        229,949      75.16       42.39
10.001% to 10.250%....      57         13,666,061.08        8.82      5.199       737        239,755      77.73       50.72
10.251% to 10.500%....     101         23,515,595.20       15.19      5.410       744        232,828      76.47       58.08
10.501% to 10.750%....      64         13,149,972.96        8.49      5.617       735        205,468      78.02       80.75
10.751% to 11.000%....      43          9,248,816.69        5.97      5.742       744        215,089      75.56       42.26
11.001% to 11.250%....      45         10,053,373.81        6.49      5.541       736        223,408      72.11       55.19
11.251% to 11.500%....      73         17,020,926.83       10.99      5.513       741        233,163      72.17       70.19
11.501% to 11.750%....      82         17,770,538.25       11.48      5.709       734        216,714      72.17       42.36
11.751% to 12.000%....      63         12,722,568.02        8.22      5.973       726        201,946      75.25       26.94
12.001% to 12.250%....      29          5,987,785.71        3.87      6.221       716        206,475      76.75       27.79
12.251% to 12.500%....      19          3,264,639.08        2.11      6.437       721        171,823      78.02       55.54
12.501% to 12.750%....      16          2,688,863.59        1.74      6.703       720        168,054      78.62       14.16
12.751% to 13.000%....       5          1,200,747.85        0.78      6.963       718        240,150      79.20       10.13
13.001% to 13.250%....       2            295,107.65        0.19      7.250       705        147,554      80.00       51.26
13.251% to 13.500%....       1            165,759.07        0.11      7.375       667        165,759      80.00        0.00
13.501% to 13.750%....       1            171,746.53        0.11      7.625       652        171,747      65.00        0.00
13.751% to 14.000%....       2            473,731.96        0.31      7.875       706        236,866      77.36       24.08
14.001% to 14.250%....       1            216,000.00        0.14      8.250       664        216,000      80.00        0.00
                           ---       ---------------      ------      -----       ---       --------      -----      ------
  Total...............     704       $154,858,407.32      100.00%     5.551%      736       $219,969      75.17%      50.91%
                           ===       ===============      ======      =====       ===       ========      =====      ======


RANGE OF MAXIMUM
MORTGAGE RATES          PERCENT IO
----------------        ----------
8.751% to 9.000%......    100.00%
9.001% to 9.250%......    100.00
9.251% to 9.500%......     89.96
9.501% to 9.750%......    100.00
9.751% to 10.000%.....     98.19
10.001% to 10.250%....     90.37
10.251% to 10.500%....     94.52
10.501% to 10.750%....     80.47
10.751% to 11.000%....     73.50
11.001% to 11.250%....     57.63
11.251% to 11.500%....     70.40
11.501% to 11.750%....     59.29
11.751% to 12.000%....     40.06
12.001% to 12.250%....     39.57
12.251% to 12.500%....     51.22
12.501% to 12.750%....     33.61
12.751% to 13.000%....      0.00
13.001% to 13.250%....      0.00
13.251% to 13.500%....      0.00
13.501% to 13.750%....      0.00
13.751% to 14.000%....     75.92
14.001% to 14.250%....    100.00
                          ------
  Total...............     73.38%
                          ======

      As of the Cut-of Date, the Maximum Mortgage Rates for the Group Three Mortgage Loans ranged from 9.000% per annum to 14.250% per annum and the weighted average Maximum Mortgage Rate for the Group Three Mortgage Loans was 10.995% per annum.

          NEXT RATE ADJUSTMENT DATE FOR THE GROUP THREE MORTGAGE LOANS

                                                                                WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
NEXT RATE               MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
ADJUSTMENT DATE           LOANS        OUTSTANDING        THREE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------------         ---------   -----------------   ----------   --------   --------   -----------   --------   --------
December 2009.........       1       $    258,621.51        0.17%     5.250%      717       $258,622      100.00%    100.00%
April 2010............       1            211,978.25        0.14      6.625       776        211,978       80.00       0.00
May 2010..............       7          1,619,435.97        1.05      5.654       727        231,348       67.88      49.71
June 2010.............      26          5,344,724.00        3.45      5.609       747        205,566       73.28      57.04
July 2010.............     125         28,258,022.24       18.25      5.572       738        226,064       74.05      58.92
August 2010...........     236         48,617,768.95       31.39      5.758       729        206,007       73.87      39.85
September 2010........     233         53,900,497.75       34.81      5.337       736        231,333       76.23      48.00
October 2010..........      51         11,040,415.73        7.13      5.533       756        216,479       78.86      72.01
November 2010.........      24          5,606,942.92        3.62      5.620       749        233,623       77.19      87.01
                           ---       ---------------      ------      -----       ---       --------      ------     ------
  Total...............     704       $154,858,407.32      100.00%     5.551%      736       $219,969       75.17%     50.91%
                           ===       ===============      ======      =====       ===       ========      ======     ======


NEXT RATE
ADJUSTMENT DATE         PERCENT IO
---------------         ----------
December 2009.........    100.00%
April 2010............      0.00
May 2010..............     35.49
June 2010.............     67.07
July 2010.............     62.16
August 2010...........     56.45
September 2010........     89.56
October 2010..........     93.63
November 2010.........    100.00
                          ------
  Total...............     73.38%
                          ======

      As of the Cut-off Date, the weighted average months to next rate adjustment date of the Group Three Mortgage Loans was approximately 56 months.

TABULAR CHARACTERISTICS OF THE GROUP FOUR MORTGAGE LOANS

      The Group Four Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group Four Mortgage Loans.........................               279
Total Stated Principal Balance..............................      $125,696,607
Mortgage Rates:
  Weighted Average..........................................             5.778%
  Range.....................................................   4.625% to 6.875%
Weighted Average Remaining Term to Maturity (in months).....               357

      The Stated Principal Balances of the Group Four Mortgage Loans ranged from approximately $97,589 to approximately $1,498,000. The Group Four Mortgage Loans had an average Stated Principal Balance of approximately $450,525.

      The weighted average Loan-to-Value Ratio at origination of the Group Four Mortgage Loans was approximately 74.97%, and no Group Four Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%.

      No more than approximately 1.88% of the Group Four Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group Four Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group Four Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

                MORTGAGE RATES FOR THE GROUP FOUR MORTGAGE LOANS

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                         MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF MORTGAGE RATES    LOANS        OUTSTANDING         FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
4.501% to 4.750%.......       1       $    185,883.05        0.15%     4.625%      801       $185,883      65.16%     100.00%
4.751% to 5.000%.......       1            510,000.00        0.41      5.000       778        510,000      41.63      100.00
5.001% to 5.250%.......      11          5,876,311.03        4.67      5.202       761        534,210      74.68       52.86
5.251% to 5.500%.......      43         22,409,885.79       17.83      5.453       748        521,160      70.00       31.51
5.501% to 5.750%.......      84         42,826,436.89       34.07      5.703       741        509,839      74.80       32.26
5.751% to 6.000%.......      91         36,707,766.81       29.20      5.908       734        403,382      77.27       44.74
6.001% to 6.250%.......      26          9,153,782.87        7.28      6.176       729        352,069      77.30       41.61
6.251% to 6.500%.......      16          4,816,605.15        3.83      6.439       724        301,038      80.09       40.80
6.501% to 6.750%.......       4          2,855,393.67        2.27      6.664       725        713,848      77.44       49.03
6.751% to 7.000%.......       2            354,541.58        0.28      6.875       745        177,271      79.90        0.00
                            ---       ---------------      ------      -----       ---       --------      -----      ------
  Total................     279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%      38.41%
                            ===       ===============      ======      =====       ===       ========      =====      ======


RANGE OF MORTGAGE RATES  PERCENT IO
-----------------------  ----------
4.501% to 4.750%.......      0.00%
4.751% to 5.000%.......    100.00
5.001% to 5.250%.......     77.94
5.251% to 5.500%.......     83.63
5.501% to 5.750%.......     90.71
5.751% to 6.000%.......     96.49
6.001% to 6.250%.......    100.00
6.251% to 6.500%.......     97.35
6.501% to 6.750%.......    100.00
6.751% to 7.000%.......     38.58
                           ------
  Total................     91.43%
                           ======

      As of the Cut-off Date, the Mortgage Rates of the Group Four Mortgage Loans ranged from 4.625% per annum to 6.875% per annum and the weighted average Mortgage Rate of the Group Four Mortgage Loans was approximately 5.778% per annum.

     REMAINING MONTHS TO STATED MATURITY FOR THE GROUP FOUR MORTGAGE LOANS

                                                                                  WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF REMAINING TERMS  MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
(MONTHS)                    LOANS        OUTSTANDING         FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
349 to 360.............      279       $125,696,606.84      100.00%     5.778%      740       $450,525       74.97%     38.41%
                             ---       ---------------      ------      -----       ---       --------      ------     ------
  Total................      279       $125,696,606.84      100.00%     5.778%      740       $450,525       74.97%     38.41%
                             ===       ===============      ======      =====       ===       ========      ======     ======


RANGE OF REMAINING TERMS
(MONTHS)                  PERCENT IO
------------------------  ----------
349 to 360.............      91.43%
                            ------
  Total................      91.43%
                            ======

      As of the Cut-off Date, the remaining terms to stated maturity of the Group Four Mortgage Loans ranged from 353 months to 359 months and the weighted average remaining term to stated maturity of the Group Four Mortgage Loans was approximately 357 months.

    CUT-OFF DATE STATED PRINCIPAL BALANCES FOR THE GROUP FOUR MORTGAGE LOANS

                                                                                       WEIGHTED     AVERAGE     WEIGHTED
RANGE OF                       NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
CUT-OFF DATE                   MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
STATED PRINCIPAL BALANCES        LOANS        OUTSTANDING         FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------------------      ---------   -----------------   ----------   --------   --------   -----------   --------   --------
$0.01 to $100,000.00.........       5       $    494,305.96        0.39%     5.973%      712      $   98,861     79.73%     100.00%
$100,000.01 to $200,000.00...      61          9,028,545.21        7.18      5.855       726         148,009     76.99       78.68
$200,000.01 to $300,000.00...      30          7,377,753.43        5.87      5.899       716         245,925     75.77       75.89
$300,000.01 to $400,000.00...      18          6,453,985.97        5.13      5.746       741         358,555     75.33       66.23
$400,000.01 to $500,000.00...      67         30,490,682.90       24.26      5.802       738         455,085     73.90       33.59
$500,000.01 to $600,000.00...      38         20,695,624.85       16.46      5.803       743         544,622     74.85       25.31
$600,000.01 to $700,000.00...      19         12,177,626.83        9.69      5.763       741         640,928     74.11       26.50
$700,000.01 to $800,000.00...      11          8,254,354.94        6.57      5.793       746         750,396     79.41        8.93
$800,000.01 to $900,000.00...       9          7,677,102.20        6.11      5.735       736         853,011     76.79       21.43
$900,000.01 to
  $1,000,000.00..............      13         12,693,526.43       10.10      5.596       747         976,425     74.05       14.79
$1,100,000.01 to
  $1,200,000.00..............       3          3,545,250.00        2.82      5.665       786       1,181,750     72.63      100.00
$1,200,000.01 to
  $1,300,000.00..............       1          1,210,778.51        0.96      5.750       719       1,210,779     68.42        0.00
$1,300,000.01 to
  $1,400,000.00..............       3          4,099,069.62        3.26      5.850       747       1,366,357     71.75       68.24
$1,400,000.01 to
  $1,500,000.00..............       1          1,497,999.99        1.19      5.875       706       1,498,000     80.00      100.00
                                  ---       ---------------      ------      -----       ---      ----------     -----      ------
  Total......................     279       $125,696,606.84      100.00%     5.778%      740      $  450,525     74.97%      38.41%
                                  ===       ===============      ======      =====       ===      ==========     =====      ======


RANGE OF
CUT-OFF DATE                   PERCENT
STATED PRINCIPAL BALANCES        IO
-------------------------      -------
$0.01 to $100,000.00.........  100.00%
$100,000.01 to $200,000.00...   93.21
$200,000.01 to $300,000.00...   97.05
$300,000.01 to $400,000.00...   93.91
$400,000.01 to $500,000.00...   84.71
$500,000.01 to $600,000.00...   97.50
$600,000.01 to $700,000.00...   94.70
$700,000.01 to $800,000.00...   81.64
$800,000.01 to $900,000.00...   89.51
$900,000.01 to
  $1,000,000.00..............  100.00
$1,100,000.01 to
  $1,200,000.00..............  100.00
$1,200,000.01 to
  $1,300,000.00..............  100.00
$1,300,000.01 to
  $1,400,000.00..............   65.92
$1,400,000.01 to
  $1,500,000.00..............  100.00
                               ------
  Total......................   91.43%
                               ======

      As of the Cut-off Date, the outstanding principal balances of the Group Four Mortgage Loans ranged from approximately $97,589 to approximately $1,498,000 and the average outstanding principal balance of the Group Four Mortgage Loans was approximately $450,525.

                  INDEX TYPE FOR THE GROUP FOUR MORTGAGE LOANS

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
INDEX TYPE                      LOANS        OUTSTANDING         FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------                    ---------   -----------------   ----------   --------   --------   -----------   --------   --------
1 Year LIBOR................     162       $ 98,547,145.06       78.40%     5.755%      743       $608,316      74.68%      29.63%
6 Month LIBOR...............     116         26,963,578.73       21.45      5.872       727        232,445      76.12       70.06
1 Year Treasury.............       1            185,883.05        0.15      4.625       801        185,883      65.16      100.00
                                 ---       ---------------      ------      -----       ---       --------      -----      ------
  Total.....................     279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%      38.41%
                                 ===       ===============      ======      =====       ===       ========      =====      ======


                              PERCENT
INDEX TYPE                      IO
----------                    -------
1 Year LIBOR................   90.32%
6 Month LIBOR...............   96.15
1 Year Treasury.............    0.00
                               -----
  Total.....................   91.43%
                               =====

                PRODUCT TYPES FOR THE GROUP FOUR MORTGAGE LOANS

                                                                                       WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                               MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRODUCT TYPE                     LOANS        OUTSTANDING         FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------                   ---------   -----------------   ----------   --------   --------   -----------   --------   --------
7/23 LIBOR IO Loans (1Y
  LIBOR).....................     146       $ 89,004,680.56       70.81%     5.775%      742       $609,621      75.26%      27.11%
7/23 LIBOR IO Loans (6M
  LIBOR).....................     111         25,925,679.00       20.63      5.867       727        233,565      76.03       70.19
7/23 LIBOR Loans (1Y
  LIBOR).....................      16          9,542,464.50        7.59      5.569       752        596,404      69.18       53.13
7/23 LIBOR Loans (6M
  LIBOR).....................       5          1,037,899.73        0.83      5.998       725        207,580      78.41       66.73
7/1 Treasury Loans...........       1            185,883.05        0.15      4.625       801        185,883      65.16      100.00
                                  ---       ---------------      ------      -----       ---       --------      -----      ------
  Total......................     279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%      38.41%
                                  ===       ===============      ======      =====       ===       ========      =====      ======


                               PERCENT
PRODUCT TYPE                     IO
------------                   -------
7/23 LIBOR IO Loans (1Y
  LIBOR).....................  100.00%
7/23 LIBOR IO Loans (6M
  LIBOR).....................  100.00
7/23 LIBOR Loans (1Y
  LIBOR).....................    0.00
7/23 LIBOR Loans (6M
  LIBOR).....................    0.00
7/1 Treasury Loans...........    0.00
                               ------
  Total......................   91.43%
                               ======

              AMORTIZATION TYPE FOR THE GROUP FOUR MORTGAGE LOANS

                                                                                       WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                               MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
AMORTIZATION TYPE                LOANS        OUTSTANDING         FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-----------------              ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Fully Amortizing.............      22       $ 10,766,247.28        8.57%     5.594%      750       $489,375      70.00%     55.25%
84 Month Interest-Only.......     136         85,984,592.22       68.41      5.768       742        632,240      75.23      26.04
120 Month Interest-Only......     121         28,945,767.34       23.03      5.877       729        239,221      76.04      68.87
                                  ---       ---------------      ------      -----       ---       --------      -----      -----
  Total......................     279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%     38.41%
                                  ===       ===============      ======      =====       ===       ========      =====      =====


                               PERCENT
AMORTIZATION TYPE                IO
-----------------              -------
Fully Amortizing.............    0.00%
84 Month Interest-Only.......  100.00
120 Month Interest-Only......  100.00
                               ------
  Total......................   91.43%
                               ======

 STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP FOUR MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
STATE                    LOANS       OUTSTANDING        FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-----                  ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
Alabama..............       1      $    618,000.00       0.49%     5.750%      727      $  618,000     79.23%       0.00%   100.00%
Arizona..............       2           291,842.04       0.23      5.731       706         145,921     80.00      100.00    100.00
California...........     107        62,929,420.02      50.06      5.736       743         588,125     73.64       26.73     90.34
Colorado.............       3         1,463,166.06       1.16      5.881       756         487,722     79.08       13.68    100.00
Connecticut..........       2           895,999.42       0.71      5.876       698         448,000     78.33       33.48    100.00
Delaware.............       1           487,500.00       0.39      6.750       751         487,500     65.00        0.00    100.00
District of
  Columbia...........       1           228,000.00       0.18      6.375       754         228,000     80.00      100.00    100.00
Florida..............      14         4,550,321.59       3.62      5.805       740         325,023     78.83       27.66     91.13
Georgia..............       1           148,000.00       0.12      5.500       644         148,000     80.00      100.00    100.00
Hawaii...............       3         2,568,000.00       2.04      6.369       733         856,000     78.62       54.52    100.00
Idaho................       3         1,567,000.00       1.25      5.904       711         522,333     65.48      100.00    100.00
Illinois.............       6         2,619,999.08       2.08      5.781       759         436,667     71.05       49.85    100.00
Indiana..............       2           642,903.09       0.51      5.943       704         321,452     74.42      100.00    100.00
Kansas...............       1           136,775.00       0.11      6.875       724         136,775     79.75        0.00    100.00
Kentucky.............       1           125,569.91       0.10      5.750       742         125,570     80.00      100.00    100.00
Maryland.............       6         2,763,853.79       2.20      5.894       715         460,642     79.66       24.37    100.00
Massachusetts........       6         3,652,329.01       2.91      5.567       752         608,722     77.37        0.00     74.87
Michigan.............      39         7,300,266.34       5.81      5.844       732         187,186     77.14       97.54     97.42
Missouri.............       1           211,896.24       0.17      5.875       766         211,896     80.00      100.00    100.00
Montana..............       1           127,700.00       0.10      5.500       802         127,700     79.99      100.00    100.00
Nevada...............       4         2,194,680.00       1.75      5.832       744         548,670     79.10       23.51    100.00
New Jersey...........      18         7,235,939.71       5.76      5.794       741         401,997     74.53       35.60     94.57
New York.............       7         3,188,959.84       2.54      5.908       732         455,566     78.47       90.92    100.00
North Carolina.......      11         3,316,482.76       2.64      5.792       739         301,498     74.64       28.83     96.63
Oregon...............       3           831,785.59       0.66      5.853       734         277,262     80.15       21.22     45.23
Pennsylvania.........       3           761,483.19       0.61      5.794       751         253,828     68.95       35.06     35.06
Rhode Island.........       1           439,518.40       0.35      5.500       746         439,518     80.00        0.00      0.00
South Carolina.......       2           388,903.83       0.31      5.633       710         194,452     75.11      100.00    100.00
Texas................       2           698,662.14       0.56      5.728       748         349,331     80.00        0.00     31.37
Utah.................       2         1,400,000.00       1.11      5.536       776         700,000     64.72      100.00    100.00
Virginia.............      12         5,103,261.52       4.06      5.698       732         425,272     73.61       64.36    100.00
Washington...........      10         5,288,162.34       4.21      5.806       717         528,816     80.46       35.39     84.77
Wisconsin............       2           338,975.93       0.27      5.801       659         169,488     82.12      100.00    100.00
Wyoming..............       1         1,181,250.00       0.94      5.625       786       1,181,250     75.00      100.00    100.00
                          ---      ---------------     ------      -----       ---      ----------     -----      ------    ------
  Total..............     279      $125,696,606.84     100.00%     5.778%      740      $  450,525     74.97%      38.41%    91.43%
                          ===      ===============     ======      =====       ===      ==========     =====      ======    ======

      No more than approximately 1.88% of the Group Four Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP FOUR MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF ORIGINAL      MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
LOAN-TO-VALUE RATIOS     LOANS       OUTSTANDING        FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
--------------------   ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
20.01% to 30.00%.....       1      $    476,736.43       0.38%     5.375%      811       $476,736      28.24%     100.00%     0.00%
40.01% to 50.00%.....       6         2,670,998.75       2.12      5.529       762        445,166      46.33       19.09    100.00
50.01% to 60.00%.....      10         5,317,823.90       4.23      5.570       726        531,782      56.81       56.61     90.63
60.01% to 70.00%.....      41        22,107,866.32      17.59      5.644       749        539,216      66.86       35.94     84.16
70.01% to 75.00%.....      35        15,039,951.92      11.97      5.737       738        429,713      73.57       64.37     86.48
75.01% to 80.00%.....     180        78,515,824.02      62.46      5.842       738        436,199      79.68       32.54     94.58
80.01% to 85.00%.....       1           200,584.68       0.16      5.750       637        200,585      83.58      100.00    100.00
85.01% to 90.00%.....       2           570,990.14       0.45      6.095       771        285,495      90.00      100.00    100.00
90.01% to 95.00%.....       3           795,830.68       0.63      6.287       654        265,277      95.00       42.12    100.00
                          ---      ---------------     ------      -----       ---       --------      -----      ------    ------
  Total..............     279      $125,696,606.84     100.00%     5.778%      740       $450,525      74.97%      38.41%    91.43%
                          ===      ===============     ======      =====       ===       ========      =====      ======    ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Four Mortgage Loans ranged from 28.24% to 95.00%, and the weighted average Original Loan-to-Value Ratio of the Group Four Mortgage Loans was approximately 74.97%.

                 LOAN PURPOSE FOR THE GROUP FOUR MORTGAGE LOANS

                                                                               WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF       AGGREGATE                    WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE    PRINCIPAL BALANCE   PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN PURPOSE             LOANS        OUTSTANDING      GROUP FOUR    COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------           ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Purchase.............     149       $ 75,949,795.87       60.42%     5.778%      745       $509,730      77.60%     26.36%
Refinance--Rate
  Term...............      72         24,479,491.01       19.48      5.776       727        339,993      72.70      60.35
Refinance--Cashout...      58         25,267,319.96       20.10      5.782       734        435,643      69.27      53.36
                          ---       ---------------      ------      -----       ---       --------      -----      -----
  Total..............     279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%     38.41%
                          ===       ===============      ======      =====       ===       ========      =====      =====


                       PERCENT
LOAN PURPOSE             IO
------------           -------
Purchase.............   93.86%
Refinance--Rate
  Term...............   94.16
Refinance--Cashout...   81.52
                        -----
  Total..............   91.43%
                        =====

        TYPES OF MORTGAGED PROPERTIES FOR THE GROUP FOUR MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
PROPERTY TYPE            LOANS       OUTSTANDING        FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-------------          ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
Single Family
  Residence..........     181      $ 77,155,581.25      61.38%     5.775%      740      $  426,274     74.52%      44.61%    89.08%
Planned Unit
  Development........      57        32,608,645.31      25.94      5.807       742         572,081     76.17       27.75     93.22
Condominium..........      33        12,533,977.81       9.97      5.812       734         379,818     76.71       34.05    100.00
Cooperative..........       2         2,301,939.87       1.83      5.288       738       1,150,970     64.56        0.00    100.00
Two-to-Four Family...       4           824,662.60       0.66      5.784       721         206,166     71.97       32.82     84.54
Townhouse............       2           271,800.00       0.22      5.653       737         135,900     74.52      100.00    100.00
                          ---      ---------------     ------      -----       ---      ----------     -----      ------    ------
  Total..............     279      $125,696,606.84     100.00%     5.778%      740      $  450,525     74.97%      38.41%    91.43%
                          ===      ===============     ======      =====       ===      ==========     =====      ======    ======

            DOCUMENTATION SUMMARY FOR THE GROUP FOUR MORTGAGE LOANS

                                                                               WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF       AGGREGATE                    WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE    PRINCIPAL BALANCE   PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
DOCUMENTATION            LOANS        OUTSTANDING      GROUP FOUR    COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------          ---------   -----------------   ----------   --------   --------   -----------   --------   --------
LEHMAN BANK
  UNDERWRITING
Stated
  Documentation......      11       $  2,866,271.78        2.28%     5.994%      728       $260,570      69.49%       0.00%
No Documentation.....       5          1,099,346.28        0.87      6.266       751        219,869      68.75        0.00
Full Documentation...       5          1,045,842.04        0.83      6.192       728        209,168      77.58      100.00
No Ratio.............       1            487,500.00        0.39      6.750       751        487,500      65.00        0.00
                          ---       ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total..........      22       $  5,498,960.10        4.37%     6.153%      735       $249,953      70.48%      19.02%
OTHER UNDERWRITING
Full Documentation...     133       $ 47,231,728.52       37.58%     5.767%      736       $355,126      73.89%     100.00%
Stated Income
  Documentation......      26         13,268,106.03       10.56      5.605       731        510,312      71.63        0.00
Other Documentation..      98         59,697,812.19       47.49      5.791       745        609,161      76.99        0.00
                          ---       ---------------      ------      -----       ---       --------      -----      ------
  Sub-Total..........     257       $120,197,646.74       95.63%     5.761%      740       $467,695      75.18%      39.30%
Total................     279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%      38.41%
                          ===       ===============      ======      =====       ===       ========      =====      ======


                       PERCENT
DOCUMENTATION            IO
-------------          -------
LEHMAN BANK
  UNDERWRITING
Stated
  Documentation......   95.55%
No Documentation.....   80.19
Full Documentation...  100.00
No Ratio.............  100.00
                       ------
  Sub-Total..........   93.72%
OTHER UNDERWRITING
Full Documentation...   87.41%
Stated Income
  Documentation......  100.00
Other Documentation..   92.51
                       ------
  Sub-Total..........   91.33%
Total................   91.43%
                       ======

               OCCUPANCY TYPES FOR THE GROUP FOUR MORTGAGE LOANS

                                                                               WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF       AGGREGATE                    WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE    PRINCIPAL BALANCE   PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
OCCUPANCY                LOANS        OUTSTANDING      GROUP FOUR    COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------              ---------   -----------------   ----------   --------   --------   -----------   --------   --------
Primary..............     263       $117,686,329.91       93.63%     5.776%      739       $447,477      75.06%     37.71%
Second Home..........      10          6,639,479.92        5.28      5.679       749        663,948       74.6       52.1
Investment...........       6          1,370,797.01        1.09      6.476       731        228,466      69.44      31.95
                          ---       ---------------      ------      -----       ---       --------      -----      -----
  Total..............     279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%     38.41%
                          ===       ===============      ======      =====       ===       ========      =====      =====


OCCUPANCY              PERCENT IO
---------              ----------
Primary..............     90.96%
Second Home..........    100.00
Investment...........     90.70
                         ------
  Total..............     91.43%
                         ======

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                CREDIT SCORES FOR THE GROUP FOUR MORTGAGE LOANS

                                                                                WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF       AGGREGATE                    WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                        MORTGAGE    PRINCIPAL BALANCE   PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF CREDIT SCORES    LOANS        OUTSTANDING      GROUP FOUR    COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
626 to 650...........        5       $    893,765.36        0.71%     5.976%      637       $178,753      85.25%     100.00%
651 to 675...........       21          6,769,799.85        5.39      5.937       668        322,371      76.81       65.78
676 to 700...........       27          8,773,462.20        6.98      5.771       686        324,943      73.80       55.69
701 to 725...........       53         24,709,838.60       19.66      5.846       713        466,223      75.97       34.52
726 to 750...........       72         34,900,998.88       27.77      5.791       738        484,736      76.33       30.80
751 to 775...........       51         23,310,852.63       18.55      5.826       762        457,076      74.69       31.26
776 to 800...........       45         25,295,969.84       20.12      5.616       785        562,133      73.03       41.85
801 to 825...........        5          1,041,919.48        0.83      5.449       806        208,384      48.46       85.60
                           ---       ---------------      ------      -----       ---       --------      -----      ------
  Total..............      279       $125,696,606.84      100.00%     5.778%      740       $450,525      74.97%      38.41%
                           ===       ===============      ======      =====       ===       ========      =====      ======


                        PERCENT
RANGE OF CREDIT SCORES    IO
----------------------  -------
626 to 650...........   100.00%
651 to 675...........    98.12
676 to 700...........    98.73
701 to 725...........    90.51
726 to 750...........    90.80
751 to 775...........    89.98
776 to 800...........    92.20
801 to 825...........    36.40
                        ------
  Total..............    91.43%
                        ======

      The Credit Scores of the Group Four Mortgage Loans that were scored as of the Cut-off Date ranged from 631 to 811 and the weighted average Credit Score of the Group Four Mortgage Loans that were scored as of the Cut-off Date was approximately 740.

                GROSS MARGINS FOR THE GROUP FOUR MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF GROSS         MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
MARGINS                  LOANS       OUTSTANDING        FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
--------------         ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
2.001% to 2.250%.....     270      $123,101,627.82      97.94%     5.776%      739       $455,932      74.94%     37.86%     91.41%
2.251% to 2.500%.....       7         1,856,113.69       1.48      5.950       750        265,159      77.78      80.12     100.00
2.501% to 2.750%.....       2           738,865.33       0.59      5.748       739        369,433      73.42      25.16      74.84
                          ---      ---------------     ------      -----       ---       --------      -----      -----     ------
  Total..............     279      $125,696,606.84     100.00%     5.778%      740       $450,525      74.97%     38.41%     91.43%
                          ===      ===============     ======      =====       ===       ========      =====      =====     ======

      As of the Cut-off Date, the gross margins for the Group Four Mortgage Loans ranged from 2.250% per annum to 2.750% per annum and the weighted average gross margin for the Group Four Mortgage Loans was approximately 2.257% per annum.

            MAXIMUM MORTGAGE RATES FOR THE GROUP FOUR MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF MAXIMUM       MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
MORTGAGE RATES           LOANS       OUTSTANDING        FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
----------------       ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
10.001% to 10.250%...       9      $  4,956,311.03       3.94%     5.207%      762       $550,701      73.69%     44.11%     73.85%
10.251% to 10.500%...      39        20,515,149.76      16.32      5.460       746        526,029      71.47      27.58      84.44
10.501% to 10.750%...      81        41,931,324.63      33.36      5.699       742        517,671      74.89      31.25      90.06
10.751% to 11.000%...      83        34,838,962.97      27.72      5.894       733        419,747      76.74      45.54      96.30
11.001% to 11.250%...      25         9,084,801.18       7.23      6.080       735        363,392      77.67      48.75     100.00
11.251% to 11.500%...      13         5,416,619.17       4.31      6.072       732        416,663      72.27      49.92      91.20
11.501% to 11.750%...       6         3,040,995.31       2.42      6.290       723        506,833      76.35      75.63     100.00
11.751% to 12.000%...       9         2,378,803.84       1.89      5.918       756        264,312      77.43      44.85     100.00
12.001% to 12.250%...       3           988,981.69       0.79      6.125       703        329,661      76.35      30.33     100.00
12.251% to 12.500%...       7         1,294,722.01       1.03      6.414       743        184,960      74.81      51.44      90.15
12.501% to 12.750%...       2           895,393.67       0.71      6.750       710        447,697      71.83       0.00     100.00
12.751% to 13.000%...       2           354,541.58       0.28      6.875       745        177,271      79.90       0.00      38.58
                          ---      ---------------     ------      -----       ---       --------      -----      -----     ------
  Total..............     279      $125,696,606.84     100.00%     5.778%      740       $450,525      74.97%     38.41%     91.43%
                          ===      ===============     ======      =====       ===       ========      =====      =====     ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the Group Four Mortgage Loans ranged from 10.125% per annum to 12.875% per annum and the weighted average Maximum Mortgage Rate for the Group Four Mortgage Loans was 10.862% per annum.

          NEXT RATE ADJUSTMENT DATE FOR THE GROUP FOUR MORTGAGE LOANS

                                      AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF      PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
NEXT RATE              MORTGAGE        BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
ADJUSTMENT DATE          LOANS       OUTSTANDING        FOUR       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
---------------        ---------   ---------------   ----------   --------   --------   -----------   --------   --------   -------
May 2012.............       1      $    120,800.00       0.10%     5.375%      759       $120,800      80.00%     100.00%   100.00%
June 2012............      45        15,461,283.71      12.30      5.665       739        343,584      71.46       56.53     96.92
July 2012............      20         9,404,769.27       7.48      5.664       734        470,238      70.07       50.65    100.00
August 2012..........      30         8,255,278.85       6.57      5.892       744        275,176      73.89       31.43     96.20
September 2012.......      61        15,922,184.47      12.67      5.779       724        261,019      76.39       69.22     83.27
October 2012.........      56        35,990,858.83      28.63      5.814       748        642,694      76.05       24.06     88.90
November 2012........      66        40,541,431.71      32.25      5.794       739        614,264      76.14       30.54     91.81
                          ---      ---------------     ------      -----       ---       --------      -----      ------    ------
  Total..............     279      $125,696,606.84     100.00%     5.778%      740       $450,525      74.97%      38.41%    91.43%
                          ===      ===============     ======      =====       ===       ========      =====      ======    ======

      As of the Cut-off Date, the weighted average months to next rate adjustment date of the Group Four Mortgage Loans was approximately 81 months.

TABULAR CHARACTERISTICS OF THE GROUP FIVE MORTGAGE LOANS

      The Group Five Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group Five Mortgage Loans.........................                  89
Total Stated Principal Balance..............................         $81,130,536
Mortgage Rates:
  Weighted Average..........................................               5.705%
  Range.....................................................     5.000% to 6.250%
Weighted Average Remaining Term to Maturity (in months).....                 355

      The Stated Principal Balances of the Group Five Mortgage Loans ranged from approximately $224,817 to approximately $2,870,000. The Group Five Mortgage Loans had an average Stated Principal Balance of approximately $911,579.

      The weighted average Loan-to-Value Ratio at origination of the Group Five Mortgage Loans was approximately 64.16%, and no Group Five Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 80.00%.

      No more than approximately 8.86% of the Group Five Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group Five Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group Five Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

                MORTGAGE RATES FOR THE GROUP FIVE MORTGAGE LOANS

                                       AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF     PRINCIPAL                   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                         MORTGAGE       BALANCE       PERCENT OF   AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
RANGE OF MORTGAGE RATES    LOANS      OUTSTANDING     GROUP FIVE    COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-----------------------  ---------   --------------   ----------   --------   --------   -----------   --------   --------   -------
4.751% to 5.000%......       1       $   644,000.00       0.79%     5.000%      745       $644,000      50.12%     100.00%   100.00%
5.001% to 5.250%......       5         3,559,233.55       4.39      5.225       763        711,847      48.47       71.90    100.00
5.251% to 5.500%......      20        16,863,042.66      20.79      5.474       737        843,152      65.69       97.92     91.12
5.501% to 5.750%......      36        33,673,890.66      41.51      5.680       749        935,386      65.08       80.20    100.00
5.751% to 6.000%......      21        20,551,686.84      25.33      5.915       742        978,652      65.64       78.24     87.90
6.001% to 6.250%......       6         5,838,682.14       7.20      6.146       748        973,114      60.26      100.00    100.00
                            --       --------------     ------      -----       ---       --------      -----      ------    ------
  Total...............      89       $81,130,535.85     100.00%     5.705%      745       $911,579      64.16%      84.61%    95.09%
                            ==       ==============     ======      =====       ===       ========      =====      ======    ======

      As of the Cut-off Date, the Mortgage Rates of the Group Five Mortgage Loans ranged from 5.000% per annum to 6.250% per annum and the weighted average Mortgage Rate of the Group Five Mortgage Loans was approximately 5.705% per annum.

     REMAINING MONTHS TO STATED MATURITY FOR THE GROUP FIVE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF REMAINING     MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
TERMS (MONTHS)           LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
------------------     ---------   --------------   ----------   --------   --------   -----------   --------   --------   -------
349 to 360...........     89       $81,130,535.85     100.00%     5.705%      745       $911,579      64.16%     84.61%     95.09%
                          --       --------------     ------      -----       ---       --------      -----      -----      -----
  Total..............     89       $81,130,535.85     100.00%     5.705%      745       $911,579      64.16%     84.61%     95.09%
                          ==       ==============     ======      =====       ===       ========      =====      =====      =====

      As of the Cut-off Date, the remaining terms to stated maturity of the Group Five Mortgage Loans ranged from 350 months to 357 months and the weighted average remaining term to stated maturity of the Group Five Mortgage Loans was approximately 355 months.

    CUT-OFF DATE STATED PRINCIPAL BALANCES FOR THE GROUP FIVE MORTGAGE LOANS

                                              AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                                NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF CUT-OFF DATE STATED    MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRINCIPAL BALANCES                LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------------    ---------   --------------   ----------   --------   --------   -----------   --------   --------
$200,000.01 to $300,000.00....      4       $ 1,055,643.82       1.30%     5.723%      755      $  263,911     52.59%      78.70%
$300,000.01 to $400,000.00....      4         1,461,525.00       1.80      5.688       759         365,381     67.98       76.05
$400,000.01 to $500,000.00....     10         4,563,891.34       5.63      5.705       740         456,389     68.12       81.95
$500,000.01 to $600,000.00....     10         5,661,070.83       6.98      5.704       742         566,107     68.94      100.00
$600,000.01 to $700,000.00....      8         5,333,133.09       6.57      5.677       752         666,642     74.36       73.81
$700,000.01 to $800,000.00....     10         7,448,672.67       9.18      5.590       756         744,867     56.87       79.36
$800,000.01 to $900,000.00....      5         4,355,132.03       5.37      5.675       751         871,026     62.43      100.00
$900,000.01 to
  $1,000,000.00...............     15        14,660,112.21      18.07      5.625       742         977,341     60.04       52.86
$1,000,000.01 to
  $1,100,000.00...............      1         1,031,250.00       1.27      5.750       764       1,031,250     75.00      100.00
$1,100,000.01 to
  $1,200,000.00...............      5         5,769,678.23       7.11      5.679       739       1,153,936     71.84      100.00
$1,200,000.01 to
  $1,300,000.00...............      1         1,244,650.30       1.53      5.750       760       1,244,650     63.95        0.00
$1,300,000.01 to
  $1,400,000.00...............      2         2,662,130.92       3.28      5.688       724       1,331,065     63.55      100.00
$1,400,000.01 to
  $1,500,000.00...............      4         5,898,696.51       7.27      5.750       726       1,474,674     66.16      100.00
$1,500,000.01 to
  $2,000,000.00...............      7        12,379,060.67      15.26      5.790       752       1,768,437     63.56      100.00
$2,000,000.01 to
  $2,500,000.00...............      2         4,735,888.23       5.84      6.059       771       2,367,944     54.50      100.00
$2,500,000.01 to
  $3,000,000.00...............      1         2,870,000.00       3.54      5.500       702       2,870,000     70.00      100.00
                                   --       --------------     ------      -----       ---      ----------     -----      ------
  Total.......................     89       $81,130,535.85     100.00%     5.705%      745      $  911,579     64.16%      84.61%
                                   ==       ==============     ======      =====       ===      ==========     =====      ======


RANGE OF CUT-OFF DATE STATED    PERCENT
PRINCIPAL BALANCES                IO
----------------------------    -------
$200,000.01 to $300,000.00....  100.00%
$300,000.01 to $400,000.00....  100.00
$400,000.01 to $500,000.00....  100.00
$500,000.01 to $600,000.00....   89.89
$600,000.01 to $700,000.00....  100.00
$700,000.01 to $800,000.00....  100.00
$800,000.01 to $900,000.00....  100.00
$900,000.01 to
  $1,000,000.00...............   93.68
$1,000,000.01 to
  $1,100,000.00...............  100.00
$1,100,000.01 to
  $1,200,000.00...............  100.00
$1,200,000.01 to
  $1,300,000.00...............  100.00
$1,300,000.01 to
  $1,400,000.00...............  100.00
$1,400,000.01 to
  $1,500,000.00...............  100.00
$1,500,000.01 to
  $2,000,000.00...............  100.00
$2,000,000.01 to
  $2,500,000.00...............   47.48
$2,500,000.01 to
  $3,000,000.00...............  100.00
                                ------
  Total.......................   95.09%
                                ======

      As of the Cut-Off Date, the outstanding principal balances of the Group Five Mortgage Loans ranged from approximately $224,817 to approximately $2,870,000 and the average outstanding principal balance of the Group Five Mortgage Loans was approximately $911,579.

                  INDEX TYPE FOR THE GROUP FIVE MORTGAGE LOANS

                                          AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                            NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                            MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
INDEX TYPE                    LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------                  ---------   --------------   ----------   --------   --------   -----------   --------   --------
6 Month LIBOR.............     75       $68,562,905.40      84.51%     5.727%      747       $914,172      64.48%     89.84%
1 Year LIBOR..............     14        12,567,630.45      15.49      5.586       734        897,688      62.40      56.09
                               --       --------------     ------      -----       ---       --------      -----      -----
  Total...................     89       $81,130,535.85     100.00%     5.705%      745       $911,579      64.16%     84.61%
                               ==       ==============     ======      =====       ===       ========      =====      =====


                            PERCENT
INDEX TYPE                    IO
----------                  -------
6 Month LIBOR.............   94.19%
1 Year LIBOR..............  100.00
                            ------
  Total...................   95.09%
                            ======

                PRODUCT TYPES FOR THE GROUP FIVE MORTGAGE LOANS

                                          AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                            NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                            MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
PRODUCT TYPE                  LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------                ---------   --------------   ----------   --------   --------   -----------   --------   --------
10/20 LIBOR IO Loans (6M
  LIBOR)..................     72       $64,577,205.67      79.60%     5.723%      748      $  896,906     64.80%      89.21%
10/20 LIBOR IO Loans (1Y
  LIBOR)s.................     14        12,567,630.45      15.49      5.586       734         897,688     62.40       56.09
10/20 LIBOR Loans (6M
  LIBOR)..................      3         3,985,699.73       4.91      5.783       730       1,328,567     59.27      100.00
                               --       --------------     ------      -----       ---      ----------     -----      ------
  Total...................     89       $81,130,535.85     100.00%     5.705%      745      $  911,579     64.16%      84.61%
                               ==       ==============     ======      =====       ===      ==========     =====      ======


                            PERCENT
PRODUCT TYPE                  IO
------------                -------
10/20 LIBOR IO Loans (6M
  LIBOR)..................  100.00%
10/20 LIBOR IO Loans (1Y
  LIBOR)s.................  100.00
10/20 LIBOR Loans (6M
  LIBOR)..................    0.00
                            ------
  Total...................   95.09%
                            ======

              AMORTIZATION TYPE FOR THE GROUP FIVE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
AMORTIZATION TYPE        LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-----------------      ---------   --------------   ----------   --------   --------   -----------   --------   --------   -------
Fully Amortizing.....      3       $ 3,985,699.73       4.91%     5.783%      730      $1,328,567     59.27%     100.00%     0.00%
120 Month
  Interest-Only......     86        77,144,836.12      95.09      5.701       746         897,033     64.41       83.81    100.00
                          --       --------------     ------      -----       ---      ----------     -----      ------    ------
  Total..............     89       $81,130,535.85     100.00%     5.705%      745      $  911,579     64.16%      84.61%    95.09%
                          ==       ==============     ======      =====       ===      ==========     =====      ======    ======

  GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP FIVE MORTGAGE
                                     LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
STATE                    LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-----                  ---------   --------------   ----------   --------   --------   -----------   --------   --------   -------
California...........     62       $55,492,657.15      68.40%     5.701%      738      $  895,043     64.47%      79.23%    92.82%
Colorado.............      3         4,069,531.34       5.02      5.658       759       1,356,510     64.24      100.00    100.00
Connecticut..........      2         1,995,000.00       2.46      5.312       804         997,500     42.29      100.00    100.00
Florida..............      3         4,212,125.61       5.19      5.745       748       1,404,042     68.63      100.00    100.00
Georgia..............      2         1,608,896.25       1.98      5.550       756         804,448     74.39      100.00    100.00
Massachusetts........      4         3,713,628.81       4.58      5.644       749         928,407     67.16      100.00    100.00
Michigan.............      1           583,100.00       0.72      6.250       754         583,100     77.23      100.00    100.00
Nevada...............      2         2,880,457.14       3.55      6.043       795       1,440,229     55.73      100.00    100.00
New Jersey...........      1           600,000.00       0.74      5.875       776         600,000     80.00      100.00    100.00
New York.............      1         1,350,000.00       1.66      5.750       672       1,350,000     52.43      100.00    100.00
Ohio.................      1           238,340.43       0.29      5.750       799         238,340     75.57      100.00    100.00
Oregon...............      1           750,000.00       0.92      5.750       799         750,000     61.98      100.00    100.00
Pennsylvania.........      1           718,000.00       0.88      5.500       752         718,000     37.79      100.00    100.00
South Carolina.......      3         2,000,799.12       2.47      5.708       736         666,933     66.85       52.02    100.00
Washington...........      2           918,000.00       1.13      5.832       789         459,000     80.00      100.00    100.00
                          --       --------------     ------      -----       ---      ----------     -----      ------    ------
  Total..............     89       $81,130,535.85     100.00%     5.705%      745      $  911,579     64.16%      84.61%    95.09%
                          ==       ==============     ======      =====       ===      ==========     =====      ======    ======

      No more than approximately 8.86% of the Group Five Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP FIVE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF ORIGINAL      MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
LOAN-TO-VALUE RATIOS     LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
--------------------   ---------   --------------   ----------   --------   --------   -----------   --------   --------   -------
10.01% to 20.00%.....      1       $   995,000.00       1.23%     5.375%      816      $  995,000     19.90%     100.00%   100.00%
20.01% to 30.00%.....      1           404,000.00       0.50      5.875       728         404,000     21.32        0.00    100.00
30.01% to 40.00%.....      7         4,816,869.61       5.94      5.501       745         688,124     34.88       74.57     88.12
40.01% to 50.00%.....      4         3,808,405.39       4.69      5.962       779         952,101     48.92       80.57    100.00
50.01% to 60.00%.....     13        14,291,228.47      17.62      5.763       729       1,099,325     56.33       86.29     82.59
60.01% to 70.00%.....     29        33,433,774.45      41.21      5.681       746       1,152,889     66.67       77.69    100.00
70.01% to 75.00%.....     16        13,591,322.13      16.75      5.667       739         849,458     74.32       94.85     93.19
75.01% to 80.00%.....     18         9,789,935.80      12.07      5.782       755         543,885     79.48      100.00    100.00
                          --       --------------     ------      -----       ---      ----------     -----      ------    ------
  Total..............     89       $81,130,535.85     100.00%     5.705%      745      $  911,579     64.16%      84.61%    95.09%
                          ==       ==============     ======      =====       ===      ==========     =====      ======    ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Five Mortgage Loans ranged from 19.90% to 80.00%, and the weighted average Original Loan-to-Value Ratio of the Group Five Mortgage Loans was 64.16%.

                 LOAN PURPOSE FOR THE GROUP FIVE MORTGAGE LOANS

                                         AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                           NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                           MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
LOAN PURPOSE                 LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
------------               ---------   --------------   ----------   --------   --------   -----------   --------   --------
Purchase.................     30       $28,083,935.63      34.62%     5.660%      749       $936,131      69.72%     89.87%
Refinance --Rate Term....     25        22,687,486.93      27.96      5.650       755        907,499      56.30      74.68
Refinance --Cashout......     34        30,359,113.29      37.42      5.787       735        892,915      64.88      87.16
                              --       --------------     ------      -----       ---       --------      -----      -----
  Total..................     89       $81,130,535.85     100.00%     5.705%      745       $911,579      64.16%     84.61%
                              ==       ==============     ======      =====       ===       ========      =====      =====


                           PERCENT
LOAN PURPOSE                 IO
------------               -------
Purchase.................  100.00%
Refinance --Rate Term....   93.40
Refinance --Cashout......   91.81
                           ------
  Total..................   95.09%
                           ======

        TYPES OF MORTGAGED PROPERTIES FOR THE GROUP FIVE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT    PERCENT
PROPERTY TYPE            LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC     IO
-------------          ---------   --------------   ----------   --------   --------   -----------   --------   --------   -------
Single Family
  Residence..........     64       $56,832,990.18      70.05%     5.691%      740      $  888,015     63.19%      83.62%    92.99%
Planned Unit
  Development........     22        22,698,397.42      27.98      5.769       759       1,031,745     66.76       85.99    100.00
Condominium..........      2           943,948.25       1.16      5.199       734         471,974     48.86      100.00    100.00
Cooperative..........      1           655,200.00       0.81      5.375       770         655,200     80.00      100.00    100.00
                          --       --------------     ------      -----       ---      ----------     -----      ------    ------
  Total..............     89       $81,130,535.85     100.00%     5.705%      745      $  911,579     64.16%      84.61%    95.09%
                          ==       ==============     ======      =====       ===      ==========     =====      ======    ======

            DOCUMENTATION SUMMARY FOR THE GROUP FIVE MORTGAGE LOANS

                                                                                      WEIGHTED     AVERAGE     WEIGHTED
                              NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                              MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
DOCUMENTATION                   LOANS        OUTSTANDING         FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
-------------                 ---------   -----------------   ----------   --------   --------   -----------   --------   --------
MLCC UNDERWRITING
Full Documentation..........     66        $61,594,436.67        75.92%     5.717%      748      $  933,249     65.13%     100.00%
Stated Income...............      9          6,968,468.73         8.59      5.815       738         774,274     58.74        0.00
                                 --        --------------       ------      -----       ---      ----------     -----      ------
    Sub-Total...............     75        $68,562,905.40        84.51%     5.727%      747      $  914,172     64.48%      89.84%
OTHER UNDERWRITING
Full Documentation..........      7        $ 7,048,711.78         8.69%     5.545%      742      $1,006,959     65.93%     100.00%
Stated Income...............      7          5,518,918.67         6.80      5.638       725         788,417     57.89        0.00
                                 --        --------------       ------      -----       ---      ----------     -----      ------
    Sub-Total...............     14        $12,567,630.45        15.49%     5.586%      734      $  897,688     62.40%      56.09%
  Total.....................     89        $81,130,535.85       100.00%     5.705%      745      $  911,579     64.16%      84.61%
                                 ==        ==============       ======      =====       ===      ==========     =====      ======


                              PERCENT
DOCUMENTATION                   IO
-------------                 -------
MLCC UNDERWRITING
Full Documentation..........   93.53%
Stated Income...............  100.00
                              ------
    Sub-Total...............   94.19%
OTHER UNDERWRITING
Full Documentation..........  100.00%
Stated Income...............  100.00
                              ------
    Sub-Total...............  100.00%
  Total.....................   95.09%
                              ======

               OCCUPANCY TYPES FOR THE GROUP FIVE MORTGAGE LOANS

                                     AGGREGATE                              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     PRINCIPAL      PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                       MORTGAGE       BALANCE         GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
OCCUPANCY                LOANS      OUTSTANDING        FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------              ---------   --------------   ----------   --------   --------   -----------   --------   --------
Primary..............     84       $75,812,230.46      93.44%     5.689%      743      $  902,527     64.90%      83.53%
Second Home..........      3         4,498,357.14       5.54      5.979       777       1,499,452     54.39      100.00
Investment...........      2           819,948.25       1.01      5.704       774         409,974     48.59      100.00
                          --       --------------     ------      -----       ---      ----------     -----      ------
  Total..............     89       $81,130,535.85     100.00%     5.705%      745      $  911,579     64.16%      84.61%
                          ==       ==============     ======      =====       ===      ==========     =====      ======


OCCUPANCY              PERCENT IO
---------              ----------
Primary..............     94.74%
Second Home..........    100.00
Investment...........    100.00
                         ------
  Total..............     95.09%
                         ======

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                CREDIT SCORES FOR THE GROUP FIVE MORTGAGE LOANS

                                                                                WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
                        MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
RANGE OF CREDIT SCORES    LOANS        OUTSTANDING         FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------------  ---------   -----------------   ----------   --------   --------   -----------   --------   --------
651 to 675............      3        $ 2,315,990.14         2.85%     5.773%      670      $  771,997     52.95%     100.00%
676 to 700............      7          6,024,116.55         7.43      5.699       688         860,588     67.92       71.79
701 to 725............     18         18,032,375.92        22.23      5.740       710       1,001,799     66.61       80.94
726 to 750............     17         16,046,784.80        19.78      5.704       736         943,929     60.78       75.18
751 to 775............     18         16,666,552.16        20.54      5.672       762         925,920     65.58       92.53
776 to 800............     19         15,927,979.80        19.63      5.658       785         838,315     67.03       86.67
801 to 825............      7          6,116,736.48         7.54      5.792       806         873,819     54.94      100.00
                           --        --------------       ------      -----       ---      ----------     -----      ------
  Total...............     89        $81,130,535.85       100.00%     5.705%      745      $  911,579     64.16%      84.61%
                           ==        ==============       ======      =====       ===      ==========     =====      ======


RANGE OF CREDIT SCORES  PERCENT IO
----------------------  ----------
651 to 675............     75.28%
676 to 700............    100.00
701 to 725............    100.00
726 to 750............     78.73
751 to 775............    100.00
776 to 800............    100.00
801 to 825............    100.00
                          ------
  Total...............     95.09%
                          ======

      The Credit Scores of the Group Five Mortgage Loans as of the Cut-off Date ranged from 666 to 816 and the weighted average Credit Score of the Group Five Mortgage Loans was approximately 745.

                GROSS MARGINS FOR THE GROUP FIVE MORTGAGE LOANS

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF GROSS           MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MARGINS                    LOANS        OUTSTANDING         FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
--------------           ---------   -----------------   ----------   --------   --------   -----------   --------   --------
1.751% to 2.000%.......     75        $68,562,905.40        84.51%     5.727%      747       $914,172      64.48%     89.84%
2.001% to 2.250%.......     14         12,567,630.45        15.49      5.586       734        897,688      62.40      56.09
                            --        --------------       ------      -----       ---       --------      -----      -----
  Total................     89        $81,130,535.85       100.00%     5.705%      745       $911,579      64.16%     84.61%
                            ==        ==============       ======      =====       ===       ========      =====      =====


RANGE OF GROSS
MARGINS                  PERCENT IO
--------------           ----------
1.751% to 2.000%.......     94.19%
2.001% to 2.250%.......    100.00
                           ------
  Total................     95.09%
                           ======

      As of the Cut-off Date, the gross margins for the Group Five Mortgage Loans ranged from 2.000% per annum to 2.250% per annum and the weighted average gross margin for the Group Five Mortgage Loans was approximately 2.039% per annum.

            MAXIMUM MORTGAGE RATES FOR THE GROUP FIVE MORTGAGE LOANS

                                                                                 WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
RANGE OF MAXIMUM         MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
MORTGAGE RATES             LOANS        OUTSTANDING         FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
----------------         ---------   -----------------   ----------   --------   --------   -----------   --------   --------
9.751% to 10.000%......      1        $   644,000.00         0.79%     5.000%      745        $644,000     50.12%     100.00%
10.001% to 10.250%.....      5          3,559,233.55         4.39      5.225       763         711,847     48.47       71.90
10.251% to 10.500%.....     20         16,863,042.66        20.79      5.474       737         843,152     65.69       97.92
10.501% to 10.750%.....     36         33,673,890.66        41.51      5.680       749         935,386     65.08       80.20
10.751% to 11.000%.....     21         20,551,686.84        25.33      5.915       742         978,652     65.64       78.24
11.001% to 11.250%.....      6          5,838,682.14         7.20      6.146       748         973,114     60.26      100.00
                            --        --------------       ------      -----       ---        --------     -----      ------
  Total................     89        $81,130,535.85       100.00%     5.705%      745        $911,579     64.16%      84.61%
                            ==        ==============       ======      =====       ===        ========     =====      ======


RANGE OF MAXIMUM
MORTGAGE RATES           PERCENT IO
----------------         ----------
9.751% to 10.000%......    100.00%
10.001% to 10.250%.....    100.00
10.251% to 10.500%.....     91.12
10.501% to 10.750%.....    100.00
10.751% to 11.000%.....     87.90
11.001% to 11.250%.....    100.00
                           ------
  Total................     95.09%
                           ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the Group Five Mortgage Loans ranged from 10.000% per annum to 11.250% per annum and the weighted average Maximum Mortgage Rate for the Group Five Mortgage Loans was 10.705% per annum.

          NEXT RATE ADJUSTMENT DATE FOR THE GROUP FIVE MORTGAGE LOANS

                                                                                    WEIGHTED     AVERAGE     WEIGHTED
                            NUMBER OF       AGGREGATE       PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE
NEXT RATE                   MORTGAGE    PRINCIPAL BALANCE     GROUP      AVERAGE     CREDIT      BALANCE     ORIGINAL   PERCENT
ADJUSTMENT DATE               LOANS        OUTSTANDING         FIVE       COUPON     SCORE     OUTSTANDING     LTV      FULL DOC
---------------             ---------   -----------------   ----------   --------   --------   -----------   --------   --------
February 2015.............      1        $   470,799.12         0.58%     5.875%      777      $  470,799     73.85%     100.00%
March 2015................      1          1,312,130.92         1.62      5.625       777       1,312,131     75.00      100.00
April 2015................      3          2,376,620.08         2.93      5.770       759         792,207     60.31      100.00
May 2015..................      8          7,634,405.66         9.41      5.872       740         954,301     63.93       94.71
June 2015.................     12         12,021,551.36        14.82      5.824       734       1,001,796     67.06       75.45
July 2015.................     37         32,700,536.46        40.31      5.626       747         883,798     63.67       79.71
August 2015...............     25         22,304,492.25        27.49      5.689       751         892,180     63.84       93.11
September 2015............      2          2,310,000.00         2.85      5.750       696       1,155,000     55.58       58.44
                               --        --------------       ------      -----       ---      ----------     -----      ------
  Total...................     89        $81,130,535.85       100.00%     5.705%      745      $  911,579     64.16%      84.61%
                               ==        ==============       ======      =====       ===      ==========     =====      ======


NEXT RATE
ADJUSTMENT DATE             PERCENT IO
---------------             ----------
February 2015.............    100.00%
March 2015................    100.00
April 2015................    100.00
May 2015..................    100.00
June 2015.................    100.00
July 2015.................     92.39
August 2015...............     93.28
September 2015............    100.00
                              ------
  Total...................     95.09%
                              ======

      As of the Cut-off Date, the weighted average months to next rate adjustment date of the Group Five Mortgage Loans was approximately 115 months.

                            UNDERWRITING GUIDELINES

      Approximately 75.76%, 27.69%, 10.61% and 84.51% of the Group One Mortgage Loans, Group Two Mortgage Loans, Group Three Mortgage Loans and Group Five Mortgage Loans, respectively, and approximately 29.23% of the Mortgage Loans in the aggregate, were originated by MLCC. Approximately 37.74% and 28.88% of the Group Two Mortgage Loans and Group Three Mortgage Loans, respectively, and approximately 25.35% of the Mortgage Loans in the aggregate, were originated by Wells Fargo. Approximately 23.02%, 38.38% and 4.37% of the Group Two Mortgage Loans, Group Three Mortgage Loans and Group Four Mortgage Loans, respectively, and approximately 19.52% of the Mortgage Loans in the aggregate, were originated by Lehman Brothers Bank, FSB. The remainder of the Mortgage Loans were originated by various other originators, none of which originated 10% or more of the Mortgage Loans. All of the Mortgage Loans were originated or acquired by the Originators generally in accordance with the related Underwriting Guidelines. The following are general summaries of the underwriting guidelines of MLCC, Wells Fargo and Lehman Brothers Bank, FSB.

MLCC UNDERWRITING GUIDELINES

      MLCC, a wholly owned direct subsidiary of Merrill Lynch Bank USA, an indirect subsidiary of Merrill Lynch & Co., Inc., and an affiliate of the underwriter, Merrill Lynch, is a Delaware corporation qualified to do business (to the extent qualification is required) in each jurisdiction where its mortgage program is offered. It maintains licenses in various jurisdictions as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals:
HUD nonsupervised one- to four-family mortgagee; FHA-approved mortgagee; Fannie Mae first and second mortgage one- to four-family seller/servicer; Freddie Mac home and second mortgage one- to four-family seller/servicer; GNMA mortgage-backed securities issuer under the GNMA I and GNMA II single-family programs; and supervised VA lender.

      MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the jurisdictions where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill Lynch & Co. companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch & Co. companies' local offices as MLCC's local offices for licensing purposes.

      MLCC is primarily in the business of originating conforming and nonconforming fixed and adjustable rate mortgage loans and other loan products. MLCC also originates home equity lines of credit to individuals. MLCC currently originates loans in fifty states, the District of Columbia and the U.S. Virgin Islands. The Mortgage Loans are secured by first liens on one- to four-family residences, condominiums, and cooperative apartments (New York State only), most of which are owner-occupied.

      MLCC's mortgage programs are marketed primarily to Merrill Lynch & Co., Inc. clients through Merrill Lynch's financial advisors and mortgage and credit specialists employed by MLCC, as well as through newspaper and other print advertising and direct marketing campaigns.

      As of January 2001, MLCC retained Cendant Mortgage Corporation, now known as PHH Mortgage Corporation ("PHH" ) to originate, process, and underwrite MLCC's real estate based loan products on a "private-label" basis. Substantially all of the Mortgage Loans were either originated on MLCC's behalf pursuant to this private-label relationship or acquired by MLCC pursuant to its Correspondent Lending Program (as hereinafter described). All first-lien closed-end residential mortgage loans originated or acquired on this basis are serviced by PHH at its servicing headquarters located in Mt. Laurel, New Jersey.

      MLCC underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property and Additional Collateral, if any, as collateral for any loan made by MLCC. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income, and expenses (except as described below), along with an authorization permitting MLCC to obtain any necessary third-party verifications, including a credit report summarizing the applicant's credit history.

Unless prohibited by applicable state law, the applicant may be required to pay an application fee to MLCC.

      In evaluating the applicant's ability and willingness to repay the proposed loan, MLCC reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, MLCC generally requests a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

      MLCC verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and at least two months' worth of cash reserves.

      Except as described below, MLCC also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed MLCC debt payment. MLCC's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, MLCC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and oral verification of employment. Oral verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. For non-salaried applicants, including self-employed applicants, MLCC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules. In some cases, MLCC may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

      In determining the adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH on MLCC's behalf, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that renovation or construction, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. For certain re-finance transactions, MLCC typically will accept (a) the re-certification or appraisal update of a previously prepared appraisal if the applicant can produce an appraisal that was prepared approximately twelve months or less from the date of the application for the MLCC loan; or (b) an FNMA Form 2055 "short form" appraisal (e.g., no interior inspection) if the applicant can produce an appraisal that was prepared roughly between twelve and twenty-four months from the date of the application for the MLCC loan. Most of the aforementioned appraisals may have been procured by STARS, an affiliate of PHH.

      The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of the loan. Title insurance is required to be obtained for all first lien Mortgage Loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

      Once sufficient employment, credit, and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt-service-to-income ("DTI") ratio that generally does not exceed 38%; however, this limit may be raised to 50% or greater if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. Generally, the DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest-only payment that will be due on the requested loan calculated at the initial interest rate for such loan plus an additional 0.25% to 2.50%, depending upon the particular loan product requested by the applicant (with the qualifying rate never being less than 8%)), divided by the borrower's total verified monthly income. In general, it is MLCC's belief that the DTI ratio is only one of several factors, such as loan-to-value ("LTV" ) ratio, credit history, and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan. As part of the underwriting process, MLCC typically reviews an applicant's credit score. MLCC considers an applicant's credit score in connection with other factors, including the applicant's overall credit payment history, level of income, debts, and assets. It is not MLCC's practice to accept or reject an application solely on the basis of the applicant's credit score.

      Certain loans originated by MLCC were originated under loan programs that do not require verification of borrower income. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present. MLCC's loan origination process allows for expedited processing on certain loans based on the risk profile of the loan. During the origination process, MLCC conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. MLCC categorizes loans into different processing tracks based upon the overall risk profile of the loan, as evidenced by the LTV ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for MLCC to process the loan.

      MLCC uses a "liquidity ratio" as part of its underwriting criteria. The liquidity ratio is defined as the total amount of a borrower's liquid assets, as verified by MLCC, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who requests a $250,000 loan amount would have a 2:1 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, concentrated equity positions if the share price is less than $10, and any stock options or unvested shares of stock. MLCC believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.

      The level of income documentation required by MLCC is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the LTV ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, MLCC may require the following different levels of income disclosure and verification:

      (1) no income disclosure;

      (2) debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required;

      (3) verification of income using streamlined/alternate documentation; or

      (4) full income disclosure and verification.

      A prospective borrower may apply for a loan that does not require income verification. MLCC determines if the prospective borrower would qualify for approval given no income verification based on several factors, including the borrower's credit score and overall credit profile, amount of liquid assets and the LTV ratio of the proposed loan. If the borrower does not qualify for the requested loan based on no income verification underwriting, MLCC would require verification of income using streamlined/alternative documentation or full income disclosure and verification for such prospective borrower.

      MLCC also requires that the proposed loan have an LTV ratio that generally does not exceed 80%, but under certain circumstances may exceed 100%. MLCC's practice is to continuously review LTV ratio limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition, and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV ratio permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan's LTV ratio as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower.

      Loans that have an LTV ratio in excess of 80% are, in general, also either
(i) covered by primary mortgage insurance, (ii) secured by a security interest in Additional Collateral (normally securities) owned by the borrower (such loans being referred to as "Mortgage 100(SM) Loans"), or (iii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) (such loans in clause
(iii) being referred to as "Parent Power(R) Loans"). Such loans in clauses (ii) and (iii) are also collectively referred to herein as "Additional Collateral Loans," and the collateral referred to in clauses (ii) and (iii) is herein referred to as "Additional Collateral." The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV ratio for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. To the extent the Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Indenture Trustee. MLCC will be obligated to make all reasonable efforts to realize on any such security interest if the related Mortgage Loan defaults and is accelerated or is liquidated upon default as permitted by the related pledge agreement and applicable state law. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.

      The Depositor is assigning to the Trust Fund its rights under a limited purpose surety bond issued to MLCC by AMBAC Assurance Corporation (the "Limited Purpose Surety Bond"), which is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Additional Collateral Loans that are recoverable or sought to be recovered as a voidable preference under applicable law. Although the Limited Purpose Surety Bond is limited in amount, the Depositor has been advised by the surety bond provider that such amount will be sufficient to cover all potential claims on behalf of the Trust Fund with respect to the Additional Collateral securing the Additional Collateral Loans and on behalf of other assignees of Additional Collateral securing similar Additional Collateral Loans from MLCC covered by such Limited Purpose Surety Bond.

      Loans may be made to corporations, partnerships, and trustees of certain trusts in connection with applications that have been received from individuals. Such loans are generally structured as follows: (i) the loan is to the individual and the entity which owns the real property, and is secured by a mortgage or deed of trust executed solely by the entity; or (ii) the loan is to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant; or (iii) the loan is made jointly to the individual applicant and the entity, and secured by a mortgage from the entity. In such cases, MLCC applies its standard underwriting criteria to the property and the individual applicant. Such loans are categorized as owner-occupied in this prospectus supplement if the individual applicant states in the application that, as of the closing of the related loan, he or she will occupy the property as his or her primary residence.

      MLCC originates loans through mortgage brokers that are not affiliated with MLCC under its Mortgage Broker Program. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of PHH review such documentation and underwrite the loan in accordance with the above-described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by PHH on MLCC's behalf. Such loans are closed in the name of, and funded by, MLCC.

      In 1995, MLCC began purchasing mortgage loans from mortgage banking related entities under its Correspondent Lending program. In order for MLCC to approve a lender as a seller under its Correspondent Lending program, a lender must meet certain qualifying criteria. These criteria include requirements that the lender must (a) be a bank, savings and loan, or HUD-approved mortgagee which is a Fannie Mae or Freddie Mac seller in good standing; (b) demonstrate at least three years' experience in mortgage originations; (c) have a quality control plan in place which is acceptable to MLCC; (d) show profitability for the prior two years; and (e) have a corporate net worth of at least $1.0 million and/or a corporate credit history acceptable to MLCC.

      Under MLCC's Correspondent Lending program, the correspondent lender processes and closes the mortgage loans in its name and thereafter funds the mortgage loans from its own funds. Personnel of PHH, or in certain cases, the correspondent lender, underwrite the loans in accordance with MLCC's standard underwriting guidelines, as published in the MLCC Seller Guide. Certain loans are reviewed prior to MLCC purchasing loans from a correspondent lender and certain of such loans are reviewed after MLCC purchases a loan from a correspondent lender.

      The purchase price that MLCC pays for correspondent mortgage loans is typically an amount equal to the principal balance of the loans plus a premium, which is paid at the time the correspondent lender assigns the loans to MLCC.

      In 1995, MLCC began originating mortgage loans under its construction to permanent financing program. Such loans have the same terms as other loans under MLCC's mortgage program but include certain requirements for the completion of construction, at which time such loans become permanent loans, as evidenced by a certificate of occupancy and/or appraiser's certification of completion.

      Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of Merrill Lynch & Co., Inc., MLCC's ultimate parent, and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time.

      The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

WELLS FARGO UNDERWRITING GUIDELINES

      The Wells Fargo Underwriting Guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo Underwriting Guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., generally the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo Underwriting Guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

      Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector,

Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "mortgage score".

      The portion of the mortgage score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO score" which indicates a level of default probability over a two-year period.

      The mortgage score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions that are determined to be low-risk transactions, based upon the mortgage score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory mortgage score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted greater latitude in the application of borrower total debt-to-income ratio.

      A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

      Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. Mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo Underwriting Guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

      Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification in those instances when verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent pay stub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with "full documentation".

      In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the total debt to income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

      Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, generally expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly-constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio is based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

      Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In some cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

      A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their total monthly debt obligations in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets.

In addition, no current appraisal or indication of market value may be required with respect to the properties securing mortgage loans that are refinanced under the retention program.

      Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences when the initial principal balance of the new loan would not exceed 200% of the original principal balance of the previous loan. Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo, as well as a satisfactory FICO score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on a borrower's total debt ratio. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

LEHMAN BANK UNDERWRITING GUIDELINES

      The Lehman Bank Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. The Lehman Bank Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, Lehman Brothers Bank, FSB may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent underwriting exceptions.

      The Lehman Bank Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property (and generally, in the case of a mortgaged property with a loan amount exceeding $650,000, two appraisals), by qualified independent appraisers, that conforms to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by Lehman Brothers Bank, FSB and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a field review of the original appraisal by another independent appraiser. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. The Lehman Bank Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 103% (or, with respect to certain mortgage loans, up to 95%) for the highest credit-grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

      Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "no documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

      In general, a substantial majority of the mortgage loans originated or acquired by Lehman Brothers Bank, FSB were originated consistent with and generally conform to "full documentation," "limited documentation," or "no ratio documentation" residential loan programs.

      Verification of employment, income and assets in a mortgage loan file is dependent on the documentation program. For "full documentation" program loans, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current employment, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. For "limited documentation" program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. "No ratio" program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

      Certain of the Mortgage Loans originated by Lehman Brothers Bank, FSB were originated or acquired under "no documentation" program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy.

      Substantially all of the Mortgage Loans originated by Lehman Brothers Bank, FSB will be initially serviced by Aurora.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

      The Mortgage Loans will be serviced in accordance with the related Servicing Agreements. Each Servicing Agreement will be assigned to the Depositor pursuant to an assignment, assumption and recognition agreement to be executed on the Closing Date. The Depositor will assign its interest in the Servicing Agreements to the Trust Fund pursuant to the Sale and Servicing Agreement.

THE MASTER SERVICER

      Wells Fargo will act as the Master Servicer of the Mortgage Loans pursuant to the Sale and Servicing Agreement. Wells Fargo is a national banking association, with a master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn: Corporate Trust Services--MLMI 2005-A9. Among other things, Wells Fargo is in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

      Aurora Loan Services LLC, PHH Mortgage Corporation, Wells Fargo and Countrywide Home Loans Servicing LP, are each referred to in this prospectus supplement as a Servicer.

Aurora

      Aurora Loan Services LLC ("Aurora") is a wholly owned subsidiary of Lehman Brothers Bank, FSB engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii) servicing residential mortgage loans for its own account,
(iii) master servicing residential mortgage loans for the account of its affiliates and (iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

      Aurora's executive offices and centralized real estate master servicing facility are located at 327 Inverness Drive South, Englewood, Colorado 80112, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

      As of September 30, 2005, Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $78.47 billion, of which the substantial majority are subserviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora with respect to mortgage loans other than mortgage loans guaranteed by the FHA or VA. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                 AS OF DECEMBER 31,             AS OF SEPTEMBER 30,
                                        -------------------------------------   -------------------
                                         2001      2002      2003      2004            2005
                                        -------   -------   -------   -------   -------------------
Total balance of mortgage loans
  serviced............................  $10,490   $21,196   $43,455   $52,715         $77,581
Percentage of mortgage loans
  delinquent by period of
  delinquency(1)(2)(3)
  30 to 59 days.......................     3.43%     3.37%     1.87%     1.16%           1.34%
  60 to 89 days.......................     1.33%     1.28%     0.43%     0.27%           0.27%
  90 days or more.....................     1.23%     2.36%     0.51%     0.43%           0.27%
Total percentage of mortgage loans
  delinquent(1)(2)(3).................     5.99%     7.01%     2.81%     1.86%           1.88%
In foreclosure (excluding
  bankruptcies)(1)(2).................     0.91%     0.75%     1.24%     0.76%           0.52%
In bankruptcy(2)......................     0.67%     0.54%     0.38%     0.31%           0.30%
                                        -------   -------   -------   -------         -------
Total(2)(4)...........................     7.57%     8.30%     4.43%     2.93%           2.70%
                                        =======   =======   =======   =======         =======

---------------

(1) Total portfolio and delinquency information is for conventional loans and subprime loans only, excluding bankruptcies.

(2) For the periods ended December 31, 2001 and December 31, 2002, the percentages are based on the average principal balances of the mortgage loans. For all subsequent periods, the percentages are based on the actual principal balance of each mortgage loan.

(3) The MBS method for conventional loans and the ABS method for subprime loans are used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(4) Actual percentages are utilized in generating this table but due to rounding may not correspond exactly with total percentages.

      The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

      The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

PHH

      General. PHH, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation, a publicly traded company. PHH originates, sells and services residential mortgage loans in the United States. PHH is a centralized mortgage lender conducting its business in all 50 states. PHH markets its mortgage products to consumers through a number of channels, which include, an 800-number teleservices platform, a Web interface, field sales professionals and purchasing closed loans from financial institutions and mortgage banks after underwriting the loans.

      PHH customarily sells all mortgages it originates to investors (which include a variety of institutional investors) either as individual loans, mortgage-backed securities or participation certificates issued or guaranteed by Fannie Mae, Freddie Mac or the Government National Mortgage Association. PHH earns revenue from the sale of the mortgage loans to investors, as well as on the servicing of the loans for investors.

      PHH's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000. As of September 30, 2005, PHH has provided servicing for approximately $144.4 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

      Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by PHH as of the dates indicated. PHH's portfolio of mortgage loans in the aggregate may differ significantly from the portion of the Mortgage Loans serviced by PHH in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the portion of the Mortgage Loans serviced by PHH will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans serviced by PHH. The actual loss and delinquency experience on the Mortgage Loans serviced by PHH will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

           DELINQUENCY AND FORECLOSURE EXPERIENCE IN PHH'S PORTFOLIO
              OF ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS(1)

                                    AS OF DECEMBER 31,     AS OF DECEMBER 31,    AS OF SEPTEMBER 30,
                                           2003                   2004                   2005
                                   --------------------   --------------------   --------------------
                                    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
                                   OF LOANS    BALANCE    OF LOANS    BALANCE    OF LOANS    BALANCE
                                   --------   ---------   --------   ---------   --------   ---------
Total Portfolio..................  888,860    $136,427    906,954    $143,056    914,792    $144,410
Period of Delinquency(2)(3)
  30 to 59 days..................   20,075       2,383     19,503       2,463     18,120    $  2,274
  Percent Delinquent.............      2.3%        1.7%       2.2%        1.7%       2.0%        1.6%
  60 to 89 days..................    3,896    $    398      4,174    $    457      3,486    $    388
  Percent Delinquent.............      0.4%        0.3%       0.5%        0.3%       0.4%        0.3%
  90 days or more................    5,736    $    536      4,190    $    415      3,522    $    367
  Percent Delinquent.............      0.6%        0.4%       0.5%        0.3%       0.4%        0.3%
Total Delinquencies(4)...........   29,707       3,317     27,867       3,335     25,128    $  3,029
Total Delinquencies by Percent of
  Total Portfolio................      3.3%        2.4%       3.1%        2.3%       2.8%        2.1%
Foreclosures, Bankruptcies or
  Real Estate Owned..............   10,120         950      8,902         849      9,155    $    887
Percent of Total Portfolio in
  Foreclosure, Bankruptcies or
  Real Estate Owned(5)...........      1.1%        0.7%       1.0%        0.6%       1.0%        0.6%

---------------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosures, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.

(4) Entries may not add up to total due to rounding.

(5) Percentages stated are of the total servicing portfolio.

      While the above foreclosure and delinquency experience is typical of PHH's recent experience, there can be no assurance that the foreclosure and delinquency experience on the Mortgage Loans will be similar. As a result of the rapid growth experienced by PHH, its servicing portfolio is relatively unseasoned. Accordingly, the above information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in PHH's servicing portfolio, excluding certain home-equity loans subserviced for others. The Mortgage Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in PHH's servicing portfolio.

      Recent Developments--PHH. On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

Wells Fargo Bank, N.A.

      Wells Fargo Bank, N.A. ("Wells Fargo") is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of
(i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

Wells Fargo Delinquency Experience

      The following tables set forth certain information, as reported by Wells Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer. The delinquency and foreclosure experience set forth in the following tables includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. In addition, the adjustable-rate loan table includes mortgage loans with various periods until the first interest rate adjustment date and different indices upon which the adjusted interest rate is based. Certain of the adjustable-rate loans also provide for the payment of only interest until the first adjustment date. There can be no assurance that the delinquency and foreclosure experience set forth in the following tables will be representative of the results that may be experienced with respect to the mortgage loans included in the trust fund.

                                  WELLS FARGO
                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                             AS OF DECEMBER 31, 2003    AS OF DECEMBER 31, 2004    AS OF SEPTEMBER 30, 2005
                             ------------------------   ------------------------   ------------------------
                                          BY DOLLAR                  BY DOLLAR                  BY DOLLAR
                              BY NO.      AMOUNT OF      BY NO.      AMOUNT OF      BY NO.      AMOUNT OF
                             OF LOANS       LOANS       OF LOANS       LOANS       OF LOANS       LOANS
                             ---------   ------------   ---------   ------------   ---------   ------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)
Fixed-Rate Loans...........   27,529     $12,685,318     27,069     $12,321,323     34,036     $15,698,640
                              ======     ===========     ======     ===========     ======     ===========
Period of Delinquency(1)
  30-59 Days...............       55     $    25,106         37     $    14,212         94     $    38,944
  60-89 Days...............       14     $     5,033         10     $     3,882         12     $     4,648
  90 days or more..........        9     $     3,523          8     $     2,348         11     $     3,447
                              ------     -----------     ------     -----------     ------     -----------
Total Delinquent Loans.....       78     $    33,662         55     $    20,442        117     $    47,040
                              ======     ===========     ======     ===========     ======     ===========
Percent of Fixed-Rate
  Loans....................     0.28%           0.27%      0.20%           0.17%      0.34%           0.30%
Foreclosures(2)............       28     $    11,328         10     $     4,366         11     $     5,421
Foreclosure Ratio(3).......     0.10%           0.09%      0.04%           0.04%      0.03%           0.03%

                                  WELLS FARGO
                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                             AS OF DECEMBER 31, 2003   AS OF DECEMBER 31, 2004    AS OF SEPTEMBER 30, 2005
                             -----------------------   ------------------------   ------------------------
                                          BY DOLLAR                 BY DOLLAR                  BY DOLLAR
                              BY NO.      AMOUNT OF     BY NO.      AMOUNT OF      BY NO.      AMOUNT OF
                             OF LOANS       LOANS      OF LOANS       LOANS       OF LOANS       LOANS
                             ---------   -----------   ---------   ------------   ---------   ------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)
Adjustable-Rate Loans......   17,353     $8,733,883     60,470     $27,907,056     100,737    $46,237,417
                              ======     ==========     ======     ===========     =======    ===========
Period of Delinquency(1)
  30-59 Days...............       19     $   10,283         81     $    31,289          92    $    37,835
  60-89 Days...............        4     $    2,159          7     $     3,847          14    $     6,048
  90 days or more..........        3     $    1,751          5     $     2,089          12    $     4,285
                              ------     ----------     ------     -----------     -------    -----------
Total Delinquent Loans.....       26     $   14,193         93     $    37,224         118    $    48,167
                              ======     ==========     ======     ===========     =======    ===========
Percent of Adjustable-Rate
  Loans....................     0.15%          0.16%      0.15%           0.13%       0.12%          0.10%
Foreclosures(2)............        5     $    2,267          4     $     1,600          21    $     7,872
Foreclosure Ratio(3).......     0.03%          0.03%      0.01%           0.01%       0.02%          0.02%

---------------

(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

SERVICING AND COLLECTION PROCEDURES

      The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the related Servicing Agreement. Consistent with the foregoing, the Servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any Mortgage Loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

      If a mortgaged property has been or is about to be conveyed by the mortgagor and the related Servicer has knowledge thereof, the related Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, we refer you to "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

      The Servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the Rating Agencies. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related Servicing Agreement.

      The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related Servicing Agreement.

HAZARD INSURANCE

      The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the Mortgage Loan or the maximum insurable value of the improvements securing such Mortgage Loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly payments to noteholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

      Where the property securing a Mortgage Loan is located in a federally designated flood area, the related Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

      The Servicers, on behalf of the Indenture Trustee and noteholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The Servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Each Servicer will take such action either as it deems to be in the best interest of the Trust Fund and the Noteholders or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the related Servicer with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, the related Servicer will service the property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related Servicer will not be required to expend its own money with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust fund following the mortgaged property's eventual liquidation. In connection with any foreclosure of the Mortgage Loans, the holder of the Owner Trust Certificate will have certain rights with respect to foreclosure. These rights include the ability of such holder to direct the foreclosure decision.

      Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to noteholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Each Servicer will be entitled to receive a fee as compensation for its activities under the related Servicing Agreement. Each Servicer will be entitled to a Servicing Fee equal to the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan serviced by such entity as of the Due Date in the month preceding the month in which such Payment Date occurs. The Servicing Fee Rate will be a fixed rate on each Mortgage Loan of 0.25% per annum of the Stated Principal Balance of the Mortgage Loan. As additional servicing compensation, the related Servicer is entitled to retain all assumption fees, late payment charges and other fees and charges to the extent collected from mortgagors, together with any interest or other income earned on funds held in the protected account and any servicing accounts. The related Servicer will be obligated to make Compensating Interest payments to the extent of the Servicing Fee payable to it for any Payment Date to offset any Prepayment Interest Shortfall resulting from a prepayment in full on such Payment Date. The Master Servicer, solely in its capacity as successor servicer, will be obligated to make such Compensating Interest payments in the event that the related Servicer is required to and fails to do so. The related Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans serviced by such entity and incurred by the related Servicer in connection with its responsibilities with respect to the related Mortgage Loans and is entitled to reimbursement therefor as provided in the related Servicing Agreement.

PROTECTED ACCOUNTS

      The Servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable Servicing Agreement all collections of principal and interest on any Mortgage Loans, including principal prepayments, insurance proceeds, liquidation proceeds and advances made from the related Servicer's own funds, less the applicable Servicing Fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the Rating Agencies.

      On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw from its protected account amounts on deposit therein and will remit them to the Master Servicer for deposit in the Master Servicer Collection Account.

THE MASTER SERVICER COLLECTION ACCOUNT

      The Master Servicer shall establish and maintain in the name of the Indenture Trustee, for the benefit of the noteholders, the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Sale and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the Rating Agencies. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Indenture Trustee in such permitted investments selected by the Master Servicer as set forth in the Sale and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer

Collection Account. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

      (i) Any amounts withdrawn from a protected account or other permitted account;

      (ii)    Any advance and Compensating Interest payments;

      (iii) Any insurance proceeds or liquidation proceeds received by the Master Servicer which were not deposited in a protected account or other permitted account;

      (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional redemption of the trust fund;

      (v) Any amounts required to be deposited with respect to losses on permitted investments; and

      (vi) Any other amounts received by or on behalf of the Master Servicer or the Indenture Trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Sale and Servicing Agreement.

PAYMENT ACCOUNT

      The Securities Administrator shall establish and maintain in the name of the Securities Administrator, for the benefit of the noteholders, the Payment Account, into which on the day prior to each Payment Date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account. All amounts deposited to the Payment Account shall be held in the name of the Securities Administrator in trust for the benefit of the noteholders in accordance with the terms and provisions of the Sale and Servicing Agreement. The amount at any time credited to the Payment Account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Master Servicer as set forth in the Sale and Servicing Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Payment Account.

      On each Payment Date, the Securities Administrator will withdraw available funds from the Payment Account and make payments to the noteholders in accordance with the provisions set forth under "Description of the Notes--Payments on the Notes" in this prospectus supplement. The Indenture Trustee and the Securities Administrator will be entitled to compensation for their services under the Sale and Servicing Agreement which shall be paid by the Master Servicer. The Indenture Trustee, the Securities Administrator and the Master Servicer will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Sale and Servicing Agreement prior to the payment of the available funds.

MONTHLY ADVANCES

      If the scheduled payment on a Mortgage Loan that was due on a related Due Date is delinquent other than for certain reasons as set forth in the applicable Servicing Agreement as a result of application of the Relief Act, the related Servicer will remit to the Master Servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related Payment Date set forth in the related Servicing Agreement an amount equal to such delinquency, net of the related Servicing Fee Rate except to the extent the related Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing and if specified in the related Servicing Agreement, advances will be made by the related Servicer until the liquidation of the related mortgaged property. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement would constitute an event of default under such agreement. Such event of default by the related Servicer shall then obligate the Master Servicer to advance such amounts to the Payment Account to the extent provided in the Sale and Servicing Agreement. Any failure of the Master Servicer to make such advances would constitute an event of default under the Sale and Servicing Agreement, in which case the Indenture Trustee would be required to make the advance.

                            DESCRIPTION OF THE NOTES

GENERAL

      The offered notes will represent obligations of the Issuer to be created under the Indenture. A copy of the Indenture and the Sale and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the Notes at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the Notes. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Sale and Servicing Agreement and Indenture.

      The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Sale and Servicing Agreement and the Indenture. When particular provisions or terms used in the Sale and Servicing Agreement and the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The securities will consist of:

      1. the Class 1-A-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 3-A-1, Class 3-A-2, Class 4-A-1 and Class 5-A-1 Notes (all of which are being offered hereby);

      2. the Class 1-A-2 Notes, Class 2-A-2 Notes, Class 4-A-2 Notes, Class 5-A-2 Notes, Class M Notes and Class B Notes (none of which are being offered hereby); and

      3. the Owner Trust Certificate representing the ownership interest in the Issuer.

      The Class 1-A Notes represent obligations of the Issuer secured by the Group One Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group One Mortgage Loans will generally be applied to pay principal and interest received with respect to the Class 1-A Notes. The Class 2-A Notes represent obligations of the Issuer secured by the Group Two Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Two Mortgage Loans will generally be applied to pay principal and interest on the Class 2-A Notes. The Class 3-A Notes represent obligations of the Issuer secured by the Group Three Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Three Mortgage Loans will generally be applied to pay principal and interest on the Class 3-A Notes. The Class 4-A Notes represent obligations of the Issuer secured by the Group Four Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Four Mortgage Loans will generally be applied to pay principal and interest on the Class 4-A Notes. The Class 5-A Notes represent obligations of the Issuer secured by the Group Five Mortgage Loans. On each Payment Date, principal and interest received with respect to the Group Five Mortgage Loans will generally be applied to pay principal and interest on the Class 5-A Notes. The Class M and Class B Notes represent obligations of the Issuer secured by the Group One, Group Two, Group Three, Group Four and Group Five Mortgage Loans. On each Payment Date, principal and interest received with respect to each of the Group One Mortgage Loans, Group Two Mortgage Loans, Group Three Mortgage Loans, Group Four Mortgage Loans and Group Five Mortgage Loans will generally be applied to pay principal and interest with respect to the Class M and Class B Notes.

      The Offered Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Indenture Trustee. The Offered Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000.

BOOK-ENTRY NOTES

      The Offered Notes will be Book-Entry Notes. Note Owners may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal balance of the Offered Notes and will initially be registered in the name of Cede &Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Notes in minimum Note Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be noteholders as that term is used in the Sale and Servicing Agreement. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Note Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Note Owners have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests.

      Note Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Notes--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Notes as Debt for Tax Purposes--Foreign Investors" in the prospectus and

"Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

      Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

      Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Notes will be made on each Payment Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Notes--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Notes as Debt for Tax Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Offered Notes in the secondary market since some potential investors may be unwilling to purchase Offered Notes for which they cannot obtain physical notes.

      Monthly reports on the Trust Fund provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

      DTC has advised the Depositor and the Securities Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Sale and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

      Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

      (1) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor;

      (2) the Depositor notifies the Securities Administrator and DTC of its intent to terminate the book entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Notes agree to initiate such termination; or

      (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Notes advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Securities Administrator will issue Definitive Notes, and thereafter the Securities Administrator will recognize the holders of such Definitive Notes as holders of the Offered Notes under the Sale and Servicing Agreement.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS

      General. Payments on the Notes will be made by the Securities Administrator, on each Payment Date, commencing in January 2006, to the persons in whose names the Notes are registered at the close of business on the Record Date.

      Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register or, in the case of any noteholder that has so notified the Securities Administrator in writing in accordance with the Sale and Servicing Agreement, by wire transfer in immediately available funds to the account of such noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such notes at the office designated in writing by the Securities Administrator. On each Payment Date, a holder of a Note will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of Notes.

PAYMENTS ON THE NOTES

      On each Payment Date, and to the extent of Available Funds for the Group One Mortgage Loans, Group Two Mortgage Loans, Group Three Mortgage Loans, Group Four Mortgage Loans and Group Five Mortgage Loans, referred to in this prospectus supplement as the Group One Available Funds, Group Two

Available Funds, Group Three Available Funds, Group Four Available Funds and Group Five Available Funds, respectively, for such Payment Date, will be distributed by the Securities Administrator as follows:

      (A) On each Payment Date, the Group One Available Funds for such Payment Date will be distributed as follows:

          first, from the related Interest Funds, pro rata to the Class 1-A Notes, the Accrued Note Interest on such classes for such Payment Date; and

          second, from the related Principal Funds, pro rata to the Class 1-A Notes, in reduction of the Note Principal Balances thereof, the Group One Principal Payment Amount for such classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

      (B) On each Payment Date, the Group Two Available Funds for such Payment Date will be distributed as follows:

          first, from the related Interest Funds, pro rata to the Class 2-A Notes, the Accrued Note Interest on such classes for such Payment Date; and

          second, from the related Principal Funds, to the Class 2-A Notes, in reduction of the Note Principal Balances thereof, the Group Two Principal Payment Amount for such classes for such Payment Date as follows: pro rata
     (i) sequentially, to the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Notes, in that order, (ii) to the Class 2-A-1D Notes, (iii) to the Class 2-A-1E Notes and (iv) to the Class 2-A-2 Notes until the Note Principal Balance of each such class has been reduced to zero;

      (C) On each Payment Date, the Group Three Available Funds for such Payment Date will be distributed as follows:

          first, from the related Interest Funds, pro rata to the Class 3-A Notes, the Accrued Note Interest on such classes for such Payment Date; and

          second, from the related Principal Funds, pro rata to the Class 3-A Notes, in reduction of the Note Principal Balances thereof, the Group Three Principal Payment Amount for such classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

      (D) On each Payment Date, the Group Four Available Funds for such Payment Date will be distributed as follows:

          first, from the related Interest Funds, pro rata to the Class 4-A Notes, the Accrued Note Interest on such classes for such Payment Date; and

          second, from the related Principal Funds, pro rata to the Class 4-A Notes, in reduction of the Note Principal Balances thereof, the Group Four Principal Payment Amount for such classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

      (E) On each Payment Date, the Group Five Available Funds for such Payment Date will be distributed as follows:

          first, from the related Interest Funds, pro rata to the Class 5-A Notes, the Accrued Note Interest on such classes for such Payment Date; and

          second, from the related Principal Funds, pro rata to the Class 5-A Notes, in reduction of the Note Principal Balances thereof, the Group Five Principal Payment Amount for such classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

      (F) On each Payment Date, any Group One Available Funds, Group Two Available Funds, Group Three Available Funds, Group Four Available Funds and Group Five Available Funds remaining after the payments described in clauses
(A), (B), (C), (D) and (E) above will be distributed to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Notes in the manner and order of priority set forth in the Indenture, and then to the Owner Trust Certificate as set forth in the Trust Agreement.

      (G) If on any Payment Date on which the aggregate Note Principal Balance of a Note Group would be greater than the aggregate Stated Principal Balance of the Mortgage Loans in its related Mortgage Group and any Subordinated Notes are still outstanding, in each case, after giving effect to distributions to be made on such Payment Date, (i) 100% of amounts otherwise allocable to the Subordinated Notes in respect of principal will be distributed to the Class 1-A, Class 2-A, Class 3-A, Class 4-A or Class 5-A Notes, pro rata, as applicable, in reduction of the Note Principal Balances thereof, until the Note Principal Balance of the Class 1-A, Class 2-A, Class 3-A, Class 4-A or Class 5-A Notes, as applicable, is equal to the aggregate Stated Principal Balance of the Mortgage Loans in its related Mortgage Group, and (ii) the Accrued Note Interest otherwise allocable to the Subordinated Notes on such Payment Date will be reduced, if necessary, and distributed to such class or classes of Class 1-A, Class 2-A, Class 3-A, Class 4-A or Class 5-A Notes in an amount equal to the Accrued Note Interest for such Payment Date on the excess of (x) the Note Principal Balance of the Class 1-A, Class 2-A, Class 3-A, Class 4-A or Class 5-A Notes, as applicable, over (y) the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Group. Any such reduction in the Accrued
Note Interest on the Subordinated Notes will be allocated to such Subordinated Notes commencing with the class of Subordinated Notes with the lowest payment priority.

      No Accrued Note Interest will be payable with respect to any class or classes of Notes after the Payment Date on which the Note Principal Balance of such class has been reduced to zero.

      The principal payment of each Offered Note will be due and payable in full on the scheduled final Payment Date for such Offered Note as provided on such Note. All principal payments on the Offered Notes will be made to the Noteholders entitled thereto in accordance with the percentage interests represented by such Offered Notes. Upon notice to the Securities Administrator by the Issuer, the Securities Administrator will notify the person in whose name an Offered Note is registered at the close of business on the Record Date preceding the scheduled final Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to the Indenture). Such notice will to the extent practicable be mailed no later than five Business Days prior to such scheduled final Payment Date or other final Payment Date and will specify that payment of the principal balance and any interest due with respect to such Offered Note at the scheduled final Payment Date or other final Payment Date will be payable only upon presentation and surrender of such note and will specify the place where such note may be presented and surrendered for such final payment. No interest will accrue on the Notes on or after the scheduled final Payment Date or any such other final Payment Date.

INTEREST PAYMENTS

      Holders of each class of Offered Notes will be entitled to receive interest payments in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of the related Interest Funds for that Payment Date.

      Holders of each class of the Subordinated Notes will be entitled to receive interest payments in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of remaining Interest Funds for that Payment Date after payments of interest to the Senior Notes and payments of interest to any class of Subordinated Notes having a higher payment priority.

      As described in the definition of "Accrued Note Interest" in this prospectus supplement, Accrued Note Interest on each class of Notes is subject to reduction in the event of specified interest shortfalls allocable thereto.

      When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as Prepayment Interest Shortfalls.

      Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the Noteholders on that Payment Date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the Mortgage Loans serviced by the Servicer for the applicable Payment Date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable Payment Date. No assurance can be given that the Servicing Fee or master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any Payment Date will not be reimbursed on any future Payment Date. See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

      Accrued Note Interest on the Offered Notes may be further reduced on each Payment Date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in active military service to 6.00% per annum. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

      Prepayment Interest Shortfalls, to the extent not covered by the Servicers or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

      Realized Losses on the Mortgage Loans will further reduce the Accrued Note Interest payable to the Notes on a Payment Date; provided, however, that prior to the date on which the aggregate Note Principal Balance of the Subordinated Notes have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Notes, in that order, and will not reduce the Accrued Note Interest on the Senior Notes. Once the aggregate Note Principal Balance of the Subordinated Notes has been reduced to zero the interest portion of Realized Losses with respect to the Group One Mortgage Loans will be allocated to the Class 1-A Notes, the interest portion of Realized Losses with respect to the Group Two Mortgage Loans will be allocated to the Class 2-A Notes, the interest portion of Realized Losses with respect to the Group Three Mortgage Loans will be allocated to the Class 3-A Notes, the interest portion of Realized Losses with respect to the Group Four Mortgage Loans will be allocated to the Class 4-A Notes and the interest portion of Realized Losses with respect to the Group Five Mortgage Loans will be allocated to the Class 5-A Notes, in each case in reduction of its Accrued Note Interest.

      If on any Payment Date the Interest Funds for a Mortgage Group is less than Accrued Note Interest on the class of Offered Notes in the related Note Group for that Payment Date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related Mortgage Loans, the shortfall will be allocated among the holders of the related class of Senior Notes in proportion to the respective amounts of Accrued Note Interest for that Payment Date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or the interest portion of Realized Losses for such Payment Date. In addition, the amount of any such interest shortfalls with respect to the Mortgage Loans in a Mortgage Group will constitute unpaid Accrued
Note Interest and will be payable to holders of the related Notes entitled to such amounts on the same Payment Date or on subsequent Payment Dates, to the extent of the Interest Funds in the related Mortgage Group remaining after current interest distributions on such Offered Notes as described in this prospectus supplement. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or the Master Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

      As described in this prospectus supplement, the Accrued Note Interest allocable to each class of Offered Notes is based on the Note Principal Balance of that class. The Interest Accrual Period for the Offered Notes will be the calendar month immediately preceding the calendar month in which a Payment

Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

PRINCIPAL PAYMENTS ON THE NOTES

      Payments in reduction of the Note Principal Balance of the Offered Notes will be made on each Payment Date pursuant to priority second of paragraphs (A),
(B) (C), (D) and (E) under "--Distributions on the Notes." In accordance with each such priority second, the Principal Funds for each Mortgage Group will be allocated to the related class of Offered Notes in an aggregate amount not to exceed the related Senior Principal Payment Amount for such class of Offered Notes for such Payment Date.

      The definition of Senior Principal Payment Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the related mortgage loans based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the Senior Percentage allocates scheduled payments of principal between the Senior Notes of a Note Group and the percentage interest evidenced by the Subordinated Notes on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the related Senior Notes for the first seven years after the closing date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to those Senior Notes over an additional four year period. In addition, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Senior Notes of a Note Group immediately preceding such Payment Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Group as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the related Senior Prepayment Percentage for that Payment Date for the Offered Notes will equal 100%. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the Senior Notes in a Note Group while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans in that Mortgage Group evidenced by the Subordinated Notes. Increasing the respective percentage interest of the Subordinated Notes relative to that of the Senior Notes is intended to preserve the availability of the subordination provided by the Subordinated Notes.

      On any Payment Date after the Senior Notes of a Note Group have been reduced to zero, 100% of the unscheduled principal collections on the Mortgage Loans in the Mortgage Group relating to the fully repaid Note Group will be allocated to the Subordinated Notes if the weighted average of the Subordinated Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and certain delinquency tests have been satisfied.

      The initial Senior Percentage for each Mortgage Group will be approximately 95.95%. The initial Subordinate Percentage for each Mortgage Group will be approximately 4.05%.

      For purposes of all principal payments described above and for calculating the applicable Senior Principal Payment Amount, Senior Percentage and Senior Prepayment Percentage, the Note Principal Balance for any Payment Date shall be determined before the allocation of losses on the Mortgage Loans in the Mortgage Pool to be made on such Payment Date as described under "--Allocation of Realized Losses" below.

ALLOCATION OF REALIZED LOSSES

      If a Realized Loss occurs on the Mortgage Loans, then on each Payment Date the principal portion of that Realized Loss will be allocated first, to reduce the Note Principal Balance of each class of Subordinated Notes, in inverse order of priority, until the Note Principal Balance thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-3 Notes while those Notes are outstanding, then to the Class B-2 Notes, then to the Class B-1 Notes, then to the Class M-3 Notes, then to the Class M-2 Notes and then to the Class M-1 Notes) and second, in the event the Note Principal Balance of all classes of the Subordinated Notes has been reduced to zero, to the Class A Notes of the Note Group related to the Mortgage Group in which such Realized Loss occurred: (i) to the Class 1-A-2 Notes until the Note Principal Balance thereof has been reduced to zero and thereafter to the Class 1-A-1 Notes, (ii) sequentially (a) to the Class 2-A-2 Notes and (b) pro rata (1) to the Class 2-A-1E Notes and (2) sequentially (A) to the Class 2-A-1D Notes and (B) to the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Notes pro rata, until the Note Principal Balance of each such Class has been reduced to zero, (iii) to the Class 3-A-2 Notes until the Note Principal Balance thereof has been reduced to zero and thereafter to the Class 3-A-1 Notes, (iv) to the Class 4-A-2 Notes until the Note Principal Balance thereof has been reduced to zero and thereafter to the Class 4-A-1 Notes and (v) to the Class 5-A-2 Notes until the Note Principal Balance thereof has been reduced to zero and thereafter to the Class 5-A-1 Notes.

      The Note Principal Balance of the lowest ranking class of Subordinated Notes then outstanding will also be reduced by the amount, if any, by which the total Note Principal Amount of all the Notes on any Payment Date (after giving effect to payments of principal and allocation of Realized Losses on that date) exceeds the total Stated Principal Balance of the related Mortgage Group for the related Payment Date.

      In the event that any amount is recovered in respect of principal of a liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, the Note Principal Balance of any class of Notes then outstanding for which any such Realized Loss has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount such class of Notes has been written down in respect of such Realized Losses, to the extent not previously offset by increases in Note Principal Balance pursuant to this sentence and (ii) the total of any recovery distributed on such date to the Noteholders (reduced as described in the Sale and Servicing Agreement).

REPORTS TO NOTEHOLDERS

      On each Payment Date, the Securities Administrator will make available on its website located at www.ctslink.com to each noteholder, the Servicers, the Depositor, the Master Servicer and any other interested party a statement, based solely on information provided by the Servicers, generally setting forth among other information:

      (1) the amount of the related payment to holders of each class of Notes allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate amount of all scheduled payments of principal included therein;

      (2) the amount of such payment to holders of each class of Notes allocable to interest;

      (3) the Note Principal Balance of each class of Notes after giving effect to the payment of principal on such Payment Date;

      (4) the aggregate outstanding principal balance of each class of Notes for the following Payment Date;

      (5) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers or the Master Servicer;

      (6)  the Note Rate for each class of Notes for such Payment Date;

      (7)  the amount of Advances included in the payment on such Payment Date;

      (8) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans, the Group Two Mortgage Loans, the Group Three Mortgage Loans, the Group Four Mortgage Loans and the Group Five Mortgage Loans;

      (9) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Payment Date, in the aggregate and with respect to the Group One Mortgage Loans, the Group Two Mortgage Loans, the Group Three Mortgage Loans, the Group Four Mortgage Loans and the Group Five Mortgage Loans;

      (10) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
           (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group One Mortgage Loans, the Group Two Mortgage Loans, the Group Three Mortgage Loans, the Group Four Mortgage Loans and the Group Five Mortgage Loans;

      (11) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date and the date of acquisition thereof, in the aggregate;

      (12) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

      (13) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate; and

      (14) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans, the Group Two Mortgage Loans, the Group Three Mortgage Loans, the Group Four Mortgage Loans and the Group Five Mortgage Loans.

      Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above payment options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such payment more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each noteholder of record during the previous calendar year a statement containing information necessary to enable noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                        THE SALE AND SERVICING AGREEMENT

GENERAL

      The Securities Administrator will provide to a prospective or actual noteholder, upon written request, a copy (without exhibits) of the Sale and Servicing Agreement. Requests should be addressed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager--MLMI 2005-A9.

ASSIGNMENT OF MORTGAGE LOANS

      Under the Sale and Servicing Agreement, the Seller will (i) sell the Mortgage Loans to the Depositor, (ii) assign to the Depositor the representations and warranties regarding the Mortgage Loans that it received from the Originators and (iii) make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. The Seller will also represent that no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or is a "high cost" or "predatory" loan under any applicable state or local law applicable to the originator of such Mortgage Loan. In addition, the Seller will represent that no Mortgage Loan is a High Cost loan or Covered Loan, as applicable, as such terms are defined in Appendix E of S&P's Glossary For File Format for LEVELS(R) Version 5.6 Revised. Subject to the limitations described below, the Seller will be obligated as described herein to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of their respective representations or warranties relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Noteholders in such Mortgage Loan (a "Defective Mortgage Loan"). We refer you to "Description of the Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus.

      Pursuant to the Sale and Servicing Agreement, on the Closing Date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust Fund all of its rights to the Mortgage Loans and its rights under the Sale and Servicing Agreement (including the right to enforce the Seller's repurchase obligations). In addition, the Depositor will assign to the Trust Fund certain of its rights with regards to the Servicing Agreements. The obligations of the Seller with respect to the Notes are limited to the Seller's obligations to repurchase or substitute for Defective Mortgage Loans.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Indenture Trustee or its custodian, among other things, the Mortgage Note (and any modification or amendment thereto) endorsed in blank without recourse, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Indenture Trustee or its custodian as soon as the same is available to the Depositor). Assignments of the Mortgage Loans to the Indenture Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, delivered at the request and at the expense of the Depositor on the Closing Date, such recording is not required to protect the Indenture Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor. We expect no assignments of Mortgage Loans to be recorded.

AMENDMENT

      The Sale and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Indenture Trustee, without the consent of noteholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus. In addition, the Sale and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Indenture Trustee and the holders of a 66 2/3% Percentage Interest of each class of Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any note without the consent of the holder of such note;

      (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in clause
          (1) above, without the consent of the holders of notes of such class evidencing, as to such class, Percentage Interests aggregating
          66 2/3%; or

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of notes of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all notes of such class.

OPTIONAL REDEMPTION

      Immediately after the Termination Date, the majority holder of the Owner Trust Certificate may purchase all of the remaining assets in the Trust Fund which will result in the early retirement of the Notes. The purchase price for such optional redemption will be at a price described in the Sale and Servicing Agreement.

SALE AND SERVICING AGREEMENT EVENTS OF DEFAULT

      Events of default under the Sale and Servicing Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Payment Account amounts required to be deposited by the Master Servicer pursuant to the Sale and Servicing Agreement, and such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Sale and Servicing Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Indenture Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

      In each and every such case, so long as such Sale and Servicing Agreement Event of Default with respect to the Master Servicer shall not have been remedied, the Indenture Trustee or the holders of Notes aggregating ownership of not less than 51% of the Trust Fund may in each case by notice in writing to the Master Servicer (and to the Indenture Trustee if given by such noteholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof.

      Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Sale and Servicing Agreement, whether with respect to the Notes, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Sale and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Indenture Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Indenture Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Sale and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Indenture Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the prior Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Sale and Servicing Agreement. Pending appointment of a successor to the Master Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall act in such capacity as provided under the Sale and Servicing Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Indenture Trustee as provided above, and that such successor shall undertake and assume the obligations of the Indenture Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Sale and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Indenture Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

RIGHTS UPON SALE AND SERVICING AGREEMENT EVENT OF DEFAULT

      So long as an event of default under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may, or upon the receipt of instructions from the holders of notes having greater than 50% of the voting rights evidenced by the notes shall, terminate all of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will, within the time period specified in the Sale and Servicing Agreement, succeed to all of the responsibilities and duties of the Master Servicer under the Sale and Servicing Agreement, including the obligation to make Advances, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of the master servicer under the Sale and Servicing Agreement would not adversely affect the master servicing of the Mortgage Loans master serviced by the Master Servicer, including the delinquency experience of such Mortgage Loans.

      No noteholder, solely by virtue of the holder's status as a noteholder, will have any right under the Sale and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Indenture Trustee written notice of the continuation of an event of default and unless the holders of notes having not less than 25% of the voting rights evidenced by the notes have made written request to the Indenture Trustee to institute such proceeding in its own name as indenture trustee thereunder and have offered to the Indenture Trustee indemnity satisfactory to it and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding.

VOTING RIGHTS

      As of any date of determination, holders of the Class A, Class M and Class B Notes will be allocated all voting rights, allocated among the Offered Notes in proportion to their respective outstanding Note Principal Balances. Voting rights will be allocated among the notes of each class in accordance with their respective Percentage Interests.

THE INDENTURE TRUSTEE

      Wachovia Bank, National Association will be the Indenture Trustee under the Sale and Servicing Agreement. The Indenture Trustee will be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to noteholders. The Indenture Trustee's "Corporate Trust Office" for purposes of presentment and for transfers and exchanges of the Notes is located at 401 S. Tryon Street, 12th Floor, NC 1179, Charlotte, North Carolina 28288 (Attention: Merrill Lynch

Mortgage Investors Trust Series MLMI 2005-A9) or at such other addresses as the Indenture Trustee may designate from time to time.

      As compensation for its services, the Indenture Trustee will be entitled to an annual fee payable by the Securities Administrator.

THE SECURITIES ADMINISTRATOR

      Wells Fargo will be the Securities Administrator under the Sale and Servicing Agreement. The Securities Administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Merrill Lynch Mortgage Investors, Inc., Series 2005-A9 or at such other address as the Securities Administrator may designate from time to time.

      The Securities Administrator will:

      (1) provide administrative services and file reports with regard to the notes;

      (2) provide reports to the noteholders regarding the Mortgage Loans and the Notes; and

      (3) receive payments with respect to the Mortgage Loans from the Master Servicer and, in its capacity as paying agent for the Notes, remit the payments to the noteholders as described herein.

      The Securities Administrator will pay certain administrative expenses of the Trust Fund from amounts on deposit in the Note Account.

      The Securities Administrator may resign at any time, in which event the Indenture Trustee will be obligated to appoint a successor Securities Administrator. The Indenture Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Sale and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Indenture Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Notes evidencing ownership of not less than 51% of the Trust Fund. In the event that the noteholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the noteholders to the extent that such compensation exceeds the amount agreed to by the Indenture Trustee and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

      The Securities Administrator will make available each month, to any interested party, the statement to noteholders (and any additional files containing the same information in alternative format) via the Securities Administrator's website. In addition, pursuant to the Sale and Servicing Agreement, the Securities Administrator will make available, as a convenience for interested parties (and not in furtherance of the payment of the accompanying prospectus or this prospectus supplement under the securities laws), the Sale and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Securities Administrator's website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Securities Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

      In connection with providing access to the Securities Administrator's website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator shall not be liable for the dissemination of information in accordance with the Sale and Servicing Agreement. If the Securities Administrator and Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed hereunder, the Master Servicer shall likewise be terminated as master servicer hereunder.

                               THE OWNER TRUSTEE

      Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                   THE SELLER

      The Seller is a Maryland business trust, whose address is 1818 Market Street, Philadelphia, Pennsylvania 19103, engaged, among other things, in the acquisition of residential mortgage loans. The Seller does not originate mortgage loans.

      The Mortgage Loans were purchased by the Seller in the ordinary course of its business and will be conveyed to the Depositor, who will, in turn, transfer them to the Trust Fund.

      The Seller is a wholly-owned subsidiary of Taberna Realty Finance Trust.

                                 THE INDENTURE

      The Notes will be issued pursuant to the Indenture. The Offered Notes in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as note registrar and paying agent. The following summary describes some of the principal terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080.

GENERAL

      The Notes will be issued pursuant to the Indenture. The Notes will be transferable and exchangeable at the designated office of the Securities Administrator located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services--MLMI 2005-A9.

THE ISSUER

      The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the assets of the Trust Fund and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Notwithstanding the foregoing, the Issuer, at the direction of the majority holder of the Owner Trust Certificates, may amend its permitted activities, by
(i) an appropriate amendment to the Trust Agreement, (ii) any opinion of counsel reasonably requested by the underwriter, the Rating Agencies, the Indenture Trustee and the Securities Administrator and (iii) written confirmation that such amendment will not result in the rating of any Note being downgraded, withdrawn or suspended.

INDENTURE EVENT OF DEFAULT

      An Indenture Event of Default is any one of the following: (a) the failure by the Issuer to pay accrued interest on any class of Notes or the Principal Payment Amount with respect to any class of Notes on such Payment Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the final scheduled Payment Date to pay all accrued interest and to reduce the Note Principal Balances of the Notes to zero.

RIGHTS UPON INDENTURE EVENT OF DEFAULT

      If an Indenture Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding, may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

      If following an Indenture Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Indenture Event of Default, unless (a) Noteholders representing 100% of the aggregate Note Principal Balance of the Notes then outstanding, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Rates, on the outstanding Note Principal Balance of the Notes at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders representing 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.

      If, following an Indenture Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust Fund, proceeds from the sale of such assets will be applied as follows: (i) to amounts owed to the Indenture Trustee, the Securities Administrator, the Owner Trustee and the Master Servicer which have not been previously paid; (ii) to the related Noteholders any interest and principal then due and unpaid, to the Class A Notes, on a pro rata basis, (iii) to the related Noteholders any interest and, if applicable, principal, then due and unpaid, first, to the Class M-1 Notes, second, to the Class M-2 Notes, third, to the Class M-3 Notes, fourth, to the Class B-1 Notes, fifth, to the Class B-2 Notes, and sixth, to the Class B-3 Notes, and (iv) to the holders of the Owner Trust Certificate.

      Unless an Indenture Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

LIMITATION ON SUITS

      No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Indenture Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Indenture Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE

      The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to a class of Notes, as Indenture Trustee with respect to the other class of Notes, the Issuer will be obligated to appoint a successor Indenture Trustee for the Notes or such class of Notes within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The weighted average life of, and the yield to maturity on, each Class of the Notes generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Note Group with respect to the Class A Notes or the Mortgage Loans with respect to the Subordinated Notes. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. In addition, approximately 1.86%, 11.72%, 26.85% and 18.53% of the Mortgage Loans in Group One, Group Two, Group Three and Group Four, respectively, and approximately 13.49% of the Mortgage Loans in the aggregate, by aggregate principal balance as of the Cut-off Date in that Note Group, require the payment of a penalty in connection with certain prepayments, generally during the first five years, as applicable, following origination of the related Mortgage Loan. These penalties, if enforced by the Servicers or the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

PREPAYMENTS AND YIELDS FOR THE NOTES

      Generally, if purchased at other than par, the yield to maturity on the Offered Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 13.49% of the Mortgage Loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for Mortgage Loans which do not contain prepayment charges; however, principal prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

      All of the Mortgage Loans in the mortgage pool are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Note Rate on the Offered Notes and adjust by reference to the related Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the related Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Notes. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the related Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date.

      The extent to which the yield to maturity on the Offered Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The Last Scheduled Payment Date for each class of Offered Notes is set forth in the chart appearing on page S-4. The actual final Payment Date with respect to each class of Offered Notes could occur significantly earlier than its Last Scheduled Payment Date because:

      (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Note Principal Balances thereof; and

      (2) when the Stated Principal Balance of the Mortgage Loans and REO Properties is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the owner of the Owner Trust Certificate will have the right to purchase all of the assets of the Trust Fund and thereby cause an early retirement of the Notes.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is a 25% CPR. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

      The weighted average lives of each class of Offered Notes set forth on the following tables are determined by (1) multiplying the amount of each assumed principal payment with respect to such class by the number of years from the date of issuance of the notes to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on such class of Offered Notes.

      The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that Group One, Group Two, Group Three, Group Four and Group Five consist of mortgage loans having the approximate characteristics described below:

                        GROUP ONE ASSUMED MORTGAGE POOLS

                                                                ORIGINAL        REMAINING
                                                              AMORTIZATION    AMORTIZATION
                                                               TERM (LESS      TERM (LESS       ORIGINAL        REMAINING
                              NET      ORIGINAL   REMAINING   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY
   CURRENT       MORTGAGE   MORTGAGE     TERM       TERM          TERM)           TERM)           TERM            TERM
 BALANCE ($)     RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)        (MONTHS)        (MONTHS)        (MONTHS)
 -----------     --------   --------   --------   ---------   -------------   -------------   -------------   -------------
    983,595.91    5.566      5.316       360         356           360             356               0               0
    918,517.12    5.571      5.321       360         354           324             324              36              30
  1,140,121.20    4.979      4.729       360         354           324             324              36              30
  4,392,871.94    5.370      5.120       360         356           240             240             120             116
    456,540.12    4.878      4.628       360         355           360             355               0               0
 30,710,537.85    5.487      5.237       360         357           324             324              36              33
 22,724,028.90    5.365      5.115       360         358           240             240             120             118

                                                                  NUMBER OF
                                                                    MONTHS                             ORIGINAL
                         INITIAL                                  UNTIL NEXT     RATE                 MONTHS TO
                GROSS     RATE                                       RATE       CHANGE                  PREPAY
   CURRENT      MARGIN   CHANGE    PERIODIC   MAXIMUM   MINIMUM   ADJUSTMENT   FREQUENCY               PENALTY
 BALANCE ($)     (%)     CAP(%)     CAP(%)    RATE(%)   RATE(%)      DATE      (MONTHS)     INDEX     EXPIRATION
 -----------    ------   -------   --------   -------   -------   ----------   ---------   --------   ----------
    983,595.91  2.547     2.000     2.000     11.566     2.547        32          12         1 Year        0
                                                                                           LIBOR...
    918,517.12  2.250     2.000     2.000     11.571     3.034        30          12         1 Year        0
                                                                                           LIBOR...
  1,140,121.20  2.250     2.000     2.000     10.979     2.250        30          12         1 Year       36
                                                                                           LIBOR...
  4,392,871.94  2.487     2.000     2.000     11.370     2.487        32          12         1 Year        0
                                                                                           LIBOR...
    456,540.12  2.750     2.000     2.000     10.878     2.750        31          12         1 Year        0
                                                                                           Treasury..
 30,710,537.85  2.026     5.104     1.000     10.591     2.026        33           6        6 Month        0
                                                                                           LIBOR...
 22,724,028.90  2.250     4.386     1.000     10.365     2.250        34           6        6 Month        0
                                                                                           LIBOR...

                        GROUP TWO ASSUMED MORTGAGE POOLS

                                                                ORIGINAL        REMAINING
                                                              AMORTIZATION    AMORTIZATION
                                                               TERM (LESS      TERM (LESS       ORIGINAL        REMAINING
                              NET      ORIGINAL   REMAINING   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY
   CURRENT       MORTGAGE   MORTGAGE     TERM       TERM          TERM)           TERM)           TERM            TERM
 BALANCE ($)     RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)        (MONTHS)        (MONTHS)        (MONTHS)
 -----------     --------   --------   --------   ---------   -------------   -------------   -------------   -------------
  2,003,106.91    5.540      5.290       360         355           360             355               0               0
    406,775.39    6.000      5.750       360         357           360             357               0               0
 39,410,802.20    5.427      5.177       360         355           300             300              60              55
  1,262,728.56    5.208      4.958       360         354           300             300              60              54
 14,270,935.32    5.714      5.464       360         356           240             240             120             116
 34,206,830.76    4.900      4.650       360         357           360             357               0               0
125,595,053.75    5.038      4.788       360         356           300             300              60              56
 31,599,479.31    5.020      4.770       360         357           240             240             120             117
  9,082,677.47    5.928      5.678       360         357           360             357               0               0
  5,502,226.95    6.020      5.770       360         356           360             356               0               0
122,860,988.60    5.538      5.288       360         358           300             300              60              58
 66,267,883.26    5.900      5.650       360         357           240             240             120             117
  3,135,750.98    6.150      5.900       360         356           240             240             120             116
    904,000.00    5.875      5.625       360         356           240             240             120             116
  2,770,886.43    6.046      5.796       360         356           240             240             120             116
 45,150,311.51    5.985      5.735       360         356           240             240             120             116

                                                                  NUMBER OF
                                                                    MONTHS
                         INITIAL                                    UNTIL        RATE
                GROSS     RATE                                       NEXT       CHANGE
   CURRENT      MARGIN   CHANGE    PERIODIC   MAXIMUM   MINIMUM      RATE      FREQUENCY
 BALANCE ($)     (%)     CAP(%)     CAP(%)    RATE(%)   RATE(%)   ADJUSTMENT   (MONTHS)      DATE       INDEX
 -----------    ------   -------   --------   -------   -------   ----------   ---------   --------   ----------
  2,003,106.91  2.250     5.000     2.000     10.540     2.250        55          12         1 Year        0
                                                                                           LIBOR...
    406,775.39  2.250     5.000     2.000     11.000     2.250        57          12         1 Year       36
                                                                                           LIBOR...
 39,410,802.20  2.250     5.000     2.000     10.427     2.250        55          12         1 Year        0
                                                                                           LIBOR...
  1,262,728.56  2.250     5.000     2.000     10.208     2.250        54          12         1 Year       36
                                                                                           LIBOR...
 14,270,935.32  2.454     3.040     2.000     11.368     2.454        56          12         1 Year        0
                                                                                           LIBOR...
 34,206,830.76  2.750     4.946     2.000      9.918     2.750        57          12         1 Year        0
                                                                                           Treasury..
125,595,053.75  2.750     5.000     2.000     10.038     2.750        56          12         1 Year        0
                                                                                           Treasury..
 31,599,479.31  2.742     5.000     2.000     10.020     2.742        57          12         1 Year        0
                                                                                           Treasury..
  9,082,677.47  2.199     5.795     1.795     11.723     2.199        57           6        6 Month        0
                                                                                           LIBOR...
  5,502,226.95  2.250     6.000     2.000     12.020     2.250        56           6        6 Month       36
                                                                                           LIBOR...
122,860,988.60  2.000     5.000     1.000     10.538     2.000        58           6        6 Month        0
                                                                                           LIBOR...
 66,267,883.26  2.193     5.710     1.710     11.610     2.193        57           6        6 Month        0
                                                                                           LIBOR...
  3,135,750.98  2.250     6.000     2.000     12.150     2.250        56           6        6 Month        4
                                                                                           LIBOR...
    904,000.00  2.250     6.000     2.000     11.875     2.250        56           6        6 Month        5
                                                                                           LIBOR...
  2,770,886.43  2.250     6.000     2.000     12.046     2.250        56           6        6 Month        6
                                                                                           LIBOR...
 45,150,311.51  2.250     6.000     2.000     11.985     2.250        56           6        6 Month       36
                                                                                           LIBOR...

                       GROUP THREE ASSUMED MORTGAGE POOLS

                                                               ORIGINAL        REMAINING
                                                             AMORTIZATION    AMORTIZATION
                                                              TERM (LESS      TERM (LESS       ORIGINAL        REMAINING
                             NET      ORIGINAL   REMAINING   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   GROSS
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM          TERM)           TERM)           TERM            TERM        MARGIN
 BALANCE ($)    RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)        (MONTHS)        (MONTHS)        (MONTHS)       (%)
-------------   --------   --------   --------   ---------   -------------   -------------   -------------   -------------   ------
 4,931,370.31    5.880      5.630       360         356           360             356               0               0        2.250
   310,592.13    5.375      5.125       360         356           360             356               0               0        2.250
   364,278.30    5.704      5.454       360         355           360             355               0               0        2.250
   837,988.54    5.368      5.118       360         355           300             300              60              55        2.317
18,045,015.06    5.551      5.301       360         355           240             240             120             115        2.471
   517,446.56    6.554      6.304       360         357           240             240             120             117        2.250
 3,329,825.77    6.014      5.764       360         357           240             240             120             117        2.352
 4,258,790.12    5.193      4.943       360         356           360             356               0               0        2.750
36,495,942.13    5.126      4.876       360         357           300             300              60              57        2.750
 7,029,173.49    5.101      4.851       360         357           240             240             120             117        2.750
 3,681,273.52    5.706      5.456       360         356           360             356               0               0        2.249
   338,979.51    6.000      5.750       360         357           360             357               0               0        2.250
   678,996.93    5.681      5.431       360         356           360             356               0               0        2.250
   574,471.11    6.069      5.819       360         355           360             355               0               0        2.750
26,076,876.37    5.917      5.667       360         356           360             356               0               0        2.356
14,412,491.47    5.585      5.335       360         358           300             300              60              58        2.004
23,588,159.88    5.603      5.353       360         356           240             240             120             116        2.231
   189,000.00    6.000      5.750       360         356           240             240             120             116        2.250
   293,100.00    6.375      6.125       360         356           240             240             120             116        2.750
 8,904,636.12    5.993      5.743       360         356           240             240             120             116        2.339

                                                        NUMBER OF
                                                          MONTHS                                  ORIGINAL
               INITIAL                                  UNTIL NEXT     RATE                      MONTHS TO
                RATE                                       RATE       CHANGE                       PREPAY
   CURRENT     CHANGE    PERIODIC   MAXIMUM   MINIMUM   ADJUSTMENT   FREQUENCY                    PENALTY
 BALANCE ($)   CAP(%)     CAP(%)    RATE(%)   RATE(%)      DATE      (MONTHS)        INDEX       EXPIRATION
-------------  -------   --------   -------   -------   ----------   ---------   -------------   ----------
                                                                                 1 Year
                                                                                 LIBOR........
 4,931,370.31   5.000     2.000     10.880     2.250        56          12                            0
                                                                                 1 Year
                                                                                 LIBOR........
   310,592.13   5.000     2.000     10.375     2.250        56          12                            6
                                                                                 1 Year
                                                                                 LIBOR........
   364,278.30   5.000     2.000     10.704     2.250        55          12                           36
                                                                                 1 Year
                                                                                 LIBOR........
   837,988.54   5.000     2.000     10.502     2.317        55          12                            0
                                                                                 1 Year
                                                                                 LIBOR........
18,045,015.06   2.501     2.000     11.384     2.471        55          12                            0
                                                                                 1 Year
                                                                                 LIBOR........
   517,446.56   5.000     2.000     11.554     2.250        57          12                            6
                                                                                 1 Year
                                                                                 LIBOR........
 3,329,825.77   5.043     2.000     11.057     2.352        57          12                           36
                                                                                 1 Year
                                                                                 Treasury.....
 4,258,790.12   2.841     2.000     10.913     2.750        56          12                            0
                                                                                 1 Year
                                                                                 Treasury.....
36,495,942.13   5.000     2.000     10.126     2.750        57          12                            0
                                                                                 1 Year
                                                                                 Treasury.....
 7,029,173.49   5.000     2.000     10.101     2.750        57          12                            0
                                                                                 6 Month
                                                                                 LIBOR........
 3,681,273.52   5.820     1.820     11.526     2.249        56           6                            0
                                                                                 6 Month
                                                                                 LIBOR........
   338,979.51   6.000     2.000     12.000     2.250        57           6                            4
                                                                                 6 Month
                                                                                 LIBOR........
   678,996.93   5.655     2.000     11.337     2.250        56           6                            6
                                                                                 6 Month
                                                                                 LIBOR........
   574,471.11   6.000     2.000     12.069     6.069        55           6                           24
                                                                                 6 Month
                                                                                 LIBOR........
26,076,876.37   6.000     2.000     11.917     3.152        56           6                           36
                                                                                 6 Month
                                                                                 LIBOR........
14,412,491.47   5.017     1.017     10.602     2.004        58           6                            0
                                                                                 6 Month
                                                                                 LIBOR........
23,588,159.88   5.441     1.464     11.044     2.282        56           6                            0
                                                                                 6 Month
                                                                                 LIBOR........
   189,000.00   6.000     2.000     12.000     2.250        56           6                            4
                                                                                 6 Month
                                                                                 LIBOR........
   293,100.00   6.000     2.000     12.375     6.375        56           6                           24
                                                                                 6 Month
                                                                                 LIBOR........
 8,904,636.12   5.988     2.000     11.981     3.026        56           6                           36

                       GROUP FOUR ASSUMED MORTGAGE POOLS

                                                               ORIGINAL        REMAINING
                                                             AMORTIZATION    AMORTIZATION
                                                              TERM (LESS      TERM (LESS       ORIGINAL        REMAINING
                             NET      ORIGINAL   REMAINING   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   GROSS
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM          TERM)           TERM)           TERM            TERM        MARGIN
 BALANCE ($)    RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)        (MONTHS)        (MONTHS)        (MONTHS)       (%)
-------------   --------   --------   --------   ---------   -------------   -------------   -------------   -------------   ------
 7,423,074.27    5.577      5.327       360         358           360             358               0               0        2.250
 1,700,389.65    5.516      5.266       360         359           360             359               0               0        2.250
   419,000.58    5.625      5.375       360         358           360             358               0               0        2.250
66,705,868.09    5.762      5.512       360         358           276             276              84              82        2.250
10,684,528.33    5.866      5.616       360         359           276             276              84              83        2.250
 5,846,395.80    5.735      5.485       360         357           276             276              84              81        2.250
 2,747,800.00    5.604      5.354       360         359           276             276              84              83        2.250
 3,020,088.34    5.964      5.714       360         355           240             240             120             115        2.495
   185,883.05    4.625      4.375       360         356           360             356               0               0        2.750
   692,611.14    5.653      5.403       360         357           360             357               0               0        2.250
   345,288.59    6.690      6.440       360         357           360             357               0               0        2.250
24,372,743.30    5.833      5.583       360         356           240             240             120             116        2.250
 1,552,935.70    6.411      6.161       360         356           240             240             120             116        2.250

                                                        NUMBER OF
                                                          MONTHS                                  ORIGINAL
               INITIAL                                  UNTIL NEXT     RATE                      MONTHS TO
                RATE                                       RATE       CHANGE                       PREPAY
   CURRENT     CHANGE    PERIODIC   MAXIMUM   MINIMUM   ADJUSTMENT   FREQUENCY                    PENALTY
 BALANCE ($)   CAP(%)     CAP(%)    RATE(%)   RATE(%)      DATE      (MONTHS)        INDEX       EXPIRATION
-------------  -------   --------   -------   -------   ----------   ---------   -------------   ----------
                                                                                 1 Year
                                                                                 LIBOR........
 7,423,074.27   5.064     2.000     10.642     2.250        82          12                            0
                                                                                 1 Year
                                                                                 LIBOR........
 1,700,389.65   5.000     2.000     10.516     2.250        83          12                           12
                                                                                 1 Year
                                                                                 LIBOR........
   419,000.58   5.000     2.000     10.625     2.250        82          12                           36
                                                                                 1 Year
                                                                                 LIBOR........
66,705,868.09   5.029     2.000     10.791     2.250        82          12                            0
                                                                                 1 Year
                                                                                 LIBOR........
10,684,528.33   5.000     2.000     10.866     2.250        83          12                           12
                                                                                 1 Year
                                                                                 LIBOR........
 5,846,395.80   5.301     2.000     11.037     2.250        81          12                           36
                                                                                 1 Year
                                                                                 LIBOR........
 2,747,800.00   5.000     2.000     10.604     2.250        83          12                           60
                                                                                 1 Year
                                                                                 LIBOR........
 3,020,088.34   2.607     2.000     11.762     2.495        79          12                            0
                                                                                 1 Year
                                                                                 Treasury.....
   185,883.05   2.000     2.000     10.625     2.750        80          12                            0
                                                                                 6 Month
                                                                                 LIBOR........
   692,611.14   5.000     1.000     10.653     2.250        81           6                            0
                                                                                 6 Month
                                                                                 LIBOR........
   345,288.59   6.000     2.000     12.690     2.250        81           6                           36
                                                                                 6 Month
                                                                                 LIBOR........
24,372,743.30   5.076     1.076     10.909     2.250        80           6                            0
                                                                                 6 Month
                                                                                 LIBOR........
 1,552,935.70   6.000     2.000     12.411     2.250        80           6                           36

                       GROUP FIVE ASSUMED MORTGAGE POOLS

                                                               ORIGINAL        REMAINING
                                                             AMORTIZATION    AMORTIZATION
                                                              TERM (LESS      TERM (LESS       ORIGINAL        REMAINING
                             NET      ORIGINAL   REMAINING   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   INTEREST ONLY   GROSS
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM          TERM)           TERM)           TERM            TERM        MARGIN
 BALANCE ($)    RATE(%)    RATE(%)    (MONTHS)   (MONTHS)      (MONTHS)        (MONTHS)        (MONTHS)        (MONTHS)       (%)
-------------   --------   --------   --------   ---------   -------------   -------------   -------------   -------------   ------
12,567,630.45    5.586      5.336       360         355           240             240             120             115        2.250
 3,985,699.73    5.783      5.533       360         355           360             355               0               0        2.000
64,577,205.67    5.723      5.473       360         355           240             240             120             115        2.000

                                                        NUMBER OF
                                                          MONTHS                                  ORIGINAL
               INITIAL                                  UNTIL NEXT     RATE                      MONTHS TO
                RATE                                       RATE       CHANGE                       PREPAY
   CURRENT     CHANGE    PERIODIC   MAXIMUM   MINIMUM   ADJUSTMENT   FREQUENCY                    PENALTY
 BALANCE ($)   CAP(%)     CAP(%)    RATE(%)   RATE(%)      DATE      (MONTHS)        INDEX       EXPIRATION
-------------  -------   --------   -------   -------   ----------   ---------   -------------   ----------
12,567,630.45   5.000     2.000     10.586     2.250       115          12              1 Year       0
                                                                                 LIBOR........
 3,985,699.73   5.000     1.000     10.783     2.000       115           6             6 Month       0
                                                                                 LIBOR........
64,577,205.67   5.000     1.000     10.723     2.000       115           6             6 Month       0
                                                                                 LIBOR........

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                CLASS 1-A-1                        CLASS 2-A-1A
                                     ---------------------------------   ---------------------------------
PAYMENT DATE                          0%     80%    100%   150%   200%    0%     80%    100%   150%   200%
------------                         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial............................    100    100    100    100    100     100    100    100    100    100
December 25, 2006..................    100     79     74     61     48     100     67     59     39     19
December 25, 2007..................    100     62     54     37     23     100     41     29      1      0
December 25, 2008..................    100     49     40     22     11      99     20      6      0      0
December 25, 2009..................     99     39     30     14      5      99      5      0      0      0
December 25, 2010..................     98     31     22      9      3      98      0      0      0      0
December 25, 2011..................     97     24     16      5      1      97      0      0      0      0
December 25, 2012..................     96     19     12      3      1      95      0      0      0      0
December 25, 2013..................     95     15      9      2      *      93      0      0      0      0
December 25, 2014..................     94     12      7      1      *      91      0      0      0      0
December 25, 2015..................     93     10      5      1      *      89      0      0      0      0
December 25, 2016..................     91      7      4      *      *      85      0      0      0      0
December 25, 2017..................     88      6      3      *      *      81      0      0      0      0
December 25, 2018..................     85      4      2      *      *      77      0      0      0      0
December 25, 2019..................     83      3      1      *      *      73      0      0      0      0
December 25, 2020..................     80      3      1      *      *      68      0      0      0      0
December 25, 2021..................     76      2      1      *      *      63      0      0      0      0
December 25, 2022..................     73      2      1      *      *      58      0      0      0      0
December 25, 2023..................     69      1      *      *      *      52      0      0      0      0
December 25, 2024..................     65      1      *      *      *      46      0      0      0      0
December 25, 2025..................     61      1      *      *      *      39      0      0      0      0
December 25, 2026..................     56      *      *      *      *      32      0      0      0      0
December 25, 2027..................     52      *      *      *      *      24      0      0      0      0
December 25, 2028..................     46      *      *      *      *      16      0      0      0      0
December 25, 2029..................     41      *      *      *      *       7      0      0      0      0
December 25, 2030..................     35      *      *      *      *       0      0      0      0      0
December 25, 2031..................     28      *      *      *      *       0      0      0      0      0
December 25, 2032..................     22      *      *      *      *       0      0      0      0      0
December 25, 2033..................     14      *      *      *      0       0      0      0      0      0
December 25, 2034..................      6      *      *      0      *       0      0      0      0      0
December 25, 2035..................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years.....  21.00   4.26   3.35   2.08   1.41   17.37   1.85   1.45   0.91   0.63

---------------

* Less than 0.5% but greater than 0.0%.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                              CLASS 2-A-1B                         CLASS 2-A-1C
                                    ---------------------------------   ----------------------------------
PAYMENT DATE                         0%     80%    100%   150%   200%    0%      80%    100%   150%   200%
------------                        -----   ----   ----   ----   ----   -----   -----   ----   ----   ----
Initial...........................    100    100    100    100    100     100     100    100    100    100
December 25, 2006.................    100    100    100    100    100     100     100    100    100    100
December 25, 2007.................    100    100    100    100     26     100     100    100    100    100
December 25, 2008.................    100    100    100     23      0     100     100    100    100     59
December 25, 2009.................    100    100     66      0      0     100     100    100     76     29
December 25, 2010.................    100     72     23      0      0     100     100    100     47     15
December 25, 2011.................    100     35      0      0      0     100     100     90     29      7
December 25, 2012.................    100      6      0      0      0     100     100     67     18      4
December 25, 2013.................    100      0      0      0      0     100      84     50     11      2
December 25, 2014.................    100      0      0      0      0     100      66     37      7      1
December 25, 2015.................    100      0      0      0      0     100      52     27      4      *
December 25, 2016.................    100      0      0      0      0     100      40     20      3      *
December 25, 2017.................    100      0      0      0      0     100      31     14      2      *
December 25, 2018.................    100      0      0      0      0     100      24     10      1      *
December 25, 2019.................    100      0      0      0      0     100      19      8      1      *
December 25, 2020.................    100      0      0      0      0     100      15      5      *      *
December 25, 2021.................    100      0      0      0      0     100      11      4      *      *
December 25, 2022.................    100      0      0      0      0     100       9      3      *      *
December 25, 2023.................    100      0      0      0      0     100       6      2      *      *
December 25, 2024.................    100      0      0      0      0     100       5      1      *      *
December 25, 2025.................    100      0      0      0      0     100       4      1      *      *
December 25, 2026.................    100      0      0      0      0     100       3      1      *      *
December 25, 2027.................    100      0      0      0      0     100       2      *      *      *
December 25, 2028.................    100      0      0      0      0     100       1      *      *      *
December 25, 2029.................    100      0      0      0      0     100       1      *      *      *
December 25, 2030.................     93      0      0      0      0     100       1      *      *      *
December 25, 2031.................     56      0      0      0      0     100       *      *      *      *
December 25, 2032.................     17      0      0      0      0     100       *      *      *      *
December 25, 2033.................      0      0      0      0      0      76       *      *      *      *
December 25, 2034.................      0      0      0      0      0      33       *      *      *      *
December 25, 2035.................      0      0      0      0      0       0       0      0      0      0
Weighted Average Life in Years....  26.20   5.70   4.44   2.70   1.84   28.65   11.30   8.97   5.56   3.73

---------------

* Less than 0.5% but greater than 0.0%.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                               CLASS 2-A-1D                        CLASS 2-A-1E
                                     ---------------------------------   ---------------------------------
PAYMENT DATE                          0%     80%    100%   150%   200%    0%     80%    100%   150%   200%
------------                         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial............................    100    100    100    100    100     100    100    100    100    100
December 25, 2006..................    100     79     74     61     48     100     79     74     61     48
December 25, 2007..................    100     62     54     37     23     100     62     54     37     23
December 25, 2008..................    100     49     40     22     11     100     49     40     22     11
December 25, 2009..................     99     39     30     14      5      99     39     30     14      5
December 25, 2010..................     99     31     22      9      3      99     31     22      9      3
December 25, 2011..................     98     25     17      5      1      98     25     17      5      1
December 25, 2012..................     97     19     12      3      1      97     19     12      3      1
December 25, 2013..................     96     15      9      2      *      96     15      9      2      *
December 25, 2014..................     94     12      7      1      *      94     12      7      1      *
December 25, 2015..................     93     10      5      1      *      93     10      5      1      *
December 25, 2016..................     90      7      4      *      *      90      7      4      *      *
December 25, 2017..................     88      6      3      *      *      88      6      3      *      *
December 25, 2018..................     85      4      2      *      *      85      4      2      *      *
December 25, 2019..................     83      3      1      *      *      83      3      1      *      *
December 25, 2020..................     80      3      1      *      *      80      3      1      *      *
December 25, 2021..................     76      2      1      *      *      76      2      1      *      *
December 25, 2022..................     73      2      1      *      *      73      2      1      *      *
December 25, 2023..................     69      1      *      *      *      69      1      *      *      *
December 25, 2024..................     65      1      *      *      *      65      1      *      *      *
December 25, 2025..................     61      1      *      *      *      61      1      *      *      *
December 25, 2026..................     56      *      *      *      *      56      *      *      *      *
December 25, 2027..................     52      *      *      *      *      52      *      *      *      *
December 25, 2028..................     46      *      *      *      *      46      *      *      *      *
December 25, 2029..................     41      *      *      *      *      41      *      *      *      *
December 25, 2030..................     35      *      *      *      *      35      *      *      *      *
December 25, 2031..................     28      *      *      *      *      28      *      *      *      *
December 25, 2032..................     21      *      *      *      *      21      *      *      *      *
December 25, 2033..................     14      *      *      *      0      14      *      *      *      *
December 25, 2034..................      6      *      *      *      0       6      *      *      *      *
December 25, 2035..................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years.....  20.99   4.26   3.35   2.08   1.41   20.99   4.26   3.35   2.08   1.41

---------------

* Less than 0.5% but greater than 0.0%.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                CLASS 3-A-1                         CLASS 3-A-2
                                     ---------------------------------   ---------------------------------
PAYMENT DATE                          0%     80%    100%   150%   200%    0%     80%    100%   150%   200%
------------                         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial............................    100    100    100    100    100     100    100    100    100    100
December 25, 2006..................    100     79     74     61     48     100     79     74     61     48
December 25, 2007..................     99     62     54     37     23      99     62     54     37     23
December 25, 2008..................     99     49     40     22     11      99     49     40     22     11
December 25, 2009..................     98     39     30     14      5      98     39     30     14      5
December 25, 2010..................     98     31     22      9      3      98     31     22      9      3
December 25, 2011..................     97     24     16      5      1      97     24     16      5      1
December 25, 2012..................     96     19     12      3      1      96     19     12      3      1
December 25, 2013..................     95     15      9      2      *      95     15      9      2      *
December 25, 2014..................     94     12      7      1      *      94     12      7      1      *
December 25, 2015..................     92      9      5      1      *      92      9      5      1      *
December 25, 2016..................     90      7      4      *      *      90      7      4      *      *
December 25, 2017..................     88      6      3      *      *      88      6      3      *      *
December 25, 2018..................     85      4      2      *      *      85      4      2      *      *
December 25, 2019..................     82      3      1      *      *      82      3      1      *      *
December 25, 2020..................     79      3      1      *      *      79      3      1      *      *
December 25, 2021..................     76      2      1      *      *      76      2      1      *      *
December 25, 2022..................     73      2      1      *      *      73      2      1      *      *
December 25, 2023..................     69      1      *      *      *      69      1      *      *      *
December 25, 2024..................     65      1      *      *      *      65      1      *      *      *
December 25, 2025..................     61      1      *      *      *      61      1      *      *      *
December 25, 2026..................     56      *      *      *      *      56      *      *      *      *
December 25, 2027..................     51      *      *      *      *      51      *      *      *      *
December 25, 2028..................     46      *      *      *      *      46      *      *      *      *
December 25, 2029..................     41      *      *      *      *      41      *      *      *      *
December 25, 2030..................     35      *      *      *      *      35      *      *      *      *
December 25, 2031..................     28      *      *      *      *      28      *      *      *      *
December 25, 2032..................     21      *      *      *      *      21      *      *      *      *
December 25, 2033..................     14      *      *      *      *      14      *      *      *      0
December 25, 2034..................      6      *      *      *      *       6      *      *      *      0
December 25, 2035..................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years.....  20.91   4.24   3.34   2.07   1.41   20.91   4.24   3.34   2.07   1.41

---------------

* Less than 0.5% but greater than 0.0%.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                CLASS 4-A-1                         CLASS 5-A-1
                                     ---------------------------------   ---------------------------------
PAYMENT DATE                          0%     80%    100%   150%   200%    0%     80%    100%   150%   200%
------------                         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial............................    100    100    100    100    100     100    100    100    100    100
December 25, 2006..................    100     79     74     61     48     100     79     74     61     48
December 25, 2007..................    100     62     54     37     23     100     62     54     37     23
December 25, 2008..................    100     49     40     22     11     100     49     40     22     11
December 25, 2009..................     99     39     30     14      5     100     39     30     14      5
December 25, 2010..................     99     31     22      9      3     100     31     22      9      3
December 25, 2011..................     99     25     17      5      1     100     25     17      5      1
December 25, 2012..................     99     20     13      3      1      99     20     13      3      1
December 25, 2013..................     97     16      9      2      *      99     16      9      2      *
December 25, 2014..................     96     12      7      1      *      99     13      7      1      *
December 25, 2015..................     94     10      5      1      *      98     10      5      1      *
December 25, 2016..................     92      8      4      *      *      96      8      4      1      *
December 25, 2017..................     90      6      3      *      *      93      6      3      *      *
December 25, 2018..................     87      5      2      *      *      90      5      2      *      *
December 25, 2019..................     84      4      1      *      *      87      4      1      *      *
December 25, 2020..................     81      3      1      *      *      84      3      1      *      *
December 25, 2021..................     78      2      1      *      *      80      2      1      *      *
December 25, 2022..................     74      2      1      *      *      77      2      1      *      *
December 25, 2023..................     71      1      *      *      *      73      1      *      *      *
December 25, 2024..................     67      1      *      *      *      68      1      *      *      *
December 25, 2025..................     62      1      *      *      *      64      1      *      *      *
December 25, 2026..................     58      1      *      *      *      59      1      *      *      *
December 25, 2027..................     53      *      *      *      *      54      *      *      *      *
December 25, 2028..................     48      *      *      *      *      48      *      *      *      *
December 25, 2029..................     42      *      *      *      *      42      *      *      *      *
December 25, 2030..................     36      *      *      *      *      36      *      *      *      *
December 25, 2031..................     29      *      *      *      *      29      *      *      *      *
December 25, 2032..................     22      *      *      *      *      21      *      *      *      *
December 25, 2033..................     15      *      *      *      *      14      *      *      *      *
December 25, 2034..................      7      *      *      *      *       5      *      *      *      0
December 25, 2035..................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years.....  21.35   4.28   3.37   2.08   1.41   21.67   4.31   3.38   2.08   1.42

---------------

* Less than 0.5% but greater than 0.0%.

ADDITIONAL INFORMATION

      The Depositor has filed additional yield tables and other computational materials with respect to the notes with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriter for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                        FEDERAL INCOME TAX CONSEQUENCES

      It is anticipated that on the Closing Date the Trust Fund will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, it is anticipated that on the Closing Date 100% of the Equity Securities will be acquired by Taberna Realty Finance Trust, directly or indirectly through one or more qualified REIT subsidiaries thereof or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or its qualified REIT subsidiaries. On the Closing Date, Taberna Realty Finance Trust will represent that (i) it will file with its federal income tax return for its taxable year ended December 31, 2005 an election to be a REIT, (ii) it has been organized in conformity with the requirements for qualification and taxation as a REIT, (iii) it currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT, (iv) as of the Closing Date it will own for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or a qualified REIT subsidiary thereof, 100% of the Equity Securities, and (v) it intends to maintain its status as a REIT and the status of each other entity necessary for the correctness of clause (iv) as a qualified REIT subsidiary of Taberna Realty Finance Trust or as an entity disregarded as an entity separate from Taberna Realty Finance Trust or any such qualified REIT subsidiary until the earlier of (a) the date on which none of the Notes is outstanding or (b) the date on which Taberna Realty Finance Trust has transferred in a single transaction 100% of the Equity Securities (other than the Class 1-A-2, Class 2-A-2, Class 4-A-2, Class 5-A-2, Class M or Class B Notes with respect to which a "will be debt" opinion has been rendered to the Trust Fund by nationally recognized tax counsel) to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the Sale and Servicing Agreement). For purposes of this discussion, and in rendering the opinions discussed in this prospectus supplement, Dechert LLP has not independently verified the qualification of Taberna Realty Finance Trust as a REIT or the qualification of any entity as a qualified REIT subsidiary or an entity disregarded as an entity separate from a REIT or a qualified REIT subsidiary, but instead has relied solely upon foregoing representations made by Taberna Realty Finance Trust.

      In the opinion of Dechert LLP, based on the application of existing law and assuming compliance with the Sale and Servicing Agreement and other related documents, and based in part on the facts set forth in this prospectus supplement and additional information and representations, for federal income tax purposes, (i) the Offered Notes will be characterized as indebtedness to a Noteholder (other than a Noteholder which is classified for federal income tax purposes as a REIT and which owns, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, 100% of the Equity Securities) and not as representing ownership interests in the Trust Fund or equity interests in the Issuer, and (ii) the Trust Fund will be treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, as long as a single entity that is classified for federal income tax purposes as a real estate investment trust within the meaning of Section 856(a) of the Code owns for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries of such real estate investment trust or one or more entities disregarded as entities separate from such real estate investment trust or its qualified REIT subsidiaries, 100% of the Equity Securities. Under the Indenture, the Issuer, the Indenture Trustee and the Noteholders will agree to treat the Offered Notes (other than Notes held by a Noteholder which is classified for federal income tax purposes as a REIT and which owns, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, 100% of the Equity Securities) as indebtedness for federal, state and local income and franchise tax purposes. None of the Issuer, Depositor, Indenture Trustee, Securities Administrator or Master Servicer shall be required to prepare or file tax returns on behalf of the Trust Fund.

      So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, classification of the Trust Fund as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the Trust Fund as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were "excess inclusions" with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

      In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the Trust Fund would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the Trust Agreement and the Indenture, no transfer of the Equity Securities (other than any Class 1-A-2, Class 2-A-2, Class 4-A-2, Class 5-A-2, Class M or Class B Notes with respect to which a "will be debt" opinion has been rendered to the Trust Fund by nationally recognized tax counsel) will be permitted, except that (i) 100% of such Equity Securities may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, and (ii) such Equity Securities may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the Issuer as secured indebtedness for federal income tax purposes, and Equity Securities may be transferred under any such related loan agreement or repurchase agreement upon a default under any such indebtedness. For the avoidance of doubt, any Equity Securities with respect to which a "will be debt" opinion has been rendered to the Trust Fund by nationally recognized tax counsel will not be subject to the foregoing transfer restrictions.

      The remainder of this discussion assumes that the Offered Notes are properly characterized as indebtedness for federal income tax purposes.

      The Offered Notes may be treated as having been issued with "original issue discount" ("OID"). See "Material Federal Income Tax Consequences" in the prospectus.

      The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

      Prospective investors in the Offered Notes should see "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

                       TAX RETURN DISCLOSURE REQUIREMENTS

      Taxpayers are required to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Holders should consult their tax advisors as to the need to file a Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                  STATE TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Notes.

                              ERISA CONSIDERATIONS

      Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject thereto from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Notes. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the Offered Notes without regard to the ERISA Considerations described herein and in the Prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

      Additional ERISA considerations may apply if the Offered Notes are treated as an equity investment for purposes of ERISA. In that event, a Plan's investment in the Offered Notes may cause the assets of the Issuer to be deemed to be assets of an investing Plan for purposes of Sections 404 and 406 of ERISA and Section 4975 of the Code. In such event, ERISA's fiduciary standards might apply to actions involving the Issuer's assets, and any transactions involving the Issuer or its assets could be deemed to be transactions to which the restrictions of Section 406 or ERISA and the taxes and other penalties imposed under Section 4975 of the Code might apply. Under the Plan Asset Regulations, when a Plan to which the Plan Asset Regulations apply acquires an equity interest in an entity, the Plan's assets include the investment in the entity and, with certain exceptions, an undivided interest in each asset of the entity in which the investment is made. The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. While there is no clear guidance as to how the Offered Notes would be treated under the Plan Asset Regulations, the Issuer believes that the Offered Notes would be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. Fiduciaries of Plans considering acquisition of the Offered Notes should make their own determination that, as of the date of acquisition, the Offered Notes would be considered indebtedness without substantial equity features.

      However, even if the Offered Notes are treated as indebtedness for purposes of the Plan Asset Regulations, the acquisition or holding of the Offered Notes by or on behalf of a Plan could give rise to a prohibited transaction, or a violation of Similar Law, if the Issuer, the Initial Purchaser, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction were subject to one an Investor-Based Exemption. It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase the Offered Notes in reliance on any of the Investor-Based Exemptions if the Issuer, the Initial Purchaser or the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan;
(b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA or the Code, or a violation of Similar Law.

      The Indenture provides that each prospective investor in the Offered Notes shall be deemed to have represented and agreed either (i) that it is not a Plan or plan subject to Similar Law, and is not directly or indirectly acquiring the Offered Notes for, on behalf of or with any assets of any such Plan or plan subject to Similar Law, or (ii) that it is a person described in clause (i) and its acquisition and holding of the Offered Notes, or any interest therein, will not constitute or result in a non-exempt prohibited transaction under ERISA, the Code, or a violation of Similar Law, and will not subject the Issuer, the Securities Administrator, the Indenture Trustee or the Owner Trustee to any obligation in addition to those undertaken by the Issuer, the Indenture Trustee or the Owner Trustee in the Indenture.

      The sale of an Offered Note to a Plan is in no respect a representation by the Issuer, the Depositor, the Initial Purchaser, the Indenture Trustee, the Securities Administrator, the Owner Trustee or the Administrator that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan.

                                LEGAL INVESTMENT

      Generally, the Class A Notes will constitute "mortgage related securities" for the purposes of SMMEA as long as such notes are rated in one of the two highest rating categories by at least one nationally recognized rating organization. The appropriate characterization of the Offered Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Notes will constitute legal investments for them.

      No representations are made as to the proper characterization of the Offered Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes) may adversely affect the liquidity of the Offered Notes. See "Legal Investment" in the prospectus.

                                USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of the Offered Notes will be applied by the Depositor to the purchase price of the Mortgage Loans.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of the underwriting agreement dated February 28, 2003 and the terms agreement dated December 19, 2005, each between the Depositor and Merrill Lynch, as underwriter, the Offered Notes are being purchased from the Depositor by Merrill Lynch.

      In the Underwriting Agreement, the underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Notes offered hereby, if any are purchased.

      The distribution of the Offered Notes by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The underwriter may effect such transactions by selling the Offered Notes to or through dealers, and such dealers may receive from the underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Notes positioned by them, may be deemed to be underwriting discounts and commissions under the Act.

      The Depositor has agreed to indemnify the underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      All of the Mortgage Loans evidenced by the Notes have been acquired by the Depositor from the Seller which acquired them in privately negotiated transactions with the Originators.

      The Depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                 LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor and for the underwriter by Dechert LLP, New York, New York.

                                    RATINGS

      It is a condition of the issuance of the Offered Notes that they be assigned the ratings of "AAA" by each of Fitch and S&P.

      The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the anticipated yields in light of prepayments.

      The ratings of Fitch's on mortgage pass-through notes address the likelihood of the receipt by noteholders of all payments to which such noteholders are entitled. Fitch ratings opinions address the structural and legal issues associated with the Offered Notes, including the nature of the underlying Mortgage Loans. Fitch ratings on pass-through notes do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, noteholders may receive a lower than anticipated yield.

      S&P's ratings on mortgage pass-through notes address the likelihood of receipt by noteholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the notes, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the notes. S&P's ratings on mortgage pass-through notes do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

      The Depositor has not requested a rating of the Offered Notes by any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

3/1 TREASURY LOANS               means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately three years after origination and thereafter have annual interest rate and payment adjustments in substantially the same manner as One-Year CMT
                                 Loans.

3/27 LIBOR LOANS                 means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately three years after origination and thereafter have semi-annual or annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans or One-Year LIBOR Loans, respectively.

5/1 TREASURY LOANS               means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately five years after origination and thereafter have annual interest rate and payment adjustments in substantially the same manner as One-Year CMT
                                 Loans.

5/25 LIBOR LOANS                 means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately five years after origination and thereafter have semi-annual or annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans or One-Year LIBOR Loans, respectively.

7/1 TREASURY LOANS               means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately seven years after origination and thereafter have annual interest rate and payment adjustments in substantially the same manner as One-Year CMT
                                 Loans.

7/23 LIBOR LOANS                 means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately seven years after origination and thereafter have semi-annual or annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans or One-Year LIBOR Loans, respectively.

10/20 LIBOR LOANS                means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately ten years after origination and thereafter have semi-annual or annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans or One-Year LIBOR Loans, respectively.

ACCOUNTS means one or more accounts maintained by the Securities Administrator, the Master Servicer or the related Servicer pursuant to the Sale and Servicing Agreement or related Servicing Agreement, as applicable.

ACCRUAL PERIOD                   means, with respect to the Notes and a Payment
                                 Date, the calendar month preceding the month in which such Payment Date occurs.

ACCRUED NOTE INTEREST            means, with respect to any class of Notes on
                                 any Payment Date, the sum of (x) the amount of interest accrued during the related Accrual
                                 Period at the applicable Note Rate on the Note
                                 Principal Balance of such Note immediately prior to such Payment Date, less such class's share of (a) Prepayment Interest Shortfalls on the related Mortgage Loans and (b) interest shortfalls on the related Mortgage Loans resulting from the application of the Relief
                                 Act or similar state law and (y) the
                                 sum of (1) the excess of (A) Accrued Note
                                 Interest for such class with respect to prior
                                 Payment Dates over (B) the amount actually paid to such class with respect to Accrued Note
                                 Interest on such prior Payment Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable
                                 Note Rate for the related Accrual Period.

ADDITIONAL COLLATERAL LOAN       means any Mortgage Loan originated by MLCC that
                                 is (i) secured by a security interest in additional collateral (generally securities) owned by the borrower or (ii) supported by a third-party guarantee (usually a parent of the borrower), which in turn was secured by a security interest in collateral (normally securities).

ADJUSTABLE RATE MORTGAGE LOAN    means a Mortgage Loan in the Trust Fund with an
                                 adjustable interest rate.

ADJUSTMENT DATE                  means, with respect to an Adjustable Rate
                                 Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

ADVANCE means, with respect to a Servicer Remittance Date, an advance of the related Servicer's or Master Servicer's own funds, or funds in the related Protected Account or Master Servicer Collection Account, as applicable, that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which there is REO Property, such latter amount to be calculated after taking into account any rental income.

AGGREGATE SUBORDINATED
PERCENTAGE                       means, for any Payment Date, the percentage
                                 equivalent of a fraction the numerator of which is the aggregate Note Principal Balance of the Subordinated Notes immediately prior to that date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date of the month preceding the month of the Payment
                                 Date.

APPLIED REALIZED LOSS AMOUNT     means, with respect to any class of
                                 Subordinated Notes and as to any Payment Date, the sum of the Realized Losses with respect to Mortgage Loans that have been applied in reduction of the Note Principal Balance of such class.

AURORA                           means Aurora Loan Services LLC.

AVAILABLE FUNDS                  means, for any Payment Date, with respect to a
                                 Mortgage Group, the Interest Funds and
                                 Principal Funds for such Mortgage Group.

BOOK-ENTRY NOTES                 means the Offered Notes other than any
                                 Definitive Notes.

BUSINESS DAY                     means any day other than (i) a Saturday or
                                 Sunday or (ii) a day on which banking
                                 institutions in the State of California,

                                 State of Maryland, State of Minnesota or the City of New York, New York are authorized or obligated by law or executive order to be closed.

CLASS 1-A NOTES                  means the Class 1-A-1 and Class 1-A-2 Notes.

CLASS 2-A NOTES                  means the Class 2-A-1A, Class 2-A-1B, Class
                                 2-A-1C, Class 2-A-1D, Class 2-A-1E and Class
                                 2-A-2 Notes.

CLASS 3-A NOTES                  means the Class 3-A-1 and Class 3-A-2 Notes.

CLASS 4-A NOTES                  means the Class 4-A-1 and Class 4-A-2 Notes.

CLASS 5-A NOTES                  means the Class 5-A-1 and Class 5-A-2 Notes.

CLASS A NOTES                    means the Class 1-A, Class 2-A, Class 3-A,
                                 Class 4-A and Class 5-A Notes.

CLASS B NOTES                    means the Class B-1, Class B-2 and Class B-3
                                 Notes.

CLASS M NOTES                    means the Class M-1, Class M-2 and Class M-3
                                 Notes.

CLEARSTREAM LUXEMBOURG           means Clearstream Banking, S.A.

CLOSING DATE                     means on or about December 22, 2005.

CODE means the Internal Revenue Code of 1986, as amended.

COLLATERAL VALUE                 means, with respect to a Mortgage Loan the
                                 proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the applicable originator by an independent fee appraiser at the time of the origination of the related
                                 Mortgage Loan and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

COMPENSATING INTEREST            means, for any Payment Date, the amount of the
                                 Servicing Fee otherwise payable to the related
                                 Servicer for the related month, which the Servicer or the Master Servicer is obligated to deposit into the related Protected Account or the Master Servicer Collection Account, as applicable, for payment to noteholders on that Payment Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments in full received during the period from the first day of the month preceding such Payment Date through the last day of the month preceding such Payment Date with respect to Mortgage Loans serviced by that Servicer or the Master Servicer; provided that any such deposit in reduction of the Servicing
                                 Fee otherwise payable to the related Servicer or the Master Servicer with respect to that Payment Date will be limited to the related
                                 Servicing Fee for such Payment Date.

COOPERATIVE                      means Euroclear Clearance Systems S.C., a
                                 Belgian cooperative corporation.

CO-OP LOAN                       means a Mortgage Loan secured by the stock
                                 allocated to a cooperative unit in a
                                 residential cooperative housing corporation.

CPR OR CONSTANT PREPAYMENT
RATE means a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

CREDIT SCORES                    means statistical credit scores obtained by
                                 many mortgage lenders in connection with the loan application.

CUT-OFF DATE                     means December 1, 2005.

DEFECTIVE MORTGAGE LOAN          means a Mortgage Loan as to which there exists
                                 deficient documentation or as to which there has been an uncured breach of their respective representations or warranties relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Noteholders in such Mortgage Loan.

DEFINITIVE NOTE                  means a physical note representing an Offered
                                 Note.

DEPOSITOR                        means Merrill Lynch Mortgage Investors, Inc.

DESIGNATED TRANSACTION           means a transaction in which the assets
                                 underlying the notes consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

DETERMINATION DATE               means, with respect to a Payment Date, the 15th
                                 day of the month of such Payment Date (or, if not a Business Day, the immediately preceding
                                 Business Day).

DTC                              means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                       means, with respect to any Payment Date, the
                                 period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

EUROCLEAR                        means the Euroclear System.

EQUITY SECURITY                  means any of the Class 1-A-2, Class 2-A-2,
                                 Class 4-A-2, Class 5-A-2, Class M and Class B
                                 Notes and the Owner Trust Certificate.

EUROCLEAR OPERATOR               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of Belgium.

EUROPEAN DEPOSITARIES            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

EXEMPTION                        means PTE 90-29 (Exemption Application No.
                                 D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                                 granted by the U.S. Department of Labor to Merrill Lynch and its affiliates, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an underwriter as amended.

FANNIE MAE                       means the Federal National Mortgage Association
                                 or any successor.

FINANCIAL INTERMEDIARY           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

FITCH                            means Fitch Ratings or any successor.

FREDDIE MAC                      means the Federal Home Loan Mortgage
                                 Corporation.

GROUP ONE                        means the portion of the mortgage pool
                                 identified as "Group One" in this prospectus supplement.

GROUP ONE NET WAC                means, with respect to a Payment Date, the per
                                 annum rate equal to the weighted average of the Net Mortgage Rates of the Group One Mortgage
                                 Loans, as of the first day of the related
                                 Accrual Period, weighted on the basis of their Stated Principal Balances.

GROUP ONE PRINCIPAL PAYMENT
AMOUNT means, as of any Payment Date, the amount equal to the lesser of (i) the aggregate Note Principal Balance of the Class 1-A Notes and
                                 (ii) the Senior Principal Payment Amount for
                                 Group One; provided, however, that with respect to any Payment Date on which the Two Times Test is not satisfied, (A) on and after the Payment Date on which the Note Principal Balance of the Class 2-A Notes is reduced to zero, the Group Two Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 2-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (B) on and after the Payment Date on which the Note Principal Balance of the Class 3-A Notes is reduced to zero, the Group Three Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 3-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the

                                 Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (C) on and after the Payment Date on which the Note Principal Balance of the Class 4-A Notes is reduced to zero, the Group Four Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 4-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 5-A Notes, as applicable, and (D) on and after the Payment Date on which the Note Principal Balance of the Class 5-A Notes is reduced to zero, the Group Five Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 5-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 4-A Notes, as applicable; and provided further, on any Payment Date on which the Two Times Test is satisfied, the related Group Principal Payment Percentage of the Senior Principal Payment Amount for the related Group will not be applied to reduce the respective Note Principal Balances of the related Class A Notes as provided in clauses (A), (B), (C) and (D) above, but will instead be applied to the Subordinated Notes in reduction of their Note Principal Balances as set forth in the Indenture.

GROUP TWO                        means the portion of the mortgage pool
                                 identified as "Group Two" in this prospectus supplement.

GROUP TWO NET WAC                means, with respect to a Payment Date, the per
                                 annum rate equal to the weighted average of the Net Mortgage Rates of the Group Two Mortgage
                                 Loans, as of the first day of the related
                                 Accrual Period, weighted on the basis of their Stated Principal Balances.

GROUP TWO PRINCIPAL PAYMENT
AMOUNT means, as of any Payment Date, the amount equal to the lesser of (i) the aggregate Note Principal Balance of the Class 2-A Notes and
                                 (ii) the Senior Principal Payment Amount for
                                 Group Two; provided, however, that with respect to any Payment Date on which the Two Times Test is not satisfied,
                                 (A) on and after the Payment Date on which the Note Principal Balance of the Class 1-A Notes is reduced to zero, the Group One Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 1-A Notes to zero will be applied pro rata to increase the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 2-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (B) on and after the Payment Date on which the Note Principal Balance of the Class 3-A Notes is reduced to zero, the Group Three Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 3-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (C) on and after the Payment Date on which the Note Principal Balance of the Class 4-A Notes is reduced to zero, the Group Four Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 4-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 5-A Notes, as applicable, and (D) on and after the Payment Date on which the Note Principal Balance of the Class 5-A Notes is reduced to zero, the Group Five Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 5-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A

                                 Notes are outstanding), the Group Three
                                 Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 4-A Notes, as applicable; and provided further, on any Payment Date on which the Two Times Test is satisfied, the related Group Principal Payment Percentage of the Senior Principal Payment Amount for the related Group will not be applied to reduce the respective Note Principal Balances of the related Class A Notes as provided in clauses (A), (B), (C) and (D) above, but will instead be applied to the Subordinated Notes in reduction of their Note Principal Balances as set forth in the Indenture.

GROUP THREE                      means the portion of the mortgage pool
                                 identified as "Group Three" in this prospectus supplement.

GROUP THREE NET WAC              means, with respect to a Payment Date, the per
                                 annum rate equal to the weighted average of the Net Mortgage Rates of the Group Three Mortgage
                                 Loans, as of the first day of the related
                                 Accrual Period, weighted on the basis of their Stated Principal Balances.

GROUP THREE PRINCIPAL PAYMENT
AMOUNT means, as of any Payment Date, the amount equal to the lesser of (i) the aggregate Note Principal Balance of the Class 3-A Notes and
                                 (ii) the Senior Principal Payment Amount for
                                 Group Three; provided, however, that with respect to any Payment Date on which the Two Times Test is not satisfied, (A) on and after the Payment Date on which the Note Principal Balance of the Class 1-A Notes is reduced to zero, the Group One Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 1-A Notes to zero will be applied pro rata to increase the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 2-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (B) on and after the Payment Date on which the Note Principal Balance of the Class 2-A Notes is reduced to zero, the Group Two Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 2-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstand-

                                 ing) and the Group Five Principal Payment
                                 Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (C) on and after the Payment Date on which the Note Principal Balance of the Class 4-A Notes is reduced to zero, the Group Four Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 4-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 5-A Notes, as applicable, and (D) on and after the Payment Date on which the Note Principal Balance of the Class 5-A Notes is reduced to zero, the Group Five Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 5-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 4-A Notes, as applicable; and provided further, on any Payment Date on which the Two Times Test is satisfied, the related Group Principal Payment Percentage of the Senior Principal Payment Amount for the related Group will not be applied to reduce the respective Note Principal Balances of the related Class A Notes as provided in clauses (A), (B), (C) and (D) above, but will instead be applied to the Subordinated Notes in reduction of their Note Principal Balances as set forth in the Indenture.

GROUP FOUR                       means the portion of the mortgage pool
                                 identified as "Group Four" in this prospectus supplement.

GROUP FOUR NET WAC               means, with respect to a Payment Date, the per
                                 annum rate equal to the weighted average of the Net Mortgage Rates of the Group Four Mortgage
                                 Loans, as of the first day of the related
                                 Accrual Period, weighted on the basis of their Stated Principal Balances.

GROUP FOUR PRINCIPAL PAYMENT
AMOUNT means, as of any Payment Date, the amount equal to the lesser of (i) the aggregate Note Principal Balance of the Class 4-A

                                 Notes and (ii) the Senior Principal Payment
                                 Amount for Group Four; provided, however, that with respect to any Payment Date on which the Two Times Test is not satisfied, (A) on and after the Payment Date on which the Note Principal Balance of the Class 1-A Notes is reduced to zero, the Group One Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 1-A Notes to zero will be applied pro rata to increase the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 2-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (B) on and after the Payment Date on which the Note Principal Balance of the Class 2-A Notes is reduced to zero, the Group Two Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 2-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (C) on and after the Payment Date on which the Note Principal Balance of the Class 3-A Notes is reduced to zero, the Group Three Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 3-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, and
                                 (D) on and after the Payment Date on which the Note Principal Balance of the Class 5-A Notes is reduced to zero, the Group Five Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 5-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 4-A Notes, as applicable; and provided further, on any Payment Date on which the Two Times Testis satisfied, the related Group Principal Payment Percentage of the Senior Principal Payment Amount for the related Group will not be applied to reduce the respective Note Principal Balances of the related Class A Notes as provided in clauses (A), (B), (C) and
                                 (D) above, but will instead be applied to the Subordinated Notes in reduction of their Note Principal Balances as set forth in the Indenture.

GROUP FIVE                       means the portion of the mortgage pool
                                 identified as "Group Five" in this prospectus supplement.

GROUP FIVE NET WAC               means, with respect to a Payment Date, the per
                                 annum rate equal to the weighted average of the Net Mortgage Rates of the Group Five Mortgage
                                 Loans, as of the first day of the related
                                 Accrual Period, weighted on the basis of their Stated Principal Balances.

GROUP FIVE PRINCIPAL PAYMENT
AMOUNT means, as of any Payment Date, the amount equal to the lesser of (i) the aggregate Note Principal Balance of the Class 5-A Notes and
                                 (ii) the Senior Principal Payment Amount for
                                 Group Five; provided, however, that with respect to any Payment Date on which the Two Times Test is not satisfied, (A) on and after the Payment Date on which the Note Principal Balance of the Class 1-A Notes is reduced to zero, the Group One Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 1-A Notes to zero will be applied pro rata to increase the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 2-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (B) on and after the Payment Date on which the Note Principal Balance of the Class 2-A Notes is reduced to zero, the Group Two Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 2-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 3-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, (C) on and after the Payment Date on which the Note Principal Balance of the Class 3-A Notes is reduced to zero, the Group Three Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 3-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Four Principal Payment Amount (so long as any of the Class 4-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 4-A Notes or Class 5-A Notes, as applicable, and (D) on and after the Payment Date on which the Note Principal Balance of the Class 4-A Notes is reduced to zero, the Group Four Principal Payment Percentage of the Senior Principal Payment Amount in excess of the amount necessary to reduce the Note Principal Balance of the Class 4-A Notes to zero will be applied pro rata to increase the Group One Principal Payment Amount (so long as any of the Class 1-A Notes are outstanding), the Group Two Principal Payment Amount (so long as any of the Class 2-A Notes are outstanding), the Group Three Principal Payment Amount (so long as any of the Class 3-A Notes are outstanding) and the Group Five Principal Payment Amount (so long as any of the Class 5-A Notes are outstanding) in proportion to the respective Note Principal Balance of the Class 1-A Notes, Class 2-A Notes, Class 3-A Notes or Class 5-A Notes, as applicable; and provided further, on any Payment Date on which the Two Times Testis satisfied, the related Group Principal Payment Percentage of the Senior Principal Payment Amount for the related Group will not be applied to reduce the respective Note Principal Balances of the related Class A Notes as provided in clauses (A), (B), (C) and (D) above, but will instead be applied to the Subordinated Notes in reduction of their Note Principal Balances as set forth in the Indenture.

INDENTURE                        means the indenture, dated as of December 1,
                                 2005, among Merrill Lynch Mortgage Investors
                                 Trust, Series 2005-A9, as issuer, Wachovia
                                 Bank, National Association, as indenture trustee, and Wells Fargo, N.A., as securities administrator.

INDENTURE TRUSTEE                means Wachovia Bank, National Association.

INDENTURE TRUSTEE FEE            means the annual fee that will be paid to the
                                 Indenture Trustee based on a side letter agreement between the Securities Administrator and the Indenture Trustee.

INDIRECT PARTICIPANTS            means Participants and organizations which have
                                 indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

INTEREST DETERMINATION DATE      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each Accrual Period for the Offered Notes.

INTEREST FUNDS                   means, with respect to any Payment Date, the
                                 sum, without duplication, of (1) all scheduled interest due during the related Due Period that is received before the related Servicer
                                 Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Sale and Servicing Agreement during the related
                                 Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional redemption (to the extent such proceeds relate to interest) (6) with respect to any Additional Collateral
                                 Loans, all proceeds of the related additional collateral relating to interest, and (7) prepayment charges received with respect to the related Mortgage Loans, less all non-recoverable Advances relating to interest and certain expenses reimbursed to the Master
                                 Servicer, the Securities Administrator, the
                                 Indenture Trustee and the Servicers.

INTEREST-ONLY MORTGAGE LOAN      means a Mortgage Loan that provides for monthly
                                 payments of interest at the Mortgage Rate, but no payments of principal for the first three to ten years after its origination.

INVESTOR-BASED EXEMPTIONS        means, but is not limited to, PTE 90-1, which
                                 exempts certain transactions involving
                                 insurance company pooled separate accounts; PTE
                                 95-60, which exempts certain transactions involving insurance company general accounts;
                                 PTE 91-38, which exempts certain transactions involving bank collective investment funds; PTE
                                 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; or PTE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers.

IRS                              means the Internal Revenue Service.

LAST SCHEDULED PAYMENT DATE      means, for each class of Offered Notes, the
                                 latest maturity date for any Mortgage Loan plus one month.

LIBOR BUSINESS DAY               means a day on which banks are open for dealing
                                 in foreign currency and exchange in London and New York City.

LIQUIDATED MORTGAGE LOAN         means any defaulted mortgage loan as to which
                                 the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS             means amounts received by the related Servicer
                                 in connection with the liquidation of a
                                 defaulted mortgage loan whether through a trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and any Subsequent Recoveries.

LOAN-TO-VALUE RATIO OR LTV       means, for any Mortgage Loan, (1) the original
                                 principal balance of such Mortgage Loan divided by (2) the Collateral Value of the related mortgaged property.

MASTER SERVICER                  Wells Fargo Bank, N.A.

MASTER SERVICER COLLECTION
ACCOUNT means the account established by the Master Servicer and maintained in the name of the Indenture Trustee, for the benefit of the noteholders, into which the Master Servicer is required to deposit or cause to be deposited certain amounts received from the Servicers and advances as described in the Sale and Servicing Agreement.

MAXIMUM MORTGAGE RATE            means the rate which the Mortgage Rate on the
                                 related Adjustable Rate Mortgage Loan will never exceed.

MERRILL LYNCH                    means Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

MINIMUM MORTGAGE RATE            means the rate which the Mortgage Rate on the
                                 related Adjustable Rate Mortgage Loan will never be less than.

MLCC                             means Merrill Lynch Credit Corporation.

MODELING ASSUMPTIONS             means the following assumptions:

                                 the assumed Mortgage Loans prepay at the indicated percentage of CPR;

                                 payments on the Notes are received, in cash, on the 25th day of each month, commencing in January 2006, in accordance with the payment priorities defined in this prospectus supplement;

                                 no defaults or delinquencies in, or
                                 modifications, waivers or amendments
                                 respecting, the payment by the mortgagors of principal and interest on the assumed Mortgage Loans occur;

                                 Scheduled Payments are assumed to be received on the related Due Date commencing on January 1, 2006, and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing on December 30, 2005, and include 30 days' interest thereon;

                                 the level of Six-Month LIBOR remains constant at 4.6513%, the level of One-Year LIBOR remains constant at 4.8681% and the level of One-Year CMT remains constant at 4.350%;

                                 the Closing Date for the Notes is December 22, 2005;

                                 the Mortgage Rate for each assumed Mortgage
                                 Loan is adjusted on its next Mortgage Rate
                                 Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and

                                 the Notes are not redeemed on the Termination Date and the majority owner of the Owner Trust Certificate fails to exercises its option to terminate the Trust Fund as described in this prospectus supplement under "The Sale and Servicing Agreement--Optional Redemption".

MOODY'S means Moody's Investors Service, Inc. or any successor.

MORTGAGE means the original instrument creating a first lien on the related mortgaged property.

MORTGAGE GROUP                   means any of Group One, Group Two, Group Three,
                                 Group Four or Group Five.

MORTGAGE INDEX                   means the Six-Month LIBOR, One-Year LIBOR or
                                 One-Year CMT Index.

MORTGAGE LOANS                   means the Mortgage Loans included in the Trust
                                 Fund as of the Closing Date.

MORTGAGE LOAN SCHEDULE           means the schedule of Mortgage Loans appearing
                                 as an exhibit to the Sale and Servicing
                                 Agreement from time to time.

MORTGAGE RATE                    means the per annum interest rate borne by a
                                 Mortgage Loan.

NET LIQUIDATION PROCEEDS         means Liquidation Proceeds net of unreimbursed
                                 advances by the related Servicer, Monthly
                                 Advances, expenses incurred by the related
                                 Servicer in connection with the liquidation of such Mortgage Loan and the related mortgaged property, and any other amounts payable to the related Servicer under the applicable Servicing
                                 Agreement.

NET MORTGAGE RATE                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less the Servicing Fee Rate.

NET WAC means, with respect to any Payment Date, a per annum rate equal to 12 times the quotient obtained by dividing (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Payment Date.

NOTE                             means any of the Class A, Class M or Class B
                                 Note.

NOTE GROUP                       means any of the Class 1-A Notes, Class 2-A
                                 Notes, Class 3-A Notes, Class 4-A Notes or
                                 Class 5-A Notes.

NOTE OWNERS                      means persons acquiring beneficial ownership
                                 interests in the Offered Notes.

NOTE PRINCIPAL BALANCE           means, with respect to any class of Note and as
                                 of any Payment Date, the outstanding principal balance of such class on the date of the initial issuance of the Notes as reduced, but not below zero, by (i) all amounts distributed on previous Payment Dates on such class on account of principal; and (ii) such class's share of any Applied Realized Loss Amounts for previous Payment Dates. Notwithstanding the foregoing, on any Payment Date relating to a Due Period in which a Subsequent
                                 Recovery has been received by the related
                                 Servicer, the Note Principal Balance of any class of Notes then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (I) the Unpaid
                                 Realized Loss Amount for such class of notes and (II) the total of any Subsequent Recovery distributed on such date to the noteholders
                                 (reduced by the amount of the increase in the Note Principal Balance of any more senior class of Notes pursuant to this sentence on such Payment Date).

NOTE RATE                        means, with respect to the Class 1-A Notes, the
                                 Group One Net WAC; with respect to the Class
                                 2-A Notes, the Group Two Net WAC; with respect to the Class 3-A Notes, the Group Three Net
                                 WAC; with respect to the Class 4-A Notes, the Group Four Net WAC; with respect to the Class
                                 5-A Notes, the Group Five Net WAC; and with respect to the Subordinated Notes, the Net WAC.

OFFERED NOTES                    means the Class 1-A-1, Class 2-A-1A, Class
                                 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class
                                 2-A-1E, Class 3-A-1, Class 3-A-2, Class 4-A-1 and Class 5-A-1 Notes.

ONE-MONTH LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

ONE-YEAR CMT                     means a per annum rate equal to the weekly
                                 average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve
                                 Board in statistical release H.15(519).

ONE-YEAR CMT LOANS               means Mortgage Loans having a Mortgage Rate
                                 which is generally subject to an annual
                                 adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the Mortgage Index and (2) the Gross Margin.

ONE-YEAR LIBOR                   means the London interbank offered rate for
                                 one-year United States dollar deposits.

ONE-YEAR LIBOR LOANS             means Adjustable Rate Mortgage Loans having a
                                 Mortgage Rate which is generally subject to annual adjustments on the first day of the month specified in the related mortgage rate to equal the sum, rounded to the nearest 0.125% of
                                 (1) the Mortgage Index and (2) the Gross
                                 Margin.

ORIGINAL SUBORDINATED NOTE
PRINCIPAL
BALANCE means the aggregate Note Principal Balance of the Subordinated Notes as of the Closing Date.

ORIGINAL LOAN-TO-VALUE RATIO     means, for any Mortgage Loan, (1) the principal
                                 balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral
                                 Value of the related mortgaged property.

ORIGINATOR                       means any of MLCC, Lehman Brothers Bank, FSB,
                                 Wells Fargo or other originators of any
                                 Mortgage Loan.

OWNER TRUST CERTIFICATE          means the Merrill Lynch Mortgage Investors
                                 Trust Series 2005-A9, Owner Trust Certificates, issued pursuant to the

                                 Trust Agreement and representing the beneficial ownership interest in the Trust Fund.

OWNER TRUSTEE                    means Wilmington Trust Company.

PARTICIPANTS                     means participating organizations that utilize
                                 the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PAYMENT ACCOUNT                  means the one or more accounts established by
                                 the Securities Administrator, for the benefit of the noteholders, into which the Securities
                                 Administrator is required to deposit or cause to be deposited certain payments received from the Servicers or the Master Servicer as described herein.

PAYMENT DATE                     means the 25th day of each month beginning in
                                 January 2006, or if such day is not a Business
                                 Day, the first Business Day thereafter.

PERCENTAGE INTEREST              means, with respect to any Note, the percentage
                                 derived by dividing the denomination of such Note by the aggregate denominations of all Notes of the applicable class.

PERIODIC RATE CAP                means the maximum amount by which the Mortgage
                                 Rate on any Adjustable Rate Mortgage Loan may increase or decrease on an Adjustment Date.

PHH                              means PHH Mortgage Corporation.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA or a plan subject to Section 4975 of the Code.

PLAN ASSET REGULATIONS           means 29 C.F.R. Section 2510.3-101, issued by
                                 the United States Department of Labor.

PREPAYMENT INTEREST SHORTFALL    means a shortfall in interest payments as a
                                 result of Principal Prepayments to noteholders in excess of Compensating Interest.

PREPAYMENT PERIOD                means, with respect to any Payment Date, the
                                 calendar month preceding the month in which such Payment Date occurs.

PRINCIPAL PAYMENT AMOUNT         means, with respect to each Payment Date, the
                                 Principal Funds for such Payment Date.

PRINCIPAL FUNDS                  means, with respect to any Payment Date, the
                                 sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance
                                 Date or advanced on or before the related
                                 Servicer Remittance Date, (2) prepayments of principal collected in the related Prepayment
                                 Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Seller during the related
                                 Prepayment Period or, in the case of a purchase in connection with an optional redemption, on the Business Day prior to such Payment Date,
                                 (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement
                                 Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Depositor or the Seller in connection with a substitution of a

                                 Mortgage Loan, (5) with respect to any
                                 Additional Collateral Loans, all proceeds of the related additional collateral to the extent such proceeds relate to principal, (6) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds related to principal), (7) all Subsequent Recoveries received during the related Due Period and (8) all other collections and recoveries in respect of principal during the related Prepayment Period less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period and certain expenses reimbursable to the Indenture Trustee, the Securities Administrator, the Master Servicer and the Servicers.

PRINCIPAL PREPAYMENT             means any mortgagor payment of principal or
                                 other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the mortgage note.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

RATING AGENCY                    means either of Fitch or S&P.

REALIZED LOSS                    means the excess of the Stated Principal
                                 Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

RECORD DATE                      means, for a Payment Date, the last Business
                                 Day of the month preceding the month of such Payment Date.

REFERENCE BANKS                  means leading banks selected by the Securities
                                 Administrator (after consultation with the
                                 Depositor) and engaged in transactions in Eurodollar deposits in the international
                                 Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO
                                 Page on the Interest Determination Date in question, (3) which have been designated as such by the Depositor and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, any Servicer, the Seller or any successor servicer.

RELEVANT DEPOSITARY              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, as depositary for Euroclear,
                                 individually.

RELIEF ACT                       means the Servicemembers Civil Relief Act, as
                                 amended.

REO PROPERTY                     means mortgaged property which has been
                                 acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

REPURCHASE PRICE                 means, with respect to any Mortgage Loan
                                 required to be repurchased, an amount equal to the sum of (1)100% of the Stated Principal
                                 Balance of such Mortgage Loan plus accrued but unpaid interest on the Stated Principal Balance at the related

                                 Mortgage Rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the related Servicer of the mortgage loan and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

RESTRICTED GROUP                 means the underwriter, the Indenture Trustee,
                                 the Master Servicer, the Servicers, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent
                                 (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties.

REUTERS SCREEN LIBO PAGE         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying
                                 London interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or any successor.

SALE AND SERVICING AGREEMENT     means the Sale and Servicing Agreement, dated
                                 as of December 1, 2005, among the Depositor, the Seller, the Master Servicer, the Securities
                                 Administrator and the Indenture Trustee.

SCHEDULED PAYMENTS               means scheduled monthly payments made by
                                 mortgagors on the Mortgage Loans.

SECURITIES ADMINISTRATOR         means Wells Fargo Bank, N.A.

SELLER                           means Taberna Realty Holdings Trust.

SENIOR PERCENTAGE                means, with respect to each Mortgage Group and
                                 as of any Payment Date, the percentage
                                 equivalent of a fraction the numerator of which is the aggregate Note Balance of the class or classes of Class A Notes of the related Note
                                 Group immediately prior to such Payment Date and the denominator of which is the aggregate
                                 Stated Principal Balance of all Mortgage Loans in such Mortgage Group.

SENIOR PREPAYMENT PERCENTAGE     means, with respect to each Mortgage Group and
                                 as of any Payment Date, as follows: (i) for any Payment Date occurring before January 2013,
                                 100%; (ii) for any Payment Date occurring in or after January 2013 but before December 2013, the related Senior Percentage for that Payment
                                 Date plus 70% of the related Subordinated
                                 Percentage for that Payment Date; (iii) for any Payment Date occurring in or after January 2014 but before December 2014, the related Senior
                                 Percentage for that Payment Date plus 60% of the related Subordinated Percentage for that Payment Date; (iv) for any Payment Date occurring in or after January 2015 but before December 2015, the related Senior Percentage for that Payment Date plus 40% of the related
                                 Subordinated Percentage for that Payment Date;
                                 (v) for any Payment Date occurring in or after January 2016 but before December 2016, the related Senior Percentage for that Payment

                                 Date plus 20% of the related Subordinated
                                 Percentage for that Payment Date; and (vi) for any Payment Date occurring in January 2017 or thereafter, 0%; provided, however, that no scheduled reduction in the Senior Prepayment Percentage with respect to any Note Group will occur on any Payment Date unless the Step-Down Test is satisfied as of the last day of the month preceding such Payment Date.

                                 Notwithstanding the preceding paragraph, (i) if on any Payment Date on or prior to the Payment Date in January 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Group will equal the related Senior Percentage plus 50% of the related Subordinated Percentage and (ii) if on any Payment Date after the Payment Date in January 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Group will equal the related Senior Percentage. However, if on any Payment Date occurring on or after the Payment Date in January 2013, the Senior Percentage exceeds the Senior Percentage on the Closing Date for a Mortgage Group, the Senior Prepayment Percentage for the related Mortgage Group for that Payment Date will once again equal 100%.

SENIOR PRINCIPAL PAYMENT
AMOUNT means, with respect to each Mortgage Group and as of any Payment Date, the sum of (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Group due during the related Due Period; (2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial Principal Prepayment made by a borrower on a Mortgage Loan in the related Mortgage Group during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loan received during the related Prepayment Period; and (iii) the principal portion of the Repurchase Price of each Mortgage Loan purchased by the Seller or any other person pursuant to the Sale and Servicing Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Group with respect to the related Prepayment Period; (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Group that was fully liquidated during the related Prepayment Period, the lesser of (a) the product of (i) the Senior Percentage for that date and (ii) the remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation and (b) the product of (i) the Senior Prepayment

                                 Percentage for that date and (ii) the Net
                                 Liquidation Proceeds allocable to principal and any Subsequent Recoveries allowable to principal; and (4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to such Note Group from prior Payment Dates.

SENIOR TERMINATION DATE          means for a Note Group, the date on which the
                                 aggregate Note Principal Balance of the Class A
                                 Notes related to a Mortgage Group is reduced to zero.

SERVICER                         means PHH, Wells Fargo, Aurora or Countrywide
                                 Home Loans Servicing LP.

SERVICER REMITTANCE DATE         means the 18th day of each month, commencing on
                                 the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such 18th day is not a Business
                                 Day, the first Business Day immediately
                                 following such 18th day.

SERVICING AGREEMENT              means any of the Flow Servicing Agreement,
                                 dated as of September 30, 2005, by and among Aurora, the Seller and Lehman Capital, a
                                 Division of Lehman Brothers Holdings Inc., the
                                 Flow Seller's Warranties and Servicing
                                 Agreement, dated as of June 1, 2004, by and between Lehman Brothers Bank, FSB and
                                 Countrywide Home Loans, Inc., the Mortgage Loan
                                 Flow Purchase, Sale and Servicing Agreement dated as of March 27, 2001 between Merrill
                                 Lynch Mortgage Capital, Inc., PHH Mortgage
                                 Corporation (formerly known as Cendant Mortgage
                                 Corporation) and Bishop's Gate Residential
                                 Mortgage Trust or the Seller's Warranties and
                                 Servicing Agreement, dated as of October 1,
                                 2005, by and between Merrill Lynch Mortgage
                                 Lending, Inc and Wells Fargo.

SERVICING FEE                    means a monthly fee paid to each Servicer from
                                 interest collected with respect to each
                                 Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated
                                 Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan serviced by such entity as of the Due Date in the month preceding the month in which such Payment Date occurs. As additional servicing compensation, each Servicer is entitled to retain all assumption fees, late payment charges, prepayment penalties and other fees and charges to the extent collected from mortgagors, together with any interest or other income earned on funds held in the protected account and any servicing accounts.

SERVICING FEE RATE               0.250% per annum.

SIMILAR LAW                      means any provisions under any federal, state,
                                 local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

SIX-MONTH LIBOR                  means the London interbank offered rate for
                                 six-month United States dollar deposits.

SIX-MONTH LIBOR LOANS            means Adjustable Rate Mortgage Loans having a
                                 Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest
                                 0.125%, of (1) the Mortgage Index and (2) the
                                 Gross Margin.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

STATED PRINCIPAL BALANCE         means, with respect to a Mortgage Loan and any
                                 Payment Date, the amount equal to the
                                 outstanding principal balance as of the Cut-off
                                 Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Payment Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such
                                 Payment Date; provided that the Stated
                                 Principal Balance of any Liquidated Mortgage
                                 Loan is zero.

STEP-DOWN TEST                   means a test that will be satisfied if either
                                 of the following conditions are met: (A)(i) (a) the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more
                                 (including for this purpose any such Mortgage
                                 Loans in bankruptcy or foreclosure and Mortgage
                                 Loans as to which the related mortgaged
                                 property has been acquired by the Trust Fund), averaged over the preceding six-month period, as a percentage of the aggregate Note Principal
                                 Balance of the Subordinated Notes on such Payment Date (without giving effect to any payments on such Payment Date), does not exceed
                                 50% or (b) the aggregate Stated Principal
                                 Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and Mortgage Loans as to which the related mortgaged property has been acquired by the Trust Fund) averaged over the last six months, as a percentage of the aggregate Stated
                                 Principal Balance of all Mortgage Loans
                                 averaged over the last six months, does not exceed 2% and (ii) cumulative Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year
                                 (or any year thereafter) after the Closing
                                 Date, are less than 30%, 35%, 40%, 45% or 50%,
                                 respectively, of the sum of the initial Note
                                 Principal Balance of the Subordinated Notes, or
                                 (B)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more
                                 (including for this purpose any such Mortgage
                                 Loans in bankruptcy or foreclosure and Mortgage
                                 Loans as to which the related mortgaged
                                 property has been acquired by the Trust Fund), averaged over the preceding six-month period, as a percentage of the aggregate Note Principal
                                 Balance on such Payment Date (without giving effect to any payments on such Payment Date) of the Subordinated Notes, does not exceed 4% and
                                 (ii) Realized Losses on the Mortgage Loans to date for such Payment Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year
                                 (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Note
                                 Principal Balance of the Subordinated Notes.

SUBORDINATED NOTES               means the Class M and Class B Notes.

SUBORDINATED CLASS PERCENTAGE    means, for each class of Subordinated Notes for
                                 each Payment Date, a percentage obtained by dividing the Note Principal Balance of such class immediately prior to such Payment Date by the aggregate Note Principal Balance of all classes of Subordinated Notes immediately prior to such date.

SUBORDINATED PERCENTAGE          means, with respect to each Mortgage Group and
                                 any Payment Date, the difference between 100% and the related Senior Percentage for such Mortgage Group on such Payment Date.

SUBORDINATED PREPAYMENT
PERCENTAGE                       means, for any Payment Date, the difference
                                 between 100% and the related Senior Prepayment
                                 Percentage for such Payment Date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect a Mortgage Group, the Subordinated
                                 Prepayment Percentage will represent the entire interest of the Subordinated Notes in the Mortgage Loans and will be equal to the difference between 100% and the Senior
                                 Prepayment Percentage related to the Mortgage
                                 Loans in the aggregate for such Payment Date.

SUBORDINATED PRINCIPAL PAYMENT
AMOUNT means the sum of (1) the product of (a) the related Subordinated Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period, plus (2) the product of (a) the related Subordinated Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial Principal Prepayment made by a borrower on a Mortgage Loan in the related Mortgage Group during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds, representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Group that was purchased by the Seller or any other person pursuant to the Sale and Servicing Agreement due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Payment Date, plus (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Payment Amount, and plus (4) any amounts described in clauses (1) through (3) for any previous Payment Date that remain unpaid.

SUBSEQUENT RECOVERY              means any amount (net of amounts to be
                                 reimbursed to the Servicer related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a liquidated Mortgage Loan.

TERMINATION DATE                 means the first Payment Date on which the
                                 aggregate Stated Principal Balance of the Mortgage Loans and REO Properties is less than or equal to 10% of the aggregate Stated
                                 Principal Balance of the Mortgage Loans as of the Cut-off Date.

TERMS AND CONDITIONS             means the Terms and Conditions Governing Use of
                                 Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law.

TRUST AGREEMENT                  means the Trust Agreement, dated as of December
                                 22, 2005, among Wilmington Trust Company, as owner trustee, Merrill Lynch Mortgage
                                 Investors, Inc., as depositor, and Wells Fargo, as securities administrator, certificate registrar and certificate paying agent.

TRUST FUND                       means the trust fund created by the Trust
                                 Agreement.

TWO TIMES TEST                   means a test that will be satisfied on any
                                 Payment Date if all the following conditions are met: (i) the Aggregate Subordinated
                                 Percentage is at least two times the Aggregate
                                 Subordinated Percentage as of the Closing Date;
                                 (ii) the condition described in the first clause of the definition of "Step-Down Test" is satisfied; and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Note Principal
                                 Balance of the Subordinated Notes as of the Closing Date.

UNPAID REALIZED LOSS AMOUNT      means, with respect to any class of the
                                 Subordinated Notes and as to any Payment Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of
                                 (x) all payments in reduction of the Unpaid
                                 Realized Loss Amounts on all previous Payment
                                 Dates and (y) all increases in the Note
                                 Principal Balance of such class pursuant to the last sentence of the definition of "Note
                                 Principal Balance." Any amounts distributed to a class of Subordinated Notes in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Note Principal Balance of such class.

WELLS FARGO                      means Wells Fargo Bank, N.A.

                                    ANNEX 1

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset-Backed Notes, Series 2005-A9 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through note issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through note issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.

      Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through note issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the

Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      a. borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      b. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      c. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the

Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      The term "U.S. Person" means

      a. a citizen or resident of the United States,

      b. a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      c. an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

      d. a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is August 26, 2005.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

                                   PROSPECTUS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     8
     Mortgage Loan Information in
       Prospectus Supplements.......     8
     MBS............................    10
     Government Securities..........    12
     Pre-Funding Account............    12
     Accounts.......................    12
     Credit Support.................    12
     Cash Flow Agreements...........    13
Use of Proceeds.....................    13
Yield Considerations................    13
     General........................    13
     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting
       Weighted Average Life........    16
The Depositor.......................    17
Description of the Securities.......    18
     General........................    18
     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of
       Delinquencies................    25
     Reports to Securityholders.....    26
     Termination....................    28
     Book-Entry Registration and
       Definitive Securities........    28
Recombinable Securities.............    31
     General........................    31
     Exchanges......................    32
     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default
       under the Agreement..........    51
     Amendment......................    52
     The Trustee....................    52
     Duties of the Trustee..........    52
     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the
       Indenture....................    54
Description of Credit Support.......    56
     General........................    56
     Subordinate Securities.........    57
     Cross-Support Provisions.......    57
     Insurance or Guarantees........    57

     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage
       Instruments..................    59
     Interest in Real Property......    59
     Cooperative Loans..............    59
     Foreclosure....................    60
     Junior Mortgages...............    64
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    64
     Environmental Legislation......    65
     Due-on-Sale Clauses............    66
     Subordinate Financing..........    66
     Applicability of Usury Laws....    66
     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax
  Consequences......................    71
     General........................    72
     Grantor Trust Funds............    72
     New Withholding Regulations....    80
     REMICs.........................    80
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable
  Securities........................   111
     General........................   111
     Tax Status.....................   112
     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's
       Exemption for Certificates...   115
     Review by Plan Fiduciaries.....   120
Legal Investment....................   121
Plan of Distribution................   123
Legal Matters.......................   124
Financial Information...............   124
Incorporation of Certain Information
  by Reference......................   124
Ratings.............................   125
Index of Defined Terms..............   126

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

      (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i) have individual principal balances at origination of not less than $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii) the original and remaining term to stated maturity of the MBS, if applicable,

      (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

      (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

      (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i) a security exempted from the registration requirements of the Securities Act,

      (ii) a security that has been previously registered under the Securities Act or

      (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                    Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      - The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      - The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      - Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------
RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%

---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------
RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%

---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%

---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

      Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

      (i)    cash or cash equivalents,

      (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      (v) contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

      Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

      (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a) fixed rate with respect to the principal amount of the regular interest or

            (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45

Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7

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                           $859,857,000 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                MORTGAGE LOAN ASSET-BACKED NOTES, SERIES 2005-A9

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                             ----------------------
                             PROSPECTUS SUPPLEMENT
                             ----------------------

                              MERRILL LYNCH & CO.

      You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these notes in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these notes will deliver a prospectus supplement and prospectus for 90 days following the date of this prospectus supplement.

                               DECEMBER 20, 2005

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